FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-228697-04

March 10, 2020

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$857,656,810

(Approximate Initial Mortgage Pool Balance)

$[_______]

(Approximate Offered Certificate Balance)

CF 2020-CF4

CCRE Commercial Mortgage Securities, L.P.

Depositor

Cantor Commercial Real Estate Lending, L.P.

KeyBank National Association

Societe Generale Financial Corporation

Starwood Mortgage Capital LLC

German American Capital Corporation

Sponsors and Mortgage Loan Sellers

Cantor Fitzgerald & Co.	KeyBanc Capital Markets	Société Générale	Deutsche Bank Securities

Joint Bookrunning Managers and Co-Lead Managers
CastleOak Securities, L.P.			Drexel Hamilton

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com.

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-228697) (the “Preliminary Prospectus”) anticipated to be dated March [__] 2020. The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, CastleOak Securities, L.P. and Drexel Hamilton, LLC. This Term Sheet is subject to change.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the Mortgage Loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, CastleOak Securities, L.P. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

CF 2020-CF4 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
Cantor Commercial Real Estate Lending, L.P(1)	12	13	$216,103,686	25.2%
KeyBank National Association	18	29	189,465,000	22.1
Societe Generale Financial Corporation	8	11	176,500,624	20.6
Starwood Mortgage Capital LLC	9	16	150,500,000	17.5
German American Capital Corporation	3	3	85,087,500	9.9
Cantor Commercial Real Estate Lending, L.P and KeyBank National Association	1	27	40,000,000	4.7
Total:	51	99	$857,656,810	100.0%

(1)	One of the mortgage loans being sold into the CF 2020-CF4 Mortgage Trust by CCRE have been or will be purchased by CCRE or an affiliate prior to the closing date for this securitization transaction from Deutsche Bank AG, acting through its New York Branch (“DBNY”) or its affiliate. One of the mortgage loans was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., BMO Harris Bank N.A., and Goldman Sachs Bank USA. One of the mortgage loans was originated by Citi Real Estate Funding Inc. and Barclays Capital Real Estate Inc.

Mortgage Pool Characteristics:
Initial Outstanding Pool Balance(1):	$857,656,810
Number of Mortgage Loans:	51
Number of Mortgaged Properties:	99
Average Mortgage Loan Cut-off Date Balance:	$16,816,800
Average Mortgaged Property Cut-off Date Balance:	$8,663,200
Weighted Average Mortgage Rate:	3.6546%
Weighted Average Mortgage Loan Original Term to Maturity or ARD (months):	113
Weighted Average Mortgage Loan Remaining Term to Maturity or ARD (months):	112
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgage Loans Secured by Properties Leased to a Single Tenant:	3.9%
Credit Statistics(2):
Weighted Average Mortgage Loan U/W NCF DSCR:	2.84x
Weighted Average Mortgage Loan Cut-off Date LTV(3):	54.8%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3):	51.3%
Weighted Average U/W NOI Debt Yield(3):	11.6%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity or ARD:	17.3%
% Mortgage Loans with Interest Only through Maturity or ARD:	67.9%
% Mortgage Loans with Interest Only followed by Amortization through Maturity or ARD:	14.8%
Weighted Average Remaining Amortization Term (months)(4):	362
Property Type Composition:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	71.6%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(5):	82.7%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	40.9%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(6):	54.3%
% Mortgage Loans with Upfront Engineering Reserves:	45.8%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	44.7%
% Mortgage Loans with In Place Hard Lockboxes:	33.5%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.00x:	75.4%
% Mortgage Loans with Defeasance Only after a Lockout Period and Prior to an Open Period:	71.3%
% Mortgage Loans with Prepayment Only with a Yield Maintenance Charge after a Lockout Period and Prior to an Open Period:	24.0%
% Mortgage Loans with Prepayment Only with a Yield Maintenance Charge Prior to an Open Period:	4.7%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	The LTV, DSCR and Debt Yield calculations include any related Pari Passu Companion Loan(s) and exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s) unless otherwise specified.

(3)	Unless otherwise indicated in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus, the related Cut-off Date LTV Ratio or Maturity Date or ARD LTV Ratio, as applicable, has been calculated using the “as-is” appraised value. However, with respect to three (3) mortgage loans (14.0%), the related Cut-off Date LTV and/or Maturity Date or ARD LTV have been calculated using “as-portfolio” value. With respect to one (1) mortgage loan (4.7%), the related Cut-off Date LTV and/or Maturity Date or ARD LTV have been calculated using “as is value inclusive of development rights” value. With respect to one (1) mortgage loan (4.7%), the related Cut-off Date LTV and/or Maturity Date or ARD LTV have been calculated using “hypothetical as is” value. With respect to one (1) mortgage loan (1.8%), the related Cut-off Date LTV and/or Maturity Date or ARD LTV have been calculated using “as complete” value. With respect to one (1) mortgage loan (1.4%), the related Cut-off Date LTV, Maturity Date or ARD LTV and U/W NOI Debt Yield has been calculated net of a related earnout or holdback reserve.

(4)	Excludes mortgage loans which are interest only for the full loan term.

(5)	Includes FF&E Reserves.

(6)	Represents the percent of the allocated initial outstanding principal balance of retail, office, industrial and mixed use properties only.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, TX	Collateral Asset Summary – Loan No. 1 Texas Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,300,000 64.8% 1.43x 8.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, TX	Collateral Asset Summary – Loan No. 1 Texas Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,300,000 64.8% 1.43x 8.8%

Texas Multifamily Portfolio
1 Laguna Azul Apartments Baytown, TX
2 Pebble Walk Apartments Houston, TX
3 Ravenwood Apartments Houston, TX
4 The Presidio Apartments Houston, TX
HOUSTON
Spring
Humble
Atascocita
Dyersdale
North Houston
Aldine
East Houston
Barrett
Highlands
Channelview
Cloverleaf
Baytown
Northside
Houston Heights
River Oaks
Uptown
Montrose
Downtown
Midtown
Bellaire
Jacinto City
Galena Park
HARRIS COUNTY
Pasadena
Deer Park
La Porte
South Houston
Taylor Lake Village
Seabrook
Kemah
Galveston Bay
Brookside Village
Pearland
FORT BEND COUNTY
Fresno
Sienna Plantation
BRAZORIA COUNTY
Manvel
Friendswood
Nassau Bay
League City
Bacliff
GALVESTON COUNTY
Dickinson
Alvin
Texas City
George Bush Intercontinental Airport
William P. Hobby Airport
Ellington Airport
La Porte Municipal Airport
Houston SW Airport
Lone Star College - North Harris
Deerbrook Mall
Village Green Shopping Ctr.
North Oaks Shopping Ctr.
Greenspoint Mall
Northline Mall
Northwest Mall
Houston Galleria
Rice Univ.
Texas Medical District
NRG Stadium
NRG Arena
University of Houston
Houston Baptist University
Minute Maid Park
Pasadena Town Square
Texas Chiropractic College
San Jacinto Coll. Central
Almeda Mall
Univ. of Houston-Clear Lake
NASA/Johnson Space Ctr.
Baybrook Mall
Kemah Boardwalk
San Jacinto Mall
San Jacinto State Park
Burnet Bay
Clear Lake
Sam Houston Tollway
Hardy Toll Road
North Frwy
Eastex Frwy
Northwest Frwy
North Loop
Katy Frwy
West Loop
South Loop
East Loop
Gulf Frwy
East Frwy
Crosby Frwy
Pasadena Frwy
Beaumont Hwy
South Frwy
Fort Bend Pkwy
METRORail
Little York Rd
Rankin Rd
Winfield Rd
Mt. Houston Rd
Homestead Rd
N. Wayside Dr
Mesa Dr
Airline Dr
Cullen Blvd
Mykawa Rd
Main St
Red Bluff Rd
Galveston Rd
Garth Rd
Main St
COLO.
KANSAS
Wichita
Springfield
MO
Stillwater
TULSA
Santa Fe
Amarillo
OKLAHOMA CITY
ALBUQUERQUE
Norman
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
FT. WORTH
DALLAS
Shreveport
Las Cruces
EL PASO
CIUDAD JUAREZ
Abilene
Midland
Odessa
TEXAS
Tyler
Waco
San Angelo
Killeen
AUSTIN
Bryan College Station
Beaumont
Baytown
SAN ANTONIO
HOUSTON
Galveston
CHIHUAHUA
Eagle Pass
Victoria
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
Edinburg
MONTERREY
McAllen
Brownsville

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, TX	Collateral Asset Summary – Loan No. 1 Texas Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,300,000 64.8% 1.43x 8.8%

Mortgage Loan Information
Loan Seller:	SMC
Loan Purpose:	Refinance
Borrower Sponsor:	Gary W. Gates, Jr.
Borrowers:	APTRW, LLC; APTLA, LLC;
APTPW, LLC; APTTP, LLC
Original Balance:	$53,300,000
Cut-off Date Balance:	$53,300,000
% by Initial UPB:	6.2%
Interest Rate:	4.0300%
Payment Date:	6th of each month
First Payment Date:	April 6, 2020
Maturity Date:	March 6, 2030
Amortization:	Amortizing Balloon
Additional Debt:	None
Call Protection:	LO(24);YM1(92);O(4)
Lockbox / Cash Management:	Springing Soft / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$351,713	$117,238
Insurance:	$69,172	$18,339
Replacement:	$0	$25,900
Deferred Maintenance:	$1,123,550	$0

Financial Information
Cut-off Date Balance / Unit:	$51,448
Balloon Balance / Unit:	$40,913
Cut-off Date LTV(2):	64.8%
Balloon LTV(2):	51.5%
Underwritten NOI DSCR:	1.54x
Underwritten NCF DSCR:	1.43x
Underwritten NOI Debt Yield:	8.8%
Underwritten NCF Debt Yield:	8.2%

Property Information
Single Asset / Portfolio:	Portfolio of 4 properties
Property Type:	Multifamily - Garden
Collateral:	Fee Simple
Location:	Various, TX
Year Built / Renovated:	Various / Various
Total Units:	1,036
Property Management:	Gatesco, Inc.
Underwritten NOI:	$4,705,572
Underwritten NCF:	$4,394,772
Appraised Value(2):	$82,250,000
Appraisal Date:	February 14, 2020

Historical NOI
Most Recent NOI:	$4,779,398 (December 31, 2019)
2018 NOI(3):	$3,172,745 (December 31, 2018)
2017 NOI(3):	$2,616,958 (December 31, 2017)
2016 NOI(3):	$2,253,997 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	91.5% (January 31, 2020)
2018 Occupancy:	91.6% (December 31, 2018
2017 Occupancy(4):	87.6% (December 31, 2017)
2016 Occupancy(4):	91.2% (December 31, 2016)

(1)	See “Initial Reserves and Ongoing Reserves” below.

(2)	The “as-is portfolio” Appraised Value of $82.25 million for the Texas Multifamily Portfolio Properties (as defined below) as a whole reflects a 3.0% premium to the aggregate appraised value of the individual properties. The aggregate “as-is” appraised value for the individual properties as of February 14, 2020 is $79.8 million, which results in a Cut-off Date LTV of 66.8% and a Balloon LTV of 53.1%.

(3)	The Ravenwood Apartments property was acquired by the borrower sponsor in October 2018 and therefore full year operating history for 2017 and 2018 is not available. The 2018 NOI includes three months of operations from the Ravenwood Apartments property. Additionally, the Laguna Azul Apartments property was acquired by the borrower sponsor in May 2017 and therefore full year operating history for 2017 is not available. The 2017 NOI includes eight months of operations from the Laguna Azul Apartments property. The 2016 NOI includes operations from The Presidio Apartments and Pebble Walk Apartments properties only.

(4)	The Ravenwood Apartments property was acquired by the borrower sponsor in October 2018. The Laguna Azul Apartments property was acquired by the borrower sponsor in May 2017. Therefore 2017 Occupancy is based on the weighted average occupancies of The Presidio Apartments, Pebble Walk Apartments and Laguna Azul Apartments properties, while 2016 Occupancy is based on the weighted average occupancies of The Presidio Apartments and Pebble Walk Apartments properties.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, TX	Collateral Asset Summary – Loan No. 1 Texas Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,300,000 64.8% 1.43x 8.8%

The Loan. The Texas Multifamily Portfolio mortgage loan (the “Texas Multifamily Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in four multifamily properties located in Houston and Baytown, Texas (collectively the “Texas Multifamily Portfolio Properties”) with an original and Cut-off Date principal balance of $53.3 million. The Texas Multifamily Portfolio Loan is structured with a 10-year term and amortizes on a 30-year amortization schedule. The Texas Multifamily Portfolio Loan accrues interest at a fixed rate equal to 4.0300%.

Loan proceeds were used to retire existing debt of approximately $48.6 million on the Texas Multifamily Portfolio Properties, pay closing costs, fund reserves and return approximately $2.7 million of equity to the borrower sponsors. Based on the “as-is portfolio” appraised value of approximately $82.3 million as of February 14, 2020, the Cut-off Date LTV is 64.8%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$53,300,000	100.0%	Loan Payoff	$48,644,607	91.3%
			Return of Equity	2,746,827	5.2
			Upfront Reserves	1,544,435	2.9
			Closing Costs	364,132	0.7
Total Sources	$53,300,000	100.0%	Total Uses	$53,300,000	100.0%

The Borrowers / Borrower Sponsor.  The borrowers are APTRW, LLC, APTLA, LLC, APTPW, LLC, APTTP, LLC (together, the “Texas Multifamily Portfolio Borrowers”), each a Texas limited liability company structured to be bankruptcy-remote with two independent directors at the managing member level.

The borrower sponsor and nonrecourse carve-out guarantor for the Texas Multifamily Portfolio Loan is Gary W. Gates, Jr. The borrower sponsor has more than 35 years of commercial real estate experience in the management of multifamily properties throughout Texas. Mr. Gates currently owns and manages 32 multifamily properties totaling 7,489 units throughout the greater Houston area. The borrower sponsor acquired the Texas Multifamily Portfolio Properties between 1999 and 2018, and has a total cost basis of approximately $65.7 million.

The Properties. The Texas Multifamily Portfolio Properties are comprised of four multifamily properties located in Houston and Baytown, Texas, collectively totaling 1,036 units with a weighted average occupancy of 91.5% as of January 31, 2020.

The following table presents detailed information with respect to each of the Texas Multifamily Portfolio Properties.

Texas Multifamily Portfolio Properties Summary
Property Name / Location	Property Type	Year Built/ Renovated	Units	Occupancy(1)	Allocated Loan Amount (“ALA”)(2)	% of ALA	Appraised Value(3)	UW NOI	% of UW NOI
The Presidio Apartments 16201 El Camino Real Houston, TX	Multifamily	1967 / 2018	313	95.2%	$18,968,922	35.6%	$28,400,000	$1,499,265	31.9%
Ravenwood Apartments 7964 Amelia Road Houston, TX	Multifamily	1969 / 2019	236	87.7%	$15,428,947	28.9%	$23,100,000	$1,411,810	30.0%
Laguna Azul Apartments 1200 Northwood Street Baytown, TX	Multifamily	1976 / 2018	259	87.6%	$10,018,797	18.8%	$15,000,000	$887,831	18.9%
Pebble Walk Apartments 8500 Broadway Street Houston, TX	Multifamily	1974 / 2018	228	94.7%	$8,883,333	16.7%	$13,300,000	$906,668	19.3%
Total / Wtd. Avg.			1,036	91.5%	$53,300,000	100.0%	$79,800,000	$4,705,572	100.0%
Total Portfolio Premium							$82,250,000
(1)	Based on the borrowers’ rent rolls dated January 31, 2020.

(2)	Allocated Loan Amounts are based on appraised values. The Texas Multifamily Portfolio Loan documents do not permit partial releases.

(3)	The “as-is portfolio” Appraised Value of $82.25 million for the Texas Multifamily Portfolio Properties as a whole reflects a 3.1% premium to the aggregate appraised value of the individual properties. The aggregate “as-is” appraised value for the individual properties as of February 14, 2020 is $79.8 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, TX	Collateral Asset Summary – Loan No. 1 Texas Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,300,000 64.8% 1.43x 8.8%

The Presidio Apartments (313 Units, 35.6% ALA). The Presidio Apartments property is comprised of 313 units (153 one-bedroom, 117 two-bedroom and 43 three-bedroom units). The 8.54-acre parcel is improved with 24 two-story apartment buildings. The improvements are of wood-frame construction with brick veneer and wood siding exteriors. The Presidio Apartments property features one, two and three-bedroom layouts ranging in size from 490 to 1,754 sq. ft. Asking rents range from $700 to $1,555 per month with an average asking rent of $945 and an average unit size of 879 sq. ft. Community amenities include a club house, pool, playground and on-site laundry. Unit features include high speed internet access, washer/dryer hookups, tub/shower, walk-in closets and balconies. The borrower sponsor acquired The Presidio Apartments property in December 2015 for a purchase price of approximately $14.5 million. Since January 2018, the borrower sponsor has spent approximately $1.6 million on capital improvements, which included unit upgrades, roof replacement, plumbing and electrical repairs, new HVAC units, exterior siding replacement and fresh paint, porch repairs, new appliances and ceramic tile.

The following table presents detailed information with respect to the units at The Presidio Apartments property:

The Presidio Apartments Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (Sq. Ft.)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per Sq. Ft.(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per Sq. Ft.(2)
1 BR / 1 BA	14	4.5%	490	$673	$1.37	$700	$1.43
1 BR / 1 BA	43	13.7	575	$705	$1.23	$730	$1.27
1 BR / 1 BA	16	5.1	630	$743	$1.18	$765	$1.21
1 BR / 1 BA	30	9.6	650	$749	$1.15	$775	$1.19
1 BR / 1 BA	47	15.0	675	$762	$1.13	$790	$1.17
1 BR / 1 BA	3	1.0	720	$778	$1.08	$865	$1.20
2 BR / 1 BA	3	1.0	730	$860	$1.18	$875	$1.20
2 BR / 1 BA	19	6.1	775	$833	$1.07	$890	$1.15
2 BR / 1 BA	2	0.6	800	$895	$1.12	$910	$1.14
2 BR / 1 BA	8	2.6	880	$887	$1.01	$915	$1.04
2 BR / 1 BA	8	2.6	905	$887	$0.98	$925	$1.02
2 BR / 1 BA	8	2.6	920	$903	$0.98	$925	$1.01
2 BR / 1 BA Townhouse	2	0.6	1,024	$1,078	$1.05	$1,085	$1.06
2 BR / 1 BA Townhouse	15	4.8	1,088	$1,032	$0.95	$1,085	$1.00
2 BR / 1 BA Townhouse	17	5.4	1,134	$1,066	$0.94	$1,115	$0.98
2 BR / 1 BA Townhouse	3	1.0	1,137	$1,049	$0.92	$1,115	$0.98
2 BR / 1 BA Townhouse	8	2.6	1,332	$1,148	$0.86	$1,265	$0.95
2 BR / 2 BA	24	7.7	1,060	$1,032	$0.97	$1,070	$1.01
3 BR / 2 BA	14	4.5	1,290	$1,185	$0.92	$1,245	$0.97
3 BR / 2 BA	2	0.6	1,402	$1,215	$0.87	$1,315	$0.94
3 BR / 2.5 BA Townhouse	2	0.6	1,425	$1,348	$0.95	$1,415	$0.99
3 BR / 2.5 BA Townhouse	4	1.3	1,444	$1,242	$0.86	$1,415	$0.98
3 BR / 2.5 BA Townhouse	2	0.6	1,480	$1,263	$0.85	$1,440	$0.97
3 BR / 2.5 BA Townhouse	4	1.3	1,532	$1,371	$0.90	$1,450	$0.95
3 BR / 2.5 BA Townhouse	8	2.6	1,554	$1,329	$0.86	$1,465	$0.94
3 BR / 2.5 BA Townhouse	3	1.0	1,596	$1,345	$0.84	$1,490	$0.93
3 BR / 2.5 BA Townhouse	2	0.6	1,675	$1,255	$0.75	$1,490	$0.89
3 BR / 2.5 BA Townhouse	2	0.6	1,754	$1,408	$0.80	$1,555	$0.89
Total/Wtd. Avg.	313	100.0%	879	$899	$1.07	$945	$1.12
(1)	Based on the borrower rent rolls dated January 31, 2020.

(2)	Based on the appraisal.

Ravenwood Apartments (236 Units, 28.9% ALA). The Ravenwood Apartments property is comprised of 236 units (40 one-bedroom, 156 two-bedroom and 40 three-bedroom units). The 13.47-acre parcel is improved with 33 two-story apartment buildings. The improvements are constructed with brick masonry. The Presidio Apartments property features one, two and three-bedroom layouts ranging in size from 740 to 1,215 sq. ft. Asking rents range from $800 to $1,200 per month with an average asking rent of $941 and an average unit size of 1,126 sq. ft. Community amenities include a playground, free wi-fi areas and on-site laundry. Unit features include high speed internet access, washer/dryer hookups, tub/shower, walk-in closets and balconies. The borrower sponsor acquired the Ravenwood Apartments property in October 2018 for a purchase price of approximately $21.9 million. Since October 2018, the borrower sponsor has spent

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, TX	Collateral Asset Summary – Loan No. 1 Texas Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,300,000 64.8% 1.43x 8.8%

approximately $971,007 on capital improvements, which included unit upgrades, roof replacement, plumbing and electrical repairs, new appliances and ceramic tile.

The following table presents detailed information with respect to the units at Ravenwood Apartments property:

Ravenwood Apartments Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (Sq. Ft.)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per Sq. Ft.(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per Sq. Ft.(2)
1 BR / 1 BA	40	16.9%	740	$749	$1.01	$775	$1.05
2 BR / 2 BA	140	59.3	1,200	$953	$0.79	$960	$0.80
2 BR / 2.5 BA Townhouse	16	6.8	1,215	$996	$0.82	$1,000	$0.82
3 BR / 2 BA	40	16.9	1,215	$1,038	$0.85	$1,070	$0.88
Total/Wtd. Avg.	236	100.0%	1,126	$936	$0.84	$950	$0.86

(1)	Based on the borrower rent rolls dated January 31, 2020.

(2)	Based on the appraisal.

Laguna Azul Apartments (259 Units, 18.8% ALA). The Laguna Azul Apartments property is comprised of 259 units (103 one-bedroom, 125 two-bedroom and 31 three-bedroom units). The 20.21-acre parcel is improved with 30 two-story apartment buildings. The improvements are of wood-frame construction with brick veneer and wood siding exteriors. The Laguna Azul Apartments property features one, two and three-bedroom layouts ranging in size from 564 to 1,328 sq. ft. Asking rents range from $500 to $875 per month with an average asking rent of $653 and an average unit size of 916 sq. ft. Community amenities include a playground, pool, volleyball court, clubhouse and on-site laundry. Unit features include high speed internet access, washer/dryer hookups, tub/shower, fireplace, walk-in closets and balconies. The borrower sponsor acquired the Laguna Azul Apartments property in May 2017 for a purchase price of approximately $11.6 million. Since January 2018, the borrower sponsor has spent approximately $3.2 million on capital improvements, which included unit upgrades, roof replacement, plumbing and electrical repairs, new HVAC units, exterior siding replacement and fresh paint, porch repairs, new appliances and ceramic tile.

The following table presents detailed information with respect to the units at Laguna Azul Apartments property:

Laguna Azul Apartments Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (Sq. Ft.)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per Sq. Ft.(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per Sq. Ft.(2)
1 BR / 1 BA	6	2.3%	564	$505	$0.90	$500	$0.89
1 BR / 1 BA	97	37.5	690	$504	$0.73	$535	$0.78
2 BR / 1 BA	15	5.8	798	$614	$0.77	$625	$0.78
2 BR / 1.5 BA	86	33.2	1,026	$652	$0.64	$700	$0.68
2 BR / 2 BA	24	9.3	1,078	$665	$0.62	$750	$0.70
3 BR / 2 BA	10	3.9	1,301	$764	$0.59	$825	$0.63
3 BR / 2.5 BA Townhouse	21	8.1	1,328	$790	$0.60	$875	$0.66
Total/Wtd. Avg.	259	100.0%	916	$608	$0.68	$653	$0.73
(1)	Based on the borrower rent rolls dated January 31, 2020.

(2)	Based on the appraisal.

Pebble Walk Apartments (228 Units, 16.7% ALA). The Pebble Walk Apartments property is comprised of 228 units (144 one-bedroom and 84 two-bedroom units). The 6.05-acre parcel is improved with 19 two-story apartment buildings. The improvements are of wood-frame construction. The Pebble Walk Apartments property features one and two-bedroom layouts ranging in size from 543 to 912 sq. ft. Asking rents range from $500 to $700 per month with an average asking rent of $602 and an average unit size of 714 sq. ft. Community amenities include a playground, free wi-fi areas and on-site laundry. Unit features include high speed internet access, washer/dryer hookups, tub/shower, walk-in closets and balconies. The borrower sponsor acquired the Pebble Walk Apartments property in February 1999 for a purchase price of approximately $3.0 million. Since January 2018, the borrower sponsor has spent approximately $896,644 on capital improvements, which included unit upgrades, roof replacement, plumbing and electrical repairs, new HVAC units, exterior siding replacement and fresh paint, porch repairs, new appliances and ceramic tile.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, TX	Collateral Asset Summary – Loan No. 1 Texas Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,300,000 64.8% 1.43x 8.8%

The following table presents detailed information with respect to the units at Pebble Walk Apartments property:

Pebble Walk Apartments Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (Sq. Ft.)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per Sq. Ft.(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per Sq. Ft.(2)
1 BR / 1 BA	64	28.1%	543	$547	$1.01	$565	$1.04
1 BR / 1 BA	40	17.5	630	$562	$0.89	$585	$0.93
1 BR / 1 BA	40	17.5	655	$564	$0.86	$585	$0.89
2 BR / 1 BA	84	36.8	912	$695	$0.76	$725	$0.79
Total/Wtd. Avg.	228	100.0%	714	$607	$0.87	$631	$0.90
(1)	Based on the borrower rent rolls dated January 31, 2020.

(2)	Based on the appraisal.

Environmental Matters. According to the Phase I environmental reports, dated February 26, 2020 and February 27, 2020, there were no recognized environmental conditions or recommendations for further action at the Texas Multifamily Portfolio Properties.

The Markets. The Presidio Apartments property is located at 16201 El Camino Real, approximately 24 miles south of downtown Houston. According to the appraisal, The Presidio Apartments property is located in the Clear Lake/Webster/League City multifamily submarket. The Presidio Apartments property is located near Loop 610 which provides access to the Texas Medical Center and Houston central business district (“CBD”) (approximately a 20 minute drive), as well as the Galleria/Uptown area (approximately a 40 minute drive), Houston’s three largest employment centers. The Presidio Apartments property is also approximately 15 miles from Hobby Airport, Houston’s regional airport and home of the local operations for Southwest Airlines. According to the appraisal, the Clear Lake/Webster/League City multifamily submarket has a vacancy rate of 8.9% and average asking rents of $1,085 per unit as of February 2020. Within a one-, three- and five-mile radius of the of The Presidio Apartments property, the estimated 2019 population is 16,768, 77,249 and 172,670, respectively. Within the same radii, the estimated 2019 average household income is $75,466, $97,251 and $104,788, respectively.

The Ravenwood Apartments property is located at 7964 Amelia Road, approximately 12 miles northwest of downtown Houston. According to the appraisal, the Ravenwood Apartments property is located in the Memorial/Spring Branch multifamily submarket. The Ravenwood Apartments property is located just north of Interstate 10 and near the Loop 610. According to the appraisal, the Memorial/Spring Branch multifamily submarket has a vacancy rate of 11.5% and average asking rents of $998 per unit as of February 2020. Within a one-, three- and five-mile radius of the of the Ravenwood Apartments property, the estimated 2019 population is 22,211, 144,402 and 376,953, respectively. Within the same radii, the estimated 2019 average household income is $60,409, $89,329 and $108,885, respectively.

The Laguna Azul Apartments property is located at 1200 Northwood Street, approximately 26 miles east of downtown Houston. According to the appraisal, the Laguna Azul Apartments property is located in the Baytown multifamily submarket. Baytown is home to several of ExxonMobil’s integrated sites, including the Baytown Refinery, Baytown Chemical Plant and Americas Area Engineering Office. The ExxonMobil Baytown Area is the largest petroleum and petrochemical complex in the United States. Additionally, the Laguna Azul Apartments property is located just south of Interstate 10 and approximately two minutes from Houston Methodist Baytown Hospital. According to the appraisal, the Baytown multifamily submarket has a vacancy rate of 11.3% and average asking rents of $891 per unit as of February 2020. Within a one-, three- and five-mile radius of the of the Laguna Azul Apartments property, the estimated 2019 population is 10,469, 65,616 and 96,767, respectively. Within the same radii, the estimated 2019 average household income is $49,153, $63,262 and $72,250, respectively.

The Pebble Walk Apartments property is located at 8500 Broadway Street, approximately 10 miles south of downtown Houston. According to the appraisal, the Pebble Walk Apartments property is located in the U of H/I-45 South multifamily submarket. The Pebble Walk Apartments property is located near Loop 610 which provides access to the Texas Medical Center (approximately a 10 minute drive), the Houston CBD (approximately a 15 minute drive) and the Galleria/Uptown area (approximately a 20 minute drive), Houston’s three largest employment centers. Pebble Walk is also a five-minute drive from Hobby Airport, Houston’s regional airport and home of the local operations for Southwest Airlines. According to the appraisal, the U of H/I-45 South multifamily submarket has a vacancy rate of 9.9% and average asking rents of $765 per unit as of February 2020. Within a one-, three- and five-mile radius of the of the Pebble Walk Apartments property, the estimated 2019 population is 23,235, 126,580 and 335,045, respectively. Within the same radii, the estimated 2019 average household income is $50,300, $52,952 and $53,133, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, TX	Collateral Asset Summary – Loan No. 1 Texas Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$53,300,000 64.8% 1.43x 8.8%

Cash Flow Analysis.

Cash Flow Analysis
	2016(1)	2017(1)	2018(1)	2019	U/W	U/W per Unit
Base Rent	$4,105,596	$5,120,642	$6,549,287	$8,685,819	$8,685,819	$8,384
Value of Vacant Space	0	0	0	0	838,490	$809
Gross Potential Rent	$4,105,596	$5,120,642	$6,549,287	$8,685,819	$9,524,309	$9,193
Total Recoveries	0	0	0	0	0	$0
Other Income	123,166	150,013	164,531	258,877	258,877	$250
Less: Vacancy	0	0	0	0	(838,490)	($809)
Effective Gross Income	$4,228,763	$5,270,655	$6,713,817	8,944,696	$8,944,696	$8,634
Total Operating Expenses	1,974,765	2,653,697	3,541,072	4,165,298	4,239,124	$4,092
Net Operating Income	$2,253,997	$2,616,958	$3,172,745	$4,779,398	$4,705,572	$4,542
TI/LC	0	0	0	0	0	$0
Capital Expenditures	0	0	0	0	310,800	$300
Net Cash Flow	$2,253,997	$2,616,958	$3,172,745	$4,779,398	$4,394,772	$4,242

(1)	The Ravenwood Apartments property was acquired by the borrower sponsor in October 2018 and therefore full year operating history for 2017 and 2018 is not available. The 2018 financials includes three months of operations from the Ravenwood Apartments property. Additionally, the Laguna Azul Apartments property was acquired by the borrower sponsor in May 2017 and therefore full year operating history for 2017 is not available. The 2017 financials include eight months of operations from the Laguna Azul Apartments property. The 2016 financials include operations from The Presidio Apartments and Pebble Walk Apartments properties only.

Property Management. The Texas Multifamily Portfolio Properties are managed by Gatesco, Inc., an affiliate of the Texas Multifamily Portfolio Borrowers.

Lockbox / Cash Management.  The Texas Multifamily Portfolio Loan documents require a springing soft lockbox with springing cash management upon the occurrence of a Trigger Event (as defined below). After the occurrence of a Trigger Event, the Texas Multifamily Portfolio Borrowers are required to establish a lockbox account and the Texas Multifamily Portfolio Borrowers or property manager, as applicable, are required to direct tenants to pay all rents directly into the lockbox account within one business day. Upon the occurrence and during the continuance of a Trigger Event, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender.

A “Trigger Event” will be in effect upon:

(i)	the occurrence and continuance of an event of default under the Texas Multifamily Portfolio Loan until cured; or

(ii)	the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.15x until the date that the debt service coverage ratio based on the trailing 12-month period is at least 1.20x for two consecutive calendar quarters.

Initial Reserves and Ongoing Reserves. At loan origination, the Texas Multifamily Portfolio Borrowers deposited (i) $351,713 for tax reserves, (ii) $69,172 for insurance reserves and (iii) $1,123,550 for deferred maintenance.

Tax Reserve. On a monthly basis, the Texas Multifamily Portfolio Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (currently estimated to be $117,238).

Insurance Reserve. On a monthly basis, the Texas Multifamily Portfolio Borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (currently estimated to be $18,339).

Replacement Reserve. On a monthly basis, the Texas Multifamily Portfolio Borrowers are required to deposit $25,900 (approximately $300 per unit per annum) into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.7% 3.84x 11.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.7% 3.84x 11.9%

Vacant

Floor	Tenant
48	New Mountain Capital, LLC
47	New Mountain Capital, LLC
46	Allianz Asset Management of America L.P.
45	Allianz Asset Management of America L.P.
44	Allianz Asset Management of America L.P.
43	Allianz Asset Management of America L.P.
42	Allianz Asset Management of America L.P.
41	Allianz Asset Management of America L.P.
40	Charter Communications Holding
39	Charter Communications Holding
38	MongoDB, Inc
37	MongoDB, Inc
36	Travel Leaders Group, LLC
35	Travel Leaders Group, LLC
34	Mechanical
33	Morgan Stanley & Co
32	Sullivan & Worcester LLP
31	Vedder Price PC
30	Morgan Stanley & Co
29	Morgan Stanley & Co
28	Industrial and Commercial Bank of China
27	Morgan Stanley & Co
26	Morgan Stanley & Co
25	Gannett Co., Inc.
24	Assured Guaranty Municipal
23	Assured Guaranty Municipal
22	Kasowitz Benson Torres
21	Kasowitz Benson Torres
20	Kasowitz Benson Torres
19	Kasowitz Benson Torres
18	Paramount Group, Inc. Industrial and Commercial Bank of China
17	Showtime Networks Inc.
16	Showtime Networks Inc.
15	Showtime Networks Inc.
14	Showtime Networks Inc.
13	Showtime Networks Inc.
12	Mechanical
11	WMG Acquisition Corp
10	WMG Acquisition Corp
9	WMG Acquisition Corp
8	WMG Acquisition Corp
7	WMG Acquisition Corp
6	Extreme Reach Inc
5	Extreme Reach Inc
4	WMG Acquisition Corp
3	Bleacher Report
2	Bleacher Report
Ground	Princi Bakery TD Bank Azalea Restaurant Equinox Gateway News Property Management Office
Concourse Theater	U T Associates Thespian Theatre Inc.
Storage	
Parking

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.7% 3.84x 11.9%

Upper West Side
CENTRAL PARK
Heckscher Playground
The Pond
Central Park South
Columbus Circle
Metropolitan Opera House
Damrosch Park
MANHATTAN
West Side
Midtown
Hell's Kitchen
Theater District
1633 Broadway
1633 Broadway
New York, NY 10019
Broadway
Central Park West
Columbus Ave.
Amsterdam Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
Gershwin Theatre
Ambassador Theatre
Radio City Music Hall
ROCKEFELLER CENTER
TIMES SQUARE
Bryant Park
New York Public Library
Port Authority Bus Terminal
UBS
AXA Center
QUEENS
North Bergen
Union City
Hoboken
NEW JERSEY
JERSEY CITY
BROOKLYN

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.7% 3.84x 11.9%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Credit Assessment KBRA/Fitch/S&P:	A / BBB-sf / TBD
Borrower Sponsor:	Paramount Group Operating Partnership LP
Borrowers:	PGREF I 1633 Broadway Tower, L.P.; PGREF I 1633 Broadway Land, L.P.
Original Balance(2):	$45,000,000
Cut-off Date Balance(2):	$45,000,000
% by Initial UPB:	5.2%
Interest Rate:	2.9900%
Payment Date:	6th of each month
First Payment Date:	January 6, 2020
Maturity Date:	December 6, 2029
Amortization:	Interest Only
Additional Debt(2):	$956,000,000 Pari Passu Debt $249,000,000 Subordinate Debt
Call Protection(3):	LO(27);DEF(86);O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Unfunded TI Obligations:	$36,389,727	$0

Financial Information(2)
Senior Notes		Whole Loan
Cut-off Date Balance / Sq. Ft.:	$391	$488
Balloon Balance / Sq. Ft.:	$391	$488
Cut-off Date LTV:	41.7%	52.1%
Balloon LTV:	41.7%	52.1%
Underwritten NOI DSCR:	3.93x	3.14x
Underwritten NCF DSCR:	3.84x	3.08x
Underwritten NOI Debt Yield:	11.9%	9.5%
Underwritten NCF Debt Yield:	11.7%	9.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office - CBD
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1972 / 2013
Total Sq. Ft.:	2,561,512
Property Management:	Paramount Group Property-Asset Management LLC
Underwritten NOI:	$119,150,163
Underwritten NCF:	$116,677,727
Appraised Value:	$2,400,000,000
Appraisal Date:	October 24, 2019

Historical NOI
Most Recent NOI:	$110,809,315 (T-12 September 30, 2019)
2018 NOI:	$109,098,450 (December 31, 2018)
2017 NOI:	$94,190,007 (December 31, 2017)
2016 NOI:	$93,821,386 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	98.4% (October 31, 2019)
2018 Occupancy:	95.4% (December 31, 2018)
2017 Occupancy:	95.4% (December 31, 2017)
2016 Occupancy:	86.3% (December 31, 2016)

(1)	The 1633 Broadway Whole Loan (as defined below) was co-originated by DBR Investments Co. Limited (“DBRI”), JPMorgan Chase Bank, National Association (“JPMCB”), Goldman Sachs Bank USA (“GS Bank”), and Wells Fargo Bank, National Association (“WFB”). GACC subsequently acquired from DBRI, and is selling Note A-2-C-4.

(2)	The 1633 Broadway Loan (as defined below) consists of the non-controlling Note A-2-C-3-A and A-2-C-7 with an aggregate original principal balance and aggregate outstanding principal balance as of the Cut-off Date of $45.0 million. The 1633 Broadway Loan is part the 1633 Broadway Whole Loan evidenced by 35 senior pari passu notes and four pari passu subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $1.25 billion. For additional information, see “The Loan” herein.

(3)	The lockout period will be at least 27 payments beginning with and including January 6, 2020. The borrowers have the option to defease the 1633 Broadway Whole Loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 25, 2022.

(4)	See “Initial Reserves and Ongoing Reserves” herein.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.7% 3.93x 11.9%

The Loan. The 1633 Broadway mortgage loan (the “1633 Broadway Loan”) is part of a whole loan (the “1633 Broadway Whole Loan”) consisting of 35 pari passu senior notes with an outstanding aggregate principal balance as of the Cut-off Date of $1,001,000,000 (collectively, the “1633 Broadway Senior Notes”) and four pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-of Date of $249,000,000 (collectively, the “1633 Broadway Subordinate Notes”). The 1633 Broadway Whole Loan is secured by a first mortgage encumbering the borrowers’ fee simple interest in an office building in New York, New York (the “1633 Broadway Property”). The 1633 Broadway Loan, which is evidenced by the non-controlling Note A-2-C-3-A and Note A-2-C-7 has an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $45,000,000.

The relationship between the holders of the 1633 Broadway Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 1633 Broadway Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
1633 Broadway Loan
Note A-2-C-3-A, Note A-2-C-7	$45,000,000	$45,000,000	CF 2020-CF4	No
1633 Broadway Pari Passu Senior Notes
Note A-1-S-1, Note A-2-S-1, Note A-3-S-1, Note A-4-S-1	$1,000,000	$1,000,000	BWAY 2019-1633	No
Note A-1-C-1, Note A-1-C-5, Note A-2-C-1-A	$110,000,000	$110,000,000	CGCMT 2020-GC46	No(1)
Note A-1-C-3, Note A-1-C-4, Note A-1-C-6, Note A-1-C-7	$122,500,000	$122,500,000	GS Bank(2)	No
Note A-1-C-2, Note A-2-C-5	$60,000,000	$60,000,000	GSMS 2020-GC45	No
Note A-2-C-1-B, Note A-3-C-1-B	$45,000,000	$45,000,000	Benchmark 2020-B16	No
Note A-2-C-3-B, Note A-3-C-2	$64,650,000	$64,650,000	Benchmark 2020-IG1	No
Note A-3-C-5, Note A-3-C-6	$50,000,000	$50,000,000	Benchmark 2020-B17(3)	No
Note A-2-C-2, Note A-2-C-4, Note A-2-C-6	$125,000,000	$125,000,000	DBRI(2)	No
Note A-3-C-1-A, Note A-3-C-3, Note A-3-C-4, Note A-3-C-7	$127,850,000	$137,850,000	JPMCB(2)	No
Note A-4-C-1, Note A-4-C-2	$100,000,000	$100,000,000	BANK 2020-BNK25	No
Note A-4-C-4, Note A-4-C-5	$70,000,000	$70,000,000	WFCM 2020-C55	No
Note A-4-C-3, Note A-4-C-6, Note A-4-C-7	$80,000,000	$80,000,000	WFB(2)	No
1633 Broadway Junior Notes
Note B-1, Note B-2, Note B-3	$249,000,000	$249,000,000	BWAY 2019-1633	Yes(1)
1633 Broadway Whole Loan	$1,250,000,000	$1,250,000,000
(1)	During the continuance of a control appraisal relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling note. See “Description of the Mortgage Pool—The Whole Loans—The 1633 Broadway Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

(2)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

(3)	The Benchmark 2020-B17 transaction is expected to close on or about March 24, 2020.

The 1633 Broadway Whole Loan has a 10-year interest-only term and accrues interest at a rate of 2.9900% per annum. The 1633 Broadway Whole Loan was primarily used to repay the existing loan, fund upfront reserves, pay closing costs and return approximately $139.9 million to the borrower sponsor. Based on the “As Is” appraised value of $2.4 billion as of October 24, 2019 and the Cut-off Date balance of the 1633 Broadway Senior Notes, the Cut-off Date LTV Ratio is 41.7%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes:	$1,001,000,000	80.1%	Refinance Existing Debt	$1,052,884,467	84.2%
Subordinate Debt:	249,000,000	19.9	Return of Equity	139,885,652	11.2
			Upfront Reserves	36,389,727	2.9
			Closing Costs	20,840,154	1.7
Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

The Borrowers / Borrower Sponsor.  The borrowers are PGREF I 1633 Broadway Tower, L.P. and PGREF I 1633 Broadway Land, L.P., each a Delaware limited partnership (collectively, the “1633 Broadway Borrowers”). PGREF I 1633 Broadway Land, L.P. owns the 1633 Broadway Property entirely in fee and also ground leases the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease are pledged as collateral, in addition to the fee interest in the 1633 Broadway Property). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1633 Broadway Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Whole Loan.

The borrower sponsor is Paramount Group Operating Partnership LP (the “1633 Broadway Borrower Sponsor”), which indirectly owns and controls the 1633 Broadway Borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 91.0% general partner of the borrower sponsor, is a real estate investment trust that currently owns and/or manages a 13.4 million sq. ft. portfolio of 18 Class A office

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.7% 3.93x 11.9%

and retail buildings in New York, Washington, D.C., and San Francisco. Paramount Group, Inc. has a New York portfolio that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue, and 0 Bond Street.

The Property. The 1633 Broadway Property is an approximately 2.6 million sq. ft., 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property contains views of the Hudson River, Central Park, and Midtown from above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a parking garage across three levels below grade, two theaters comprising a total of 145,192 sq. ft. (the Gershwin Theatre and Circle in the Square Theatre) and storage space comprising 18,384 sq. ft.

The 1633 Broadway Property is located on a 90,400 sq. ft. parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230 million in tenant improvements and leasing commissions since 2010. Going forward, the borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the Retail Cube. Such renovations are not required by the 1633 Broadway Whole Loan documents, and have not been reserved for. We cannot assure you that such renovation will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 sq. ft. and was 98.4% leased as of October 31, 2019. The 1633 Broadway Property benefits from a strong office component, which is currently 100.0% leased to 17 tenants. The retail space within the 1633 Broadway Property totals approximately 80,000 sq. ft. of net rentable area and is anchored by Equinox (25,458 sq. ft.) through February 2040. Approximately 94.3% of the underwritten rent is from office tenants.

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is the U. T. Associates of the Gershwin Theatre (“Gershwin Theatre”), which is notable for hosting Wicked since 2003. The Gershwin Theatre contains three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre known as the Circle in the Square, which comprises approximately 800 seats and 34,570 sq. ft. and currently hosts the show OKLAHOMA! The 1633 Broadway Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. The tenant currently pays a total contract rent of $864,250 or $25.00 PSF through September 2021.

The parking component within the 1633 Broadway Property consists of 250-space parking garage across three levels below grade and comprises 64,158 sq. ft. The parking area is currently leased to ABM Parking Services, Inc., a parking garage operator, which is expected to occupy the space through July 2026. The parking garage operator is responsible for a contract rent of approximately $2.39 million, or $10,167 per space, which will increase by 1.50% per annum throughout the remainder of its lease.

Major Tenants.

Allianz Asset Management of America L.P. (“Allianz”) (320,911 sq. ft., 12.5% of NRA, 15.7% of U/W Base Rent) is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz. Allianz occupies six suites with leases expiring in January 2031.

Morgan Stanley & Co (“Morgan Stanley”) (260,829 sq. ft., 10.2% of NRA; 11.1% of U/W Base Rent) is a financial holding company, that provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. Morgan Stanley operates through three segments: Institutional Securities, Wealth Management and Investment Management. Morgan Stanley occupies five suites with leases expiring in March 2032.

WMG Acquisition Corp (“Warner Music Group”) (293,888 sq. ft., 11.5% of NRA; 10.4% of U/W Base Rent) is an American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. Warner Music Group is headquartered at the 1633 Broadway Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.7% 3.93x 11.9%

Tenant Summary(1)
Tenant	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.) (3)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Allianz(4)	AA-/Aa3/AA	320,911	12.5%	$82.66	15.7%	1/31/2031
Morgan Stanley(5)	A/A3/BBB+	260,829	10.2	$71.61	11.1	3/31/2032
WMG Acquisition Corp(6)	NR/NR/NR	293,888	11.5	$59.62	10.4	7/31/2029
Showtime Networks Inc	BBB/Baa2/BBB	261,196	10.2	$55.28	8.6	1/31/2026
Kasowitz Benson Torres(7)	NR/NR/NR	203,394	7.9	$68.00	8.2	3/31/2037
New Mountain Capital, LLC(8)	NR/NR/NR	108,374	4.2	$86.00	5.5	10/15/2035
Charter Communications Holding	NR/Ba2/BB+	106,176	4.1	$84.00	5.3	12/15/2025
MongoDB, Inc.	NR/NR/NR	106,230	4.1	$76.00	4.8	12/31/2029
Travel Leaders Group, LLC	NR/NR/B+	107,205	4.2	$74.58	4.7	12/31/2033
Assured Guaranty Municipal	NR/NR/A	103,838	4.1	$69.88	4.3	Various(9)
Subtotal / Wtd. Avg.		1,872,041	73.1%	$70.81	78.5%
Remaining Tenants		649,710	25.4	$55.74	21.5
Occupied Subtotal / Wtd. Avg.		2,521,751	98.4%	$66.93	100.0%
Vacant		39,761	1.6
Total / Wtd. Avg.		2,561,512	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Borrowers’ owned space. Does not include non-owned anchors or outparcels.

(4)	Allianz subleases 20,600 sq. ft. of suite 4600 (totaling 54,118 sq. ft.) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 sq. ft. of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 PSF through July 31, 2022. U/W Base Rent is based on the contractual rent under the prime lease.

(5)	Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.

(6)	WMG Acquisition Corp subleases 3,815 sq. ft. of suite 0400 (totaling 36,854 sq. ft.) to Cooper Investment Partners LLC at a base rent of $58.37 PSF on a month-to-month basis. U/W Base Rent is based on the contractual rent under the prime lease.

(7)	Kasowitz Benson Torres subleases a collective 32,487 sq. ft. of Suite 2200 (totaling 50,718 sq. ft.) to three tenants. Delcath Systems, Inc. subleases 6,877 sq. ft. and pays a rent of $68.50 PSF through February 28, 2021; Avalonbay Communities subleases 12,145 sq. ft. through October 31, 2026 and pays a current rent of $74.00 PSF; Cresa New York subleases 13,195 sq. ft. and pays a rent of $65.00 PSF through April 30, 2021. Kasowitz Benson Torres has the right to terminate all or a portion of one full floor of the premises located on the uppermost or lowermost floors (provided that the terminated space must be in a commercially reasonable configuration), effective as of March 31, 2024, upon notice by March 31, 2023. U/W Base Rent is based on the contractual rent under the prime lease and payment of a termination fee.

(8)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that they will take occupancy or begin paying rent as expected or at all.

(9)	Assured Guaranty Municipal has 103,492 sq. ft. expiring on 2/28/2032 and 346 sq. ft that is MTM.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.7% 3.93x 11.9%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	10	9,482	0.4%	9,482	0.4%	$67.30	0.4%	0.4%
2020	2	960	0.0	10,442	0.4%	30.00	0.0	0.4%
2021	3	86,460	3.4	96,902	3.8%	55.01	2.8	3.2%
2022	4	116,337	4.5	213,239	8.3%	24.18	1.7	4.9%
2023	2	38,550	1.5	251,789	9.8%	33.72	0.8	5.7%
2024	1	51,276	2.0	303,065	11.8%	91.00	2.8	8.4%
2025	1	106,176	4.1	409,241	16.0%	84.00	5.3	13.7%
2026	3	383,584	15.0	792,825	31.0%	53.18	12.1	25.8%
2027	2	55,247	2.2	848,072	33.1%	82.98	2.7	28.5%
2028	2	90,001	3.5	938,073	36.6%	67.15	3.6	32.1%
2029	3	399,717	15.6	1,337,790	52.2%	63.99	15.2	47.2%
2030	0	0	0.0	1,337,790	52.2%	0.00	0.0	47.2%
Thereafter	10	1,183,961	46.2	2,521,751	98.4%	75.21	52.8	100.0%
Vacant	NAP	39,761	1.6	2,561,512	100.0%	NAP	NAP
Total / Wtd. Avg.(3)	43	2,561,512	100.0%			$66.93	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Total/Wtd. Avg. Average U/W Base Rent PSF excludes vacant space.

Environmental Matters. According to a Phase I environmental report, dated October 30, 2019, there are no recognized environmental conditions or recommendations for further action at the 1633 Broadway Property, other than the development and implementation of an asbestos operations and maintenance program.

The Market. The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a high traffic commercial corridor that produces 15% of New York City’s economic output. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park Views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates exhibited by this submarket since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million sq. ft., a vacancy rate of 5.4% and an average asking rent of $66.21 PSF. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million sq. ft., a vacancy rate of 5.9% and an average asking rent of $79.25 PSF.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.7% 3.93x 11.9%

Competitive Set – Comparable Office Leases(1)
Location	Total GLA (sq. ft.)	Tenant Name	Lease Date / Term	Lease Area (sq. ft.)	Monthly Base Rent PSF	Lease Type
1633 Broadway New York, NY	2,561,512
1155 Avenue of the Americas New York, NY	752,996	BKD, LLC	September 2019 / 162 Mos.	20,899	$77.00	MG
1 Rockefeller Plaza New York, NY	603,397	Veteran Advisers, Inc.	September 2019 / 92 Mos.	2,552	$83.50	MG
1675 Broadway New York, NY	878,321	Davis & Gilbert LLP	August 2019 / 192 Mos.	85,852	$72.00	MG
142 West 57th Street New York, NY	255,586	Wedbush Securities Inc.	August 2019 / 130 Mos.	15,626	$65.00	MG
1251 Avenue of the Americas New York, NY	2,364,000	IHI Americas, Inc	July 2019 / 124 Mos.	9,438	$70.50	MG
1345 Avenue of the Americas New York, NY	1,998,994	Global Infrastructure Partners	June 2019 / 204 Mos.	84,856	$89.50	MG
810 Seventh Avenue New York, NY	765,000	Colonial Consulting LLC	May 2019 / 150 Mos.	17,320	$71.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	Greenhill & Company	May 2019 / 183 Mos.	77,622	$91.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	AIG - American International Group, Inc.	April 2019 / 198 Mos.	320,237	$97.13	MG
1700 Broadway New York, NY	625,000	Excel Sports Management, LLC	April 2019 / 91 Mos.	17,078	$79.00	MG
1325 Avenue of the Americas New York, NY	808,998	Dominus Capital, L.P.	March 2019 / 126 Mos.	9,361	$75.00	MG
1290 Avenue of the Americas New York, NY	2,113,000	Linklaters, LLP	March 2019 / 193 Mos.	90,508	$84.00	MG
1177 Avenue of the Americas New York, NY	1,000,000	Mill Point Capital	January 2019 / 126 Mos.	11,644	$87.00	MG
1700 Broadway New York, NY	625,000	M. Arthur Gensler, Jr. & Associates, Inc.	January 2019 / 119 Mos.	13,237	$71.00	MG
114 West 47th Street New York, NY	658,000	IFM Investments	October 2018 / 180 Mos.	18,000	$68.00	MG
(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.7% 3.93x 11.9%

Cash Flow Analysis.

	Cash Flow Analysis(1)
	2016	2017	2018	T-12 9/30/2019	Underwritten	U/W PSF
Base Rent(2)	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$168,770,601	$65.89
Credit Tenant Rent Steps(3)	0	0	0	0	7,558,579	2.95
Vacant Space	0	0	0	0	2,879,875	1.12
Reimbursements	9,150,315	11,228,307	13,952,510	16,874,074	15,267,588	5.96
Gross Potential Rent	$150,306,997	$154,447,738	$174,573,545	$178,520,314	$194,476,643	$75.92
Other Income(4)	5,692,549	5,017,065	4,645,691	4,240,034	4,279,853	1.67
Concessions	0	0	0	0	0	0.00
Vacancy & Credit Loss	(309,756)	0	0	0	(8,170,549)	(3.19)
Effective Gross Income	$155,689,790	$159,464,803	$179,219,236	$182,760,348	$190,585,947	$74.40
Real Estate Taxes	$35,413,254	$38,391,946	$41,366,170	$43,693,114	$45,478,153	$17.75
Insurance	1,061,417	908,564	1,009,544	1,082,131	1,069,190	0.42
Management Fee	2,507,162	2,981,306	3,149,432	3,287,347	1,000,000	0.39
Other Operating Expenses	22,886,571	22,992,980	24,595,640	23,888,441	23,888,441	9.33
Total Operating Expenses	$61,868,404	$65,274,796	$70,120,786	$71,951,033	$71,435,784	$27.89
Net Operating Income	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$119,150,163	$46.52
TI/LC	0	0	0	0	2,011,364	0.79
Capital Expenditures	0	0	0	0	461,072	0.18
Net Cash Flow	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$116,677,727	$45.55
(1)	Non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent reflects annualized in-place rents as of October 31, 2019 ($167,497,806), with contractual rent steps through November 30, 2020 ($1,272,795).

(3)	Reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).

(4)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.

Property Management.    The 1633 Broadway Property is currently managed by Paramount Group Property-Asset Management LLC.

Lockbox / Cash Management.    The 1633 Broadway Whole Loan is structured with a hard lockbox and springing cash management. The 1633 Broadway Borrowers are required to direct each tenant at the 1633 Broadway Property to deposit rents directly into a lender-controlled lockbox account. In addition, the 1633 Broadway Borrowers are required to cause all cash revenues relating to the 1633 Broadway Property and all other money received by the 1633 Broadway Borrowers or the property manager with respect to the 1633 Broadway Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a 1633 Broadway Trigger Period (as defined below) or an event of default under the loan documents, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no 1633 Broadway Trigger Period or event of default under the loan documents is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of a 1633 Broadway Trigger Period or, at the lender’s discretion, during an event of default under the loan documents, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the 1633 Broadway Whole Loan.

A “1633 Broadway Trigger Period” means each period (i) commencing when the debt yield (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters, is less than 5.75%, and concluding when the debt yield (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters thereafter, is at least 5.75%, and (ii) commencing upon the borrowers’ failure to deliver annual, quarterly or monthly financial reports as and when required under the loan documents and concluding when such reports are delivered and indicate that no other 1633 Broadway Trigger Period is ongoing.

Provided no event of default under the loan documents is continuing, the 1633 Broadway Borrowers have the right to avoid the commencement, or terminate the continuance, of a 1633 Broadway Trigger Period by delivering to the lender additional collateral in the form of a guaranty, letter of credit and/or cash that is reasonably acceptable to the lender and that would, when subtracted from the then-outstanding principal balance of the 1633 Broadway Whole Loan, result in a debt yield (as calculated under the loan documents) equal to or greater than 5.75%.

Initial Reserves and Ongoing Reserves.    On the origination date, the 1633 Broadway Borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations consisting of (a) $24,105,228 for certain outstanding

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1633 Broadway New York, NY 10019	Collateral Asset Summary – Loan No. 2 1633 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 41.7% 3.93x 11.9%

tenant improvements, (b) $804,393 for certain outstanding leasing commissions and (c) $15,480,107 for certain outstanding free rent. Subsequently, the 1633 Broadway Borrowers substituted a letter of credit for the cash on reserve in such reserve account.

On each due date during the continuance of a 1633 Broadway Trigger Period, the 1633 Broadway Borrowers are required to fund (i) a tax and insurance reserve in an amount equal to 1/12th of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related loan documents; (ii) a tenant improvement and leasing commission reserve in an amount equal to $213,459 (capped at $5,123,024); and (iii) a capital expenditure reserve in an amount equal to $42,692 (capped at $1,024,605).

Current Mezzanine or Subordinate Indebtedness.    The 1633 Broadway Subordinate Notes have an aggregate outstanding principal balance as of the Cut-off Date of $249.0 million and accrue interest at a fixed rate of 2.9900% per annum. Each of the 1633 Broadway Subordinate Notes has a 120-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The 1633 Broadway Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted.   On or after November 25, 2020, the owner of the direct or indirect equity interests of the 1633 Broadway Borrowers is permitted to incur mezzanine debt (the “1633 Broadway Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the 1633 Broadway Borrowers, provided that certain conditions set forth in the loan documents are satisfied, including, without limitation: (i) the loan-to-value ratio (as calculated under the loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is no greater than 52.08%, (ii) the debt service coverage ratio (as calculated under the loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is at least 3.08x, and (iii) the debt yield (as calculated under the loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is at least 9.35%; (iv) the execution of a subordination and intercreditor agreement that is reasonably acceptable to the lender; and (v) receipt of a Rating Agency Confirmation.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3711 19th Avenue San Francisco, CA 94132	Collateral Asset Summary – Loan No. 3 Parkmerced	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 25.9% 4.00x 11.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3711 19th Avenue San Francisco, CA 94132	Collateral Asset Summary – Loan No. 3 Parkmerced	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 25.9% 4.00x 11.1%

Parkmerced
3711 19th Avenue
San Francisco, CA 94132
SAN FRANCISCO
Outer Sunset
Sunset District
Sunset Reservoir
Forest Hill
Laguna Honda Hospital
Downtown San Francisco 4 miles
St. Ignatius Prep High School
Lincoln High School
Parkside Library
McAteer High School
Woodside Ave.
Great Hwy
Sunset Blvd.
28th Ave.
19th Ave.
MUNI K L M
MUNI L TARAVAL
Taraval/42nd
Taraval/Sunset
Taraval/19th
Forest Hill
West Portal
Portola Dr.
Parkside
MUNI L
Vicente St.
SF Zoo
OCEAN VIEW
Saint Francis Wood
Mt. Davidson Park
Pine Lake Park
Stearn Grove Park
Coastal Conservation Center
San Francisco Zoo
Sloat Blvd.
35
1
St. Francis Circle
Lakeshore Plaza
Ocean Ave.
Donworth Event Center
Junipero Serra/Ocean
Monterey Blvd.
MUNI M
California National Guard
Lowell High School
Stonestown Galleria
Stonestown
Diego Rivera Theatre
Riordan High School
City College of San Francisco
Ocean/Jewels
Maloney Field
Cox Stadium
TPC Harding Park Golf Club
San Francisco State University
SF State
Ingleside Terraces
MUNI K INGLESIDE
Statler Library
280
Ocean/Lee
City College
BALBOA PARK
SAN FRANCISCO COUNTY
Lake Merced
Garfield St.
Ocean View
Parkmerced
San Jose/Geneva
John Muir Dr.
Lake Merced Blvd.
Brotherhood Way
Randolph/Arch
Broad/Plymouth
BART
Skyline Blvd.
The Olympic Club
Pacific Ocean
San Francisco Golf Club
Ocean View Village
Sagamore St.
Balboa Park
Mission St.
San Jose Ave.
DALY CITY
Daly City
Bellevue Ave.
Westlake Shopping Ctr.
Lake Merced Country Club
SAN MATEO COUNTY
Hillside
82
Hillside Blvd.
Mission St.
San Bruno Mountain State Park
87th St.
St. Francis
San Francisco Intl. Airport 9 miles
Hoffman St.
San Rafael
Pittsburg
Concord
Richmond
Mill Valley
Corte Madera
El Cerrito
Orinda
Walnut Creek
Tiburon
Berkeley
Lafayette
Sausalito
Emeryville
Moraga
Alamo
SAN FRANCISCO
OAKLAND
Danville
Alameda
San Ramon
Castro Valley
Dublin
Daly City
San Francisco Bay
San Leandro
South San Francisco
Pleasanton
Hayward
Union City
Pacifica
San Bruno
Burlingame
Pacific Ocean
San Mateo
Fremont
Foster City
Moss Beach
Redwood City
Newark
Belmont
San Carlos
Menlo Park
Half Moon Bay
Palo Alto
Milpitas
Mtn. View
Woodside
Santa Clara
SAN JOSE
Sunnyvale
Portola Valley

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3711 19th Avenue San Francisco, CA 94132	Collateral Asset Summary – Loan No. 3 Parkmerced	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 25.9% 4.00x 11.1%

Mortgage Loan Information
Loan Seller(1):	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Robert A. Rosania
Borrower:	Parkmerced Owner LLC
Original Balance(2):	$40,000,000
Cut-off Date Balance(2):	$40,000,000
% by Initial UPB:	4.7%
Interest Rate:	2.72457%
Payment Date:	9th of each month
First Payment Date:	January 9, 2020
Maturity Date:	December 9, 2024
Amortization:	Interest Only
Additional Debt(2):	$507,000,000 Pari Passu Debt; $953,000,000 Subordinate Debt; $275,000,000 Mezzanine Debt
Call Protection(3):	YM(57);O(3)
Lockbox / Cash Management:	Soft / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$795,083	$795,083
Insurance:	$0	Springing
Replacement:	$0	$65,938
TI/LC:	$0	$0
Immediate Repairs:	$108,207	$0

Financial Information(2)
	Senior Notes	Whole Loan	Total Debt
Cut-off Date Balance / Unit:	$172,828	$473,934	$560,821
Balloon Balance / Unit:	$172,828	$473,934	$560,821
Cut-off Date LTV(5):	25.9%	71.1%	84.1%
Balloon LTV(5):	25.9%	71.1%	84.1%
Underwritten NOI DSCR:	4.06x	1.24x	0.79x
Underwritten NCF DSCR:	4.00x	1.22x	0.78x
Underwritten NOI Debt Yield:	11.1%	4.0%	3.4%
Underwritten NCF Debt Yield:	10.9%	4.0%	3.4%
(1)	The Parkmerced Mortgage Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Barclays Capital Real Estate Inc. (“BCREI”). The Parkmerced Mortgage Loan is evidenced by Note A-9, which will be acquired by CCRE from CREFI on or before the closing date of the CF 2020-CF4 securitization.

(2)	The Parkmerced Mortgage Loan is part of the Parkmerced Whole Loan, evidenced by nine senior pari passu notes with an aggregate principal balance of $547.0 million, two senior subordinate notes with an aggregate principal balance of $708.0 million and two junior subordinate notes with an aggregate principal balance of $245.0 million. In addition, the sole member of the borrower obtained a $275.0 million mezzanine loan from a third party at loan origination.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily – High Rise/Garden
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	1944, 1951 / 2009
Total Units:	3,165
Property Management:	Maximus Real Estate Partners Ltd.
Underwritten NOI:	$60,469,764
Underwritten NCF:	$59,678,514
Appraised Value(5):	$2,110,000,000
Appraisal Date(5):	September 3, 2019

Historical NOI
Most Recent NOI:	$55,758,363 (T-12 August 31, 2019)
2018 NOI:	$53,685,525 (December 31, 2018)
2017 NOI:	$49,642,357 (December 31, 2017)
2016 NOI:	$44,204,195 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	94.2% (September 10, 2019)
2018 Occupancy:	90.5% (December 31, 2018)
2017 Occupancy:	89.7% (December 31, 2017)
2016 Occupancy:	87.9% (December 31, 2016)
(3)	Prepayments of the Parkmerced Total Debt in whole or in part along with any applicable yield maintenance premiums paid will be applied to the Parkmerced Whole Loan and Parkmerced Mezzanine Loan (as defined below) on a pro rata basis; provided, however, so long as no event of default or Cash Trap Period (as defined below) has occurred and is continuing under the Parkmerced Whole Loan, a $75.0 million portion of the Parkmerced Mezzanine Loan may be prepaid in whole or in part at any time (accompanied by a corresponding payment of any accrued and unpaid interest outstanding at the time of such prepayment) without the payment of a yield maintenance premium and without a corresponding pro rata prepayment of the Parkmerced Whole Loan; provided, further, so long as no event of default or Cash Trap Period has occurred and is continuing under the Parkmerced Whole Loan, all accrued and unpaid interest on the Parkmerced Mezzanine Loan may be paid at any time without the simultaneous pro rata prepayment of the Parkmerced Whole Loan.

(4)	For a full description of reserves, please refer to “Initial Reserves and Ongoing Reserves” below.

(5)	The Appraised Value, Cut-off Date LTV and Balloon LTV are based on the “As-Is Appraised Value Inclusive of development rights under the Development Agreement (as defined below) (excluding all of Phase 1)” of $2.110 billion, which reflects the sum of the (i) “As-Is Value (excluding the development rights related to all of Phase 1)” of $1.741 billion and (ii) “As-Is Value of development rights (excluding all of Phase 1)” of $369.0 million, in each case, as of September 3, 2019. The Cut-off Date LTV and Balloon LTV for the Parkmerced Senior Notes (as defined below) based on the “As-Is Value (excluding all of Phase 1)” of $1.741 billion are 31.4% and 31.4%, respectively. Phase 1 means Parcels 1A, 1B, 1C, and 1D (as described under “Planned Redevelopment” below).Only a portion of Phase 1 is currently collateral for the Parkmerced Whole Loan and the borrower is permitted to obtain the free release of the remaining portion of Phase 1 as described below under “Partial Release”.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3711 19th Avenue San Francisco, CA 94132	Collateral Asset Summary – Loan No. 3 Parkmerced	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 25.9% 4.00x 11.1%

The Loan. The Parkmerced mortgage loan (the “Parkmerced Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $1.5 billion (the “Parkmerced Whole Loan”), secured by the borrower’s fee simple interest in a portion of a 152-acre multifamily development located in San Francisco, California (the “Parkmerced Property”). The Parkmerced Whole Loan consists of (i) a senior loan, comprised of nine pari passu notes with an aggregate principal balance as of the Cut-off Date of $547.0 million (the “Parkmerced Senior Notes”), one of which (Note A-9 with an outstanding principal balance as of the Cut-off Date of $40.0 million) is being contributed to the CF 2020-CF4 securitization and constitutes the Parkmerced Mortgage Loan, and the remainder of which have been contributed or are expected to be contributed to one or more future securitizations (as described in the chart below), (ii) a senior subordinate loan, comprised of two notes with an outstanding principal balance as of the Cut-off Date of $708.0 million (the “Parkmerced Senior Subordinate Companion Loan”), as described below, and (iii) a junior subordinate loan, comprised of two notes with an outstanding principal balance as of the Cut-off Date of $245.0 million (the “Parkmerced Junior Subordinate Companion Loan”, and together with the Parkmerced Senior Subordinate Companion Loan, collectively, the “Parkmerced Subordinate Companion Loans”), each as described below. Additionally, there is a mezzanine loan in place, with an original principal balance of $275.0 million (the “Parkmerced Mezzanine Loan” and, together with the Parkmerced Whole Loan, the “Parkmerced Total Debt”). The relationship between the holders of the Parkmerced Senior Notes and Parkmerced Subordinate Companion Loans will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Parkmerced Pari Passu-AB Whole Loan” in the Preliminary Prospectus. The Parkmerced Whole Loan has a five-year term and is interest-only for the full term of the loan.

Parkmerced Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-9	$40,000,000	$40,000,000	CF 2020-CF4	No
Note A-1	123,500,000	123,500,000	MRCD 2019-PARK	No(1)
Note A-2	123,500,000	123,500,000	MRCD 2019-PARK	No
Note A-3	65,000,000	65,000,000	BBCMS 2020-C6	No
Note A-4	45,000,000	45,000,000	BMARK 2020-IG1	No
Note A-5	50,000,000	50,000,000	An affiliate of BCREI	No
Note A-6	27,500,000	27,500,000	CGCMT 2020-GC46	No
Note A-7	35,000,000	35,000,000	An affiliate of BCREI	No
Note A-10	37,500,000	37,500,000	GSMS 2020-GC45	No
Senior Notes	$547,000,000	$547,000,000
Note B-1	354,000,000	354,000,000	MRCD 2019-PARK	No
Note B-2	354,000,000	354,000,000	MRCD 2019-PARK	No
Note C-1	122,500,000	122,500,000	MRCD 2019-PRKC	Yes(1)
Note C-2	122,500,000	122,500,000	MRCD 2019-PRKC	No
Whole Loan	$1,500,000,000	$1,500,000,000
Mezzanine	$275,000,000	$275,000,000	APMSF Investor LLC
Total	$1,775,000,000	$1,775,000,000
(1)	The initial controlling note is Note C-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, Note A-1 will be the controlling note. See “Description of the Mortgage Pool—The Whole Loans—The Parkmerced Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$547,000,000	30.5%	Loan Payoff(1)	$1,581,601,056	88.1%
Subordinate Loan	953,000,000	53.1	Rate Buy-Down Fee	117,525,000	6.5
Mezzanine Loan	275,000,000	15.3	Preferred Equity Repayment	45,145,267	2.5
Sponsor Equity(2)	19,684,403	1.1	Closing Costs	33,769,790	1.9
			Swaption Purchase(3)	15,740,000	0.9
			Reserves	903,290	0.1

Total Sources	$1,794,684,403	100.0%	Total Uses	$1,794,684,403	100.0%
(1)	Loan Payoff is comprised of (i) the payoff of approximately $440.5 million of outstanding mortgage debt which was securitized in LCCM 2014-PKMD and related fees/interest due thereon, net of credits for escrows and reserves (original balance of $450.0 million) and (ii) payment-in-kind mezzanine debt with an outstanding balance of $1.141 billion (original principal balance of $773.0 million), both of which matured on November 8, 2019.

(2)	Borrower Sponsor Equity was sourced through a bridge loan with a maturity date of November 26, 2021 that is secured by the Non-Collateral Phase 1 Property (as defined and described under “Partial Release” below).

(3)	To manage rate risk for refinance at the maturity date of the Parkmerced Whole Loan, the borrower purchased a European-style swaption on the origination date, with a notional amount of $1.5 billion, a fixed rate of 2.78150%, an effective date of December 9, 2024 and a termination date of December 9, 2029.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3711 19th Avenue San Francisco, CA 94132	Collateral Asset Summary – Loan No. 3 Parkmerced	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 25.9% 4.00x 11.1%

The Borrower / Borrower Sponsors. The borrowing entity for the Parkmerced Whole Loan is Parkmerced Owner LLC, a Delaware limited liability company and special purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor of the Parkmerced Whole Loan is Robert A. Rosania. With respect to any claim for loss under the environmental indemnity, the Parkmerced Whole Loan documents require that the lender seek payment from a qualified environmental insurance policy (satisfying the requirements set forth in the Parkmerced Whole Loan documents) prior to seeking claims against the borrower or the borrower sponsor.

In 2012, Robert A. Rosania founded Maximus Real Estate Partners (“Maximus”), a privately-held real estate firm based in San Francisco with over 130 employees. Maximus concentrates on the acquisition, development and management of multifamily assets throughout the San Francisco Bay area. Over the past seven years, Maximus has acquired ownership interest in over 5,000 multifamily units with an estimated value of approximately $5.0 billion and has an additional 9,000 units in the development pipeline. Maximus principals, Robert A. Rosania and Seth Mallen, have been involved with the Parkmerced Property since 2005 when it was first acquired by Steller Management Inc. and Rockpoint Group, L.L.C. Prior to forming Maximus, Robert A. Rosania was the chief executive officer of Steller Management Inc., with Seth Mallen overseeing the company’s properties outside of New York including the entitlement of the Parkmerced Property. A third principal at Maximus, Matthew Myzak, is responsible for spearheading investments and acquisitions and has been involved in approximately $3.0 billion of acquisitions and recapitalizations since he joined the firm in 2014. Upon the death or mental incapacity of Robert A. Rosania, Seth Mallen will become the non-recourse guarantor of the Parkmerced Whole Loan and upon the death or mental incapacity of both Robert A. Rosania and Seth Mallen, Matthew Myzak will be the non-recourse guarantor of the Parkmerced Whole Loan.

The Property. The Parkmerced Property is part of a larger development (the “Parkmerced Community”), which is one of the largest multifamily communities in San Francisco, California, spread across 152 acres and containing 3,221 units (of which 3,165 units are collateral for the Parkmerced Whole Loan). Collateral units include 1,482 townhouse units and 1,683 traditional multifamily units. The majority of the Parkmerced Property was constructed from 1944 to 1951 across 11 high-rise towers and 154 garden style townhome buildings. Amenities at the Parkmerced Property include 2,502 parking spaces, on-site fitness centers, business centers, a community clubhouse, electric car charging stations, access to Lake Merced and high speed Internet services. Select units provide views of the Pacific Ocean, Lake Merced and various golf courses. From January 2015 to September 2019, approximately $40.3 million was spent on capital expenditures at the Parkmerced Property. With approximately 10,000 residents, the Parkmerced Property is designated the third largest neighborhood by acreage, the largest multifamily development in California and the largest privately-owned urban neighborhood in North America by acreage.

As of September 10, 2019, the Parkmerced Property was 94.2% occupied. Approximately 62.9% of the units are fair market value units, 17.1% of the units are leased to students, and 12.2% of the units are leased to tenants that rely on rent subsidy programs such as Section 8, with the remaining 7.8% of the units leased to a mix of corporate tenants, employees, special circumstance, Good Samaritan or traditional units. All units are governed by the San Francisco Rent Control Ordinance (as are all apartments in San Francisco built before 1979), which limits annual allowable rent increases to 60.0% of the percentage increase in the CPI for all urban customers in the San Francisco-Oakland-San Jose region. However, upon a tenant vacating, the ordinance allows for vacant units to be leased at prevailing market rents. Due to the San Francisco rent control ordinance, the average rents at the Parkmerced Property are approximately 24.4% below estimated market rents. Net operating income has nearly tripled from 2006 to TTM August 2019, with an average net cash flow growth of 9.2% year-over-year, with the net operating income only decreasing twice year-over-year in the past 13 years.

Planned Redevelopment. The Parkmerced Property together with the rest of the Parkmerced Community is subject to a development agreement dated July 6, 2011 by and among the City and County of San Francisco and the borrower, as successor in interest to Parkmerced Investor Properties, LLC, that expires on July 9, 2041 (the “Development Agreement”). The Development Agreement provides a vested right to redevelop the Parkmerced Community (and prohibits the application of newly adopted laws that would adversely affect the development rights) during the 30-year term. Under the terms of the Development Agreement, all 1,538 garden units may be demolished and replaced with newly constructed units, and the replacement units are required to be completed prior to the demolition or construction of other buildings. In addition to the multifamily units, other planned developments include 6,508 parking stalls, a 64,000 square foot amenity building, 80,000 square feet of office space, 224,000 square feet of retail space, a 25,000 square foot school and 68 acres of open spaces and parks. The Development Agreement also requires new San Francisco Municipal Railway stations, a property-owned shuttle to the Daly City Bay Area Rapid Transit station and multiple car/bike share hubs. In 2013, the Parkmerced Property received the American Institute of Architecture Urban Design award for its long-term design to create the largest carbon net-neutral neighborhood in the U.S. Infrastructure improvements under the Development Agreement may include the installation of cogeneration and renewable energy sources, such as wind turbines and photovoltaic cells. The appraisal concluded a value of $369,000,000 for the development rights which is included in the appraised value used herein.

Construction under the Development Agreement is expected to be completed over a 20 to 30 year period, but does not require construction to commence within a certain timeframe. The first phase of redevelopment (expected to include Phase 1A and Phase 1B (not collateral for the Parkmerced Whole Loan)) is scheduled to commence during the Parkmerced Whole Loan term. The first redevelopment phase is expected to consist of the redevelopment of 1,013 units over approximately three years, inclusive of five buildings containing 56 replacement units and 957 net new units. The first phase of redevelopment is also expected to include new utilities and streets, 15 acres of new landscaping, three new play areas, three new parks, community gardens and a dog park. The second phase of redevelopment (expected to include Phase 1C and Phase 1D (currently part of the collateral for the Parkmerced Whole Loan but expected to be freely released from the lien of the mortgage, as described below under “Partial Release” below), includes demolishing 56 units,

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3711 19th Avenue San Francisco, CA 94132	Collateral Asset Summary – Loan No. 3 Parkmerced	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 25.9% 4.00x 11.1%

building 166 replacement units and 629 net new units. Future redevelopment phases (related to property included in the collateral for the Parkmerced Whole Loan) include the remaining buildout of 5,409 units (4,093 net new units and 1,316 replacement units to replace the existing garden style units). The borrower sponsor anticipates that only the first phase redevelopment will be commenced during the Parkmerced Whole Loan term and that it will continue a long-term redevelopment over the next 20 to 30 years. We cannot assure you that any redevelopment under the Development Agreement will take place as anticipated or at all.

Multifamily Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral Sq. Ft.	Average Collateral Sq. Ft.	Average Rent Per Unit(2)
Studio (Tower)	11	0.3%	11	100.0%	5,731	521	$2,358
1BR/1BA (Tower)	571	18.0%	532	93.2%	450,322	789	$2,423
1BR/1BA (Townhouse)	534	16.9%	503	94.2%	389,008	728	$2,388
2BR/1BA (Townhouse)	786	24.8%	745	94.8%	755,865	962	$2,649
2BR/2BA (Tower)	1,058	33.4%	1,004	94.9%	1,153,124	1,090	$2,830
3BR/2BA (Townhouse)	120	3.8%	106	88.3%	148,920	1,241	$3,409
3BR/2.5BA (Townhouse)	42	1.3%	36	85.7%	58,614	1,396	$3,955
3BR/3BA (Tower)	43	1.4%	43	100.0%	60,857	1,415	$4,207
Total / Wtd. Avg.	3,165	100.0%	2,980	94.2%	3,022,441	955	$2,690
(1)	Source: Underwritten rent roll.

(2)	Average Rent per Unit is calculated using the total rent inclusive of Section 8 subsidies and Occupied Collateral Units.

Environmental Matters. According to the Phase I environmental report, dated September 11, 2019, there is no evidence of any recognized environmental conditions at the Parkmerced Property. Notwithstanding the foregoing, the Parkmerced Property has environmental insurance coverage pursuant to a 5-year policy from Beazley Eclipse.

The Market. The Parkmerced Property is located in San Francisco, California in the southwest sector of the city, just east of Lake Merced in the Ingleside District. The Parkmerced Property is bounded by 19th Avenue and Junipero Serra Boulevard to the east, Brotherhood Way to the south, Lake Merced Boulevard to the west and Holloway Avenue to the north. The Parkmerced Property is located across the street from San Francisco State University, which currently enrolls nearly 30,000 students, and is also adjacent to Lake Merced, Harding Park Golf Club, San Francisco Golf Club and across the lake from the Olympic Golf Course. The Parkmerced Property is centrally located with access to two of the largest employment centers in the Bay Area, downtown San Francisco and Silicon Valley. Transportation is provided via highways I-280 and SR 1 or public transportation, such as MUNI buses, the BART and CalTrain. Google and Apple also provide private company shuttle services to Parkmerced residents via the 19th Avenue and Winston Drive shuttle stop. The overall San Francisco Bay area continues to record employment growth higher than the region and the nation, with an unemployment rate of only 2.5% in 2019. More than 30 Fortune 500 companies are based in San Francisco (second to only New York City), and the Bay Area is home to three of the five most valuable companies in the world by market cap (Apple, Alphabet and Facebook).

The Parkmerced Property is located within the West San Francisco submarket within the San Francisco-Redwood City-South San Francisco MSA. The submarket contains 19,525 units with a vacancy rate of 1.5%, lower than the overall market vacancy rate of 4.0%. Average rent per unit for the submarket is $2,943 with effective rents per unit of $2,798. Over the past five years, the submarket has experienced no multifamily construction, resulting in greater demand than supply.

See below for a chart of comparable rentals and comparable sales for the Parkmerced Property:

Residential Lease Comparables(1)
No.	Property	Units(2)	Average SF per Unit(2)	Built / Renovated	Occupancy(2)	Average Asking Rent (Studio)	Average Asking Rent (1 Bed)	Average Asking Rent (2 Beds)	Average Asking Rent (3 Beds)
	Parkmerced	3,165(2)	955(2)	1944-1951 / 2009	94.2%(2)	$2,405	$2,880	$3,896	$4,929
1	Westlake Village Apartments	2,910	622	1968	100.0%	$1,883	$2,213	$2,800	$4,233
2	Lakewood Apartments	722	820	1973	97.0%	$2,203	$2,514	$3,612	NAP
3	Avalon Sunset Towers	243	847	1961	97.0%	$3,156	$3,638	$4,777	NAP
4	The Fillmore Center	1,114	1,346	1983	94.0%	$2,471	$2,944	$3,509	$5,355
5	South City Station Apartments	360	1,111	2007	95.0%	$2,440	$3,250	$3,772	NAP
6	Pacific Place Apartments	71	1,985	2010	96.0%	NAP	$3,128	$3,545	$4,148
7	Avalon Ocean Avenue	173	931	2012	97.0%	$3,191	$3,503	$4,519	NAP
	Average(3)	799	1,095	1988	96.6%	$2,557	$3,027	$3,791	$4,579
(1)	Source: Appraisal.

(2)	Source: Underwritten rent roll

(3)	Calculated excluding the Parkmerced Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3711 19th Avenue San Francisco, CA 94132	Collateral Asset Summary – Loan No. 3 Parkmerced	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 25.9% 4.00x 11.1%

Comparable Sales(1)
Property	Units	Average SF per Unit	Built / Renovated	Occupancy	Sale Date	Sale Price	$/Unit	Adjusted $/Unit	Cap Rate
Blu Harbor Apartments	402	989	2017 / NAP	97.0%	19-Jul	$326,000,000	$810,945	$648,756	3.95%
Lex Apartments	387	876	2017 / NAP	98.0%	19-Jun	$180,500,000	$466,408	$447,519	4.50%
Jasper	320	1,077	2015 / NAP	97.0%	19-May	$306,500,000	$957,813	$435,326	3.75%
Domain Apartments	444	1,032	2013 / NAP	97.0%	19-May	$255,500,000	$575,450	$523,084	4.70%
Sofi Riverview Park	271	811	2015 / NAP	100.0%	19-Apr	$132,250,000	$488,007	$492,887	N/A
888 San Mateo	160	850	2014 / NAP	96.0%	18-Nov	$104,850,000	$655,313	$668,419	4.39%
Total / Wtd. Avg.	331	939		97.5%		$217,600,000	$658,065	$535,999	4.26%
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	TTM(1)	Underwritten	Per Unit
Gross Potential Rent(2)	$130,737,590	$137,605,356	$132,069,625	$137,983,340	$136,812,045	$43,227
(Loss to Lease)	(38,116,118)	(41,316,706)	(32,704,965)	(36,784,192)	(32,606,507)	(10,302)
Scheduled Rent	$92,621,472	$96,288,650	$99,364,660	$101,199,148	$104,205,538	$32,924
Total Reimbursements	2,808,112	2,952,975	3,453,088	3,819,732	3,819,732	1,207
Net Rental Income	$95,429,584	$99,241,625	$102,817,748	$105,018,880	$108,025,269	$34,131
(Vacancy/Credit Loss)	(15,684,578)	(12,952,736)	(11,082,811)	(9,204,100)	(8,481,722)	(2,680)
Other Income	3,436,071	3,763,450	3,547,300	3,686,531	3,440,333	1,087
Effective Gross Income	$83,181,077	$90,052,338	$95,282,237	$99,501,311	$102,983,881	$32,538
Total Expenses	38,976,882	40,409,981	41,596,712	43,742,948	42,514,116	13,433
Net Operating Income	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$60,469,764	$19,106
Capital Expenditures	0	0	0	0	791,250	250
Net Cash Flow	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$59,678,514	$18,856
(1)	Based on August 2019 trailing twelve months’ cash flow.

(2)	Underwritten based on the September 10, 2019 rent roll’s annualized rents including Section 8.

Property Management. The Parkmerced Property is managed by Maximus Real Estate Partners Ltd., a Delaware corporation and an affiliate of the borrower.

Lockbox / Cash Management. The Parkmerced Whole Loan is structured with a soft lockbox and springing cash management. The borrower is required to direct each non-residential tenant at the Parkmerced Property to transmit its rents directly into the lockbox account. Without in any way limiting the foregoing, all rents and other amounts received by the borrower or property manager attributable to the Parkmerced Property (except any rents attributable to Phase 1) will be required to be deposited into the lockbox account within two business days of receipt. Absent a Cash Trap Period (as defined below), funds deposited into the lockbox account will be swept on a daily basis to an account designated by the borrower and to the extent a Cash Trap Period exists, into the cash management account. During a Cash Trap Period, funds will be swept to the payment of, among other things, taxes and insurance, fees due under the cash management agreement, the monthly debt service payment, capital expenditure reserves, operating expenses and other conditions set forth in the Parkmerced Whole Loan documents.

During the continuance of a Cash Trap Period, all excess cash amounts remaining after taking into account all required reserve deposits will be swept and held by the lender in a reserve as additional collateral for the Parkmerced Whole Loan. So long as no event of default has occurred and is continuing, amounts on deposit in the excess cash amounts may be disbursed for shortfalls in reserve deposits for approved capital expenses and for payment of other approved capital expenses and approved operating expenses at the Parkmerced Property as set forth in the Parkmerced Whole Loan documents.

A “Cash Trap Period” will commence following the occurrence of (i) an event of default, (ii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.05x for two consecutive calendar quarters or (iii) an event of default under the Parkmerced Mezzanine Loan, and will end when (A) the debt under the Parkmerced Whole Loan has been repaid in full, (B) in the case of a Cash Trap Period triggered by an event described in clause (i) above only, (a) the applicable event of default has been cured and (b) no event that would trigger another Cash Trap Period has occurred, (C) in the case of a Cash Trap Period triggered by an event described in clause (ii) above only, (x) for two consecutive calendar quarters since the commencement of the existing Cash Trap Period, the debt service coverage ratio is at least equal to 1.05x, (y) no event of default has occurred, and (z) no event that would trigger another Cash Trap Period has occurred, or (D) in the case of a Cash Trap Period triggered by an event described in clause (iii) above only, (x) the lender has received a notice from the mezzanine lender that the event of default under the Parkmerced Mezzanine Loan has been cured or waived and (y) no event that would trigger another Cash Trap Period has occurred.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3711 19th Avenue San Francisco, CA 94132	Collateral Asset Summary – Loan No. 3 Parkmerced	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 25.9% 4.00x 11.1%

Initial Reserves and Ongoing Reserves.

Tax Reserve. At loan origination, the borrower deposited $795,083 into a real estate tax reserve account. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes, initially estimated to be $795,083.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the estimated annual insurance premiums , which will be waived if the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve. The borrower is required to deposit $65,938 into a replacement reserve, on a monthly basis.

Immediate Repairs. At loan origination, the borrower deposited $108,207 into an immediate repairs reserve account.

Current Mezzanine or Subordinate Indebtedness. A mezzanine loan (the “Parkmerced Mezzanine Loan”) was funded to the sole member of the borrower by a third party at loan origination. The Parkmerced Mezzanine Loan has an original principal balance of $275.0 million, accrues interest at a per annum rate of 10.0000% and is interest-only for its entire five-year term, with the option to extend for an additional five years at an interest rate of 12.00000%, and accrues on an Actual/360 basis. All excess cash distributed by the borrower to the mezzanine borrower is required to be applied to the payment of accrued and unpaid interest on the Parkmerced Mezzanine Loan, and the mezzanine borrower will not be in default under the Parkmerced Mezzanine Loan due to the insufficiency of available cash to pay accrued and unpaid interest in full; provided that any unpaid interest under the Parkmerced Mezzanine Loan will accrue and be compounded annually. The mezzanine borrower has the option to extend the Parkmerced Mezzanine Loan for an additional five-year term. If it does so, any modifications to or refinancing of the Parkmerced Whole Loan will be subject to certain financial restrictions described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

The Parkmerced Whole Loan includes two senior subordinate notes with an outstanding balance as of the Cut-off Date of $708.0 million, which accrue interest at a per annum rate of 3.187777232%. The senior subordinate notes have a five-year term and are interest-only for the full term of the loan. The Parkmerced Whole Loan also includes two junior subordinate notes, with an aggregate outstanding principal balance as of the Cut-off-Date of $245.0 million, which accrue interest at a per annum rate of 4.602892857%. The junior subordinate notes have a five-year term and are interest-only for the full term of the loan.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. In conjunction with the origination of the Parkmerced Whole Loan, the borrower transferred fee title to the legally subdivided non-collateral Phase 1A, Phase 1B and a portion of Phase 1C development parcels of Parkmerced (collectively, the “Non-Collateral Phase 1 Property”) to affiliates of the borrower. The remaining Phase 1 development parcels, comprising the remaining portion of Phase 1C and Phase 1D (collectively, the “Phase 1 Release Property” and together with the Non-Collateral Phase 1 Property, “Phase 1”) will be included in the collateral for the Parkmerced Whole Loan until such time that certain conditions set forth in the Parkmerced Whole Loan documents are satisfied, including, among other things, that the Phase 1 Release Property is legally subdivided from the other collateral and the borrower is permitted to transfer the Phase 1 Release Property to affiliates of the borrower. There is no release price payable in connection with the release of the Phase 1 Release Property from the collateral of the Parkmerced Whole Loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, NY	Collateral Asset Summary – Loan No. 4 Acuity Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 33.0% 3.39x 12.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, NY	Collateral Asset Summary – Loan No. 4 Acuity Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 33.0% 3.39x 12.2%

Acuity Portfolio
1 201 West 92nd Street New York, NY
2 200 West 93rd Street New York, NY
3 780 Riverside Drive New York, NY
4 331, 333, & 337 West 43rd Street New York, NY
5 3489 Broadway New York, NY
6 884 West End Avenue New York, NY
7 529-537 East 81st Street New York, NY
8 730 Riverside Drive New York, NY
9 1843 1st Avenue New York, NY
10 432 East 88th Street New York, NY
11 440 Audubon Avenue New York, NY
12 66-70 West 109th Street New York, NY
13 470 West 23rd Street New York, NY
14 136 & 144 West 111th Street New York, NY
15 140 & 148 West 111th Street New York, NY
16 237 1st Avenue New York, NY
17 589 Riverside Drive New York, NY
18 132-134 West 109th Street New York, NY
19 480 Humboldt Street Brooklyn, NY
20 2 West 125th Street New York, NY
21 61 West 106th Street New York, NY
22 1741 1st Avenue New York, NY
23 2090-2092 Amsterdam Avenue New York, NY
24 2330 7th Avenue New York, NY
25 132 Sherman Avenue New York, NY
26 245 Flatbush Avenue Brooklyn, NY
27 240 East 85th Street New York, NY
Pelham Bay Park
Long Island Sound
City Island
Fort Lee
Palisades Park
Ridgefield
Edgewater
Cliffside Park
Fairview
NEW JERSEY
North Bergen
Guttenberg
Hudson River
H. Hudson Pkwy
George Wash. Bridge
Washington Heights
Fordham Univ.
CUNY Bronx Comm. Coll.
Bronx Zoo
Bronx River Pkwy
Albert Einstein College of Medicine
Morris Park
Yankee Stadium
BRONX
Bruckner Expwy
Metro North
Melrose
Hunts Point
East River
Rikers Island
Triboro Bridge
La Guardia Airport
Columbia University
Harlem
Central Park
Upper West Side
Upper East Side
Lincoln Tunnel
MANHATTAN
Midtown
Times Square
Penn Station
Grand Central
FDR Drive
Roosevelt Island
Astoria
Grand Central Pkwy
Jackson Heights
Woodside
Long Island City
LIRR
QUEENS
Queens-Midtown Tunnel
Sunnyside
Elmhurst
Long Island Expwy
Rego Park
Middle Village
Greenwich Village
New York University
East Village
Soho
Lower East Side
Greenpoint
Williamsburg
Financial District
Downtown Brooklyn
Brooklyn Heights
LIU-Brooklyn
Barclays Center
Bedford-Stuyvesant
Bushwick
BROOKLYN
Interborough Pkwy
Park Slope
Prospect Heights

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, NY	Collateral Asset Summary – Loan No. 4 Acuity Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 33.0% 3.39x 12.2%

Mortgage Loan Information
Loan Seller:	CCRE/KeyBank
Loan Purpose:	Refinance
Borrower Sponsors:	Eugene Mendlowits; Mendel Mendlowits
Borrowers:	Various(1)
Original Balance:	$40,000,000
Cut-off Date Balance:	$40,000,000
% by Initial UPB:	4.7%
Interest Rate:	3.4800%
Payment Date:	10th of each month
First Payment Date:	April 10, 2020
Maturity Date:	March 10, 2027
Amortization:	Interest Only
Additional Debt(2)(3):	$125,000,000 Pari Passu Debt $159,000,000 Subordinate Debt
Call Protection(4)(5):	LO(24);DEF(54);O(6)
Lockbox / Cash Management(10):	Springing Soft / Springing
Reserves(6)
	Initial	Monthly
Taxes:	$1,963,800	$654,600
Insurance:	$0	Springing
Replacement:	$0	$24,341
Immediate Repairs:	$593,442	$0
Tenant Reserve:	$415,000	$0
Financial Information
	Senior Notes	Whole Loan
Cut-off Date Balance / Unit:	$145,760	$286,219
Balloon Balance / Unit:	$145,760	$286,219
Cut-off Date LTV(7):	33.0%	64.9%
Balloon LTV(7):	33.0%	64.9%
Underwritten NOI DSCR:	3.45x	1.76x
Underwritten NCF DSCR:	3.39x	1.73x
Underwritten NOI Debt Yield:	12.2%	6.2%
Underwritten NCF Debt Yield:	12.0%	6.1%
(1)	The borrowers are 61 West 106 LLC, 132 West 109 Property LLC, W 111th Portfolio Owner LLC, W 111th Portfolio II Owner LLC, 237 First LLC, 240 East 85 Owner LLC, Clinton 43 Holdings Owner LLC, East 88th Street Owner LLC, 480 Humboldt Owner LLC, 587 Riverside Owner LLC, 730 Riverside Drive Property Owner LLC, 780 Riverside LLC, 884 Westend Owner LLC, 1741 First Owner LLC, East River 95 Owner LLC, 2090 Amsterdam Owner LLC, 2330 Seventh Owner LLC, 3489 Broadway LLC, Five on 81 Owner LLC, 125 Realty Property Owner LLC, 125 Realty Tenant Owner LLC, 470 West 23 Owner LLC, 470 West 23 Tenant Owner LLC, West 109 Realty Owner LLC, 92 Equities Owner LLC, Next to 92 Equities Owner LLC, 440 Audubon Owner LLC, 245 Flatbush Owner LLC and 132 Sherman Owner LLC, which are all Delaware limited liability companies (collectively, the “Acuity Portfolio Borrowers”).

Property Information
Single Asset / Portfolio:	Portfolio of 27 properties
Property Type:	Various
Collateral:	Fee Simple
Location:	Various, NY
Year Built / Renovated:	Various / Various
Total Units:	1,132
Property Management:	Various
Underwritten NOI:	$20,104,338
Underwritten NCF:	$19,754,762
Appraised Value(7):	$499,330,000
Appraisal Date(8):	Various

Historical NOI
Most Recent NOI:	$20,227,250 (T-12 August 31, 2019)
2018 NOI:	$19,881,965
2017 NOI:	$18,849,404
2016 NOI:	NAP

Historical Occupancy
Most Recent Occupancy(9):	98.7% (January 6, 2020)
2019 Occupancy:	97.9% (December 31, 2019)
2018 Occupancy:	98.0% (December 31, 2018)
2017 Occupancy:	96.2% (December 31, 2017)
(2)	The Acuity Portfolio Whole Loan (as defined below) was co-originated by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) and KeyBank National Association ("KeyBank") on February 13, 2020. The Acuity Portfolio Loan (as defined below) is part of the Acuity Portfolio Whole Loan, which is comprised of six pari passu promissory notes with an aggregate outstanding principal balance of $165,000,000 (the “Senior Notes”, and collectively the “Acuity Portfolio Senior Loan”) and two promissory notes that are subordinate to the Senior Notes with an aggregate outstanding principal balance of $159,000,000 (the “Junior Notes”, and together with the Acuity Portfolio Senior Loan, the “Acuity Portfolio Whole Loan”). The Acuity Portfolio Loan is evidenced by two Senior Notes (Note A-3 and Note A-5) with an aggregate original principal balance of $40,000,000. Unless otherwise indicated, the Cut-off Date Balance / Unit, Balloon Balance / Unit, Underwritten NOI Debt Yield, Underwritten NCF DSCR, Cut-off Date LTV and Balloon LTV numbers presented in this term sheet are based on the aggregate outstanding principal balance of the Acuity Portfolio Senior Loan, without regard to the Acuity Portfolio Subordinate Companion Loan (as defined below).
(3)	See “Current Mezzanine and Subordinate Indebtedness” below for further discussion of the additional debt.
(4)	The lockout period will be 24 payments beginning with and including the first payment date of April 10, 2020. Defeasance of the full $324.0 million Acuity Portfolio Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) April 10, 2023.
(5)	Partial release is permitted. See “Partial Release” below.
(6)	See “Initial Reserves and Ongoing Reserves” below.
(7)	The portfolio appraisal provided a portfolio appraised value for the Acuity Portfolio Properties (as defined below) of $499,330,000, which includes a portfolio premium of $27,130,000 over the aggregate of the “as is” appraised values for the individual Acuity Portfolio Properties. The aggregate of the “as is” appraised values for the individual Acuity Portfolio Properties is $472,200,000, which results in a Cut-off Date LTV and Balloon LTV ratio of 34.9% and 34.9%, respectively.
(8)	The individual appraisals for each Acuity Portfolio Property are dated from October 28, 2019 to November 19, 2019.
(9)	Most Recent Occupancy is based on multifamily units and excludes commercial sq. ft. See “The Properties” herein for further discussion.
(10)	Springing soft with respect to multifamily tenants; springing hard with respect to commercial tenants.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, NY	Collateral Asset Summary – Loan No. 4 Acuity Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 33.0% 3.39x 12.2%

The Loan. The Acuity Portfolio mortgage loan (the “Acuity Portfolio Loan”) is part of the Acuity Portfolio Whole Loan with an original principal balance of $324,000,000. The Acuity Portfolio Whole Loan is secured by a first priority fee mortgage encumbering 17 multifamily properties, 9 mixed-use properties with multifamily and retail components and one mixed-use property with office and retail components located in the boroughs of Manhattan and Brooklyn in New York, New York (each an “Acuity Portfolio Property” and collectively, the “Acuity Portfolio Properties”). The Acuity Portfolio Whole Loan is comprised of (i) a senior loan comprised of six senior notes that are pari passu with each other, with an aggregate original principal balance of $165,000,000 and (ii) a subordinate companion loan comprised of two subordinate notes that are pari passu with each other and subordinate to the Acuity Portfolio Senior Loan, with an aggregate original principal balance of $159,000,000 (the “Acuity Portfolio Subordinate Companion Loans”), each as described below. Two Senior Notes, the non-controlling Note A-3 and Note A-5 with an aggregate original principal amount of $40,000,000, represent the Acuity Portfolio Loan and will be contributed to the CF 2020-CF4 securitization transaction. Two Senior Notes, the controlling Note A-1 and the non-controlling Note A-2, and the Junior Notes (collectively, the “Acuity Portfolio Standalone Notes”), with an aggregate original principal balance of $244,000,000, are expected to be contributed to the CFK 2020-MF2 securitization transaction. The remaining non-controlling Senior Notes (Note A-4 and Note A-6, together with the Acuity Portfolio Standalone Notes, the “Acuity Portfolio Companion Loans”), with an aggregate original principal balance of $40,000,000, are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Acuity Portfolio Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the CFK 2020-MF2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Acuity Portfolio Pari Passu-AB Whole Loan and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The relationship between the holders of the Acuity Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Acuity Portfolio Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Acuity Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-3, Note A-5	$40,000,000	$40,000,000	CF 2020-CF4	No
Note A-1	42,500,000	42,500,000	CFK 2020-MF2(1)	Yes(2)
Note A-2	42,500,000	42,500,000	CFK 2020-MF2(1)	No
Note A-4	20,000,000	20,000,000	CCRE(3)	No
Note A-6	20,000,000	20,000,000	KeyBank(3)	No
Senior Notes	$165,000,000	$165,000,000
Note B-1, Note B-2	159,000,000	159,000,000	CFK 2020-MF2(1)	No
Whole Loan	$324,000,000	$324,000,000

(1)	The CFK 2020-MF2 securitization transaction is expected to close on or about March 17, 2020.
(2)	The Controlling Note is note A-1. See “Description of the Mortgage Pool— The Whole Loans—The Acuity Portfolio Pari Passu-AB Whole Loan” in the Preliminary Prospectus.
(3)	Expected to be contributed to one or more future securitization transactions.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes:	$165,000,000	50.9%	Existing Debt Payoff:	$290,419,773	89.6%
Junior Notes:	159,000,000	49.1	Return of Equity:	24,162,464	7.5
			Closing Costs:	6,445,521	2.0
			Reserves:	2,972,242	0.9
Total Sources:	$324,000,000	100.0%	Total Uses:	$324,000,000	100.0%

The Borrowers / Borrower Sponsor. Each Acuity Portfolio Borrower is structured to be a single-purpose bankruptcy-remote entity with one independent director.

The borrower sponsors and non-recourse carveout guarantors are Eugene Mendlowits and Mendel Mendlowits (each, an “Acuity Portfolio Borrower Sponsor” and together, the “Acuity Portfolio Borrower Sponsors”). The Acuity Portfolio Borrower Sponsors are also guarantors with respect to any loss to the lenders as a result of any past or future violations of New York City rent regulations and with respect to property violations (and related liens). The Acuity Portfolio Borrower Sponsors founded Acuity Capital Partners (“Acuity”) in 2012 and together have approximately 60 years of real estate investment experience. Acuity is a real estate investment and asset management firm that focuses on value-add investment strategies on real estate assets throughout New York City. Since its inception, Acuity has completely nearly $3.0 billion of real estate transactions with institutional partners. Acuity’s portfolio encompasses approximately 2.0 million sq. ft. with an estimated value of approximately $1.0 billion.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, NY	Collateral Asset Summary – Loan No. 4 Acuity Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 33.0% 3.39x 12.2%

Eugene Mendlowits is also the chairman and owner of Adorama, a photography, video, audio and computer retailer. Adorama is listed as one of the top five electronics retailers by Consumer Reports, "Best of the Web" by Forbes.com, Internet Retailers Top 100, and is the official electronics retailer of the NY Giants.

The Properties. The Acuity Portfolio Properties consist of 17 multifamily properties, 9 mixed-use properties with multifamily and retail components and one mixed-use property with office and retail components located in the boroughs of Manhattan and Brooklyn in New York, New York. The Acuity Portfolio Properties total 1,132 multifamily units and 57,481 sq. ft. of commercial space, of which 37,613 sq. ft. is retail space and 19,868 sq. ft. is office space. The multifamily units at the Acuity Portfolio Properties were approximately 98.7% occupied as of January 6, 2020, and the commercial space was approximately 88.6% occupied as of January 2, 2020.

The Acuity Portfolio Properties generally consist of pre-war walk-up buildings located in Manhattan and Brooklyn, with the buildings ranging from four to thirteen stories and built from 1897 to 2007. Seventeen of the 27 properties are multifamily buildings, four of which contain ground floor retail space. Nine of the properties are mixed-use with multifamily and retail components and one of the properties is mixed use with office and retail space. The multifamily units range in size from studio to seven-bedroom units and are located across Manhattan (98.0% of the multifamily units) and Brooklyn (2.0% of the multifamily units).

The following table presents detailed information with respect to each of the Acuity Portfolio Properties.

#	Property	Property Type	Multifamily Units	Commercial SF	In-Place Multifamily Occupancy(1)	In-Place Commercial Occupancy(1)	Allocated Whole Loan Amount	% of Whole Loan	As-Is Appraised Value	Land Value	UW NCF	% of Portfolio UW NCF
1	201 West 92nd Street	Mixed Use	67	5,457	98.5%	100.0%	$27,800,000	8.6%	$41,300,000(2)	$73,300,000	$1,520,908	7.7%
2	200 West 93rd Street	Mixed Use	67	5,831	100.0%	81.1%	27,594,340	8.5%	42,200,000(2)	73,300,000	$1,511,234	7.6%
3	780 Riverside Drive	Multifamily	91	0	96.7%	-	22,908,152	7.1%	35,300,000	19,100,000	$1,599,686	8.1%
4	331, 333, & 337 West 43rd Street	Multifamily	75	0	100.0%	-	22,796,826	7.0%	30,400,000	37,600,000	$1,340,041	6.8%
5	3489 Broadway	Mixed Use	73	8,369	100.0%	57.5%	18,564,487	5.7%	30,400,000	19,400,000	$1,022,738	5.2%
6	884 West End Avenue	Multifamily	67	0	98.5%	-	17,432,543	5.4%	24,400,000	27,200,000	$1,147,540	5.8%
7	529-537 East 81st Street	Multifamily	100	0	100.0%	-	17,352,772	5.4%	23,100,000	25,000,000	$1,179,580	6.0%
8	730 Riverside Drive	Multifamily	63	0	98.4%	-	16,087,089	5.0%	24,700,000	13,000,000	$970,932	4.9%
9	1843 1st Avenue	Multifamily	57	1,575	100.0%	100.0%	14,973,636	4.6%	20,500,000	60,500,000	$839,865	4.3%
10	432 East 88th Street	Multifamily	45	0	100.0%	-	13,045,694	4.0%	19,000,000	10,100,000	$715,000	3.6%
11	440 Audubon Avenue	Multifamily	68	3,000	98.5%	100.0%	12,421,733	3.8%	17,200,000	11,400,000	$912,189	4.6%
12	66-70 West 109th Street	Multifamily	48	0	97.9%	-	11,885,679	3.7%	15,600,000	7,000,000	$738,063	3.7%
13	470 West 23rd Street	Mixed Use	18	2,310	100.0%	100.0%	10,399,703	3.2%	16,000,000	4,620,000	$667,399	3.4%
14	136 & 144 West 111th Street	Multifamily	32	0	96.9%	-	9,580,405	3.0%	14,100,000	5,700,000	$577,630	2.9%
15	140 & 148 West 111th Street	Multifamily	32	0	90.6%	-	9,052,939	2.8%	13,100,000	5,700,000	$614,463	3.1%
16	237 1st Avenue	Mixed Use	N/A	13,522	NAP	100.0%	8,965,981	2.8%	13,200,000	5,900,000	$625,442	3.2%
17	589 Riverside Drive	Multifamily	40	0	100.0%	-	8,923,773	2.8%	12,200,000	14,100,000	$513,174	2.6%
18	132-134 West 109th Street	Multifamily	40	0	97.5%	-	8,745,498	2.7%	11,500,000	4,600,000	$501,868	2.5%
19	480 Humboldt Street(3)	Multifamily	20	2,852	100.0%	100.0%	8,346,211	2.6%	11,700,000(4)	6,400,000	$520,416	2.6%
20	2 West 125th Street	Mixed Use	23	7,632	95.7%	75.0%	7,403,668	2.3%	11,900,000	4,400,000	$413,226	2.1%
21	61 West 106th Street	Multifamily	24	0	95.8%	-	6,876,004	2.1%	11,400,000	10,300,000	$381,646	1.9%
22	1741 1st Avenue	Mixed Use	16	2,125	100.0%	100.0%	6,146,611	1.9%	8,800,000	14,300,000	$364,007	1.8%
23	2090-2092 Amsterdam Avenue	Mixed Use	26	2,545	100.0%	100.0%	5,057,012	1.6%	6,800,000	4,141,760	$291,871	1.5%
24	2330 7th Avenue	Multifamily	9	963	100.0%	100.0%	3,694,020	1.1%	5,400,000	2,300,000	$217,421	1.1%
25	132 Sherman Avenue	Multifamily	21	0	100.0%	-	3,321,453	1.0%	4,400,000	4,000,000	$251,438	1.3%
26	245 Flatbush Avenue(3)	Mixed Use	3	850	100.0%	100.0%	2,394,893	0.7%	4,300,000	1,000,000	$192,784	1.0%
27	240 East 85th Street	Mixed Use	7	450	100.0%	100.0%	2,228,878	0.7%	3,300,000	3,200,000	$124,201	0.6%
	Total / Avg.		1,132	57,481	98.7%	88.6%	$324,000,000	100.0%	$472,200,000	$467,561,760(5)	$19,754,762	100.0%

							Portfolio Premium		5.7%
	-1						Portfolio Appraised Value		$499,330,000

(1)	Based on the rent roll dated January 6, 2020 and the commercial rent roll dated January 2, 2020.
(2)	Includes $10,000,000 of value attributed to the air rights at each property.
(3)	Each of the 480 Humboldt Street property and the 245 Flatbush Avenue property is located in Brooklyn.
(4)	The As-Is Appraised Value excludes $1,070,000 of value attributed to the 421a tax abatement at the 480 Humboldt Street property. The 480 Humboldt Street property has been paying abated taxes pursuant to the 421a tax abatement since 2008/2009, but the Acuity Portfolio Borrower Sponsors did not receive the final certificate of eligibility from the seller of the 480 Humboldt Street property at the related closing in 2008. As such, the unabated taxes at the 480 Humboldt Street property were underwritten.
(5)	The Whole Loan to Land Value ratio is 69.3%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, NY	Collateral Asset Summary – Loan No. 4 Acuity Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 33.0% 3.39x 12.2%

The Acuity Portfolio Properties consist of studios, 1 bedroom, 2 bedroom, 3 bedroom, 4 bedroom, 5 bedroom, 6 bedroom and 7 bedroom units. The following table presents detailed information with respect to the unit mix of each of the Acuity Portfolio Properties.

		STUDIO			1 BEDROOM			2 BEDROOM			3 BEDROOM			4 BEDROOM			5+ BEDROOM(1)
#	Property	Rent Stab.	Rent Contr.	Free Mkt.	Rent Stab.	Rent Contr.	Free Mkt.	Rent Stab.	Rent Contr.	Free Mkt.	Rent Stab.	Rent Contr.	Free Mkt.	Rent Stab.	Rent Contr.	Free Mkt.	Rent Stab.	Rent Contr.	Free Mkt.
1	201 West 92nd Street	0	0	0	13	0	21	8	2	18	3	1	1	0	0	0	0	0	0
2	200 West 93rd Street	0	0	0	16	0	17	11	0	17	1	0	5	0	0	0	0	0	0
3	780 Riverside Drive	3	0	0	18	0	8	12	3	8	5	1	6	13	3	4	1	2	4
4	331, 333, & 337 West 43rd Street	3	0	20	1	0	17	4	0	30	0	0	0	0	0	0	0	0	0
5	3489 Broadway	0	0	0	13	1	4	4	2	3	21	3	9	6	0	7	0	0	0
6	884 West End Avenue	0	0	0	15	0	2	9	1	2	2	1	0	22	6	7	0	0	0
7	529-537 East 81st Street	47	1	2	42	4	4	0	0	0	0	0	0	0	0	0	0	0	0
8	730 Riverside Drive	1	0	0	17	2	1	1	0	1	27	2	1	8	2	0	0	0	0
9	1843 1st Avenue	0	0	0	0	0	6	18	2	26	1	0	4	0	0	0	0	0	0
10	432 East 88th Street	0	0	26	0	0	17	0	0	2	0	0	0	0	0	0	0	0	0
11	440 Audubon Avenue	0	0	0	18	0	0	29	1	0	13	0	2	5	0	0	0	0	0
12	66-70 West 109th Street	0	0	0	0	0	1	9	0	11	3	0	22	0	0	2	0	0	0
13	470 West 23rd Street	0	0	0	2	0	16	0	0	0	0	0	0	0	0	0	0	0	0
14	136 & 144 West 111th Street	0	0	0	7	0	2	2	0	3	0	0	7	4	0	6	0	0	1
15	140 & 148 West 111th Street	0	0	0	12	0	3	2	0	4	0	0	0	2	0	9	0	0	0
16	237 1st Avenue(2)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
17	589 Riverside Drive	0	0	0	3	0	2	3	1	10	2	0	0	7	3	5	3	1	0
18	132-134 West 109th Street	0	0	0	15	0	25	0	0	0	0	0	0	0	0	0	0	0	0
19	480 Humboldt Street	0	0	0	8	0	0	12	0	0	0	0	0	0	0	0	0	0	0
20	2 West 125th Street	19	0	0	3	0	0	1	0	0	0	0	0	0	0	0	0	0	0
21	61 West 106th Street	0	0	0	0	0	0	0	0	0	0	0	2	6	1	5	7	2	1
22	1741 1st Avenue	0	0	0	3	0	10	0	0	3	0	0	0	0	0	0	0	0	0
23	2090-2092 Amsterdam Avenue	0	0	0	0	0	0	11	3	9	2	0	1	0	0	0	0	0	0
24	2330 7th Avenue	0	0	0	0	0	0	0	0	9	0	0	0	0	0	0	0	0	0
25	132 Sherman Avenue	0	0	0	0	0	0	9	0	0	11	0	0	1	0	0	0	0	0
26	245 Flatbush Avenue	0	0	0	0	0	0	0	0	3	0	0	0	0	0	0	0	0	0
27	240 East 85th Street	0	0	0	2	0	5	0	0	0	0	0	0	0	0	0	0	0	0
Total		73	1	48	208	7	161	145	15	159	91	8	60	74	15	45	11	5	6
(1)	The Acuity Portfolio Properties consisting of 5+ Bedrooms include 17 five-bedroom units, four six-bedroom units and one seven-bedroom unit.
(2)	The 237 1st Avenue property is a mixed use office / retail building and does not have a multifamily component.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, NY	Collateral Asset Summary – Loan No. 4 Acuity Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 33.0% 3.39x 12.2%

As of January 6, 2020, the multifamily portion of the Acuity Portfolio Properties was approximately 98.7% occupied with a weighted average free market rent of approximately $2,988 per month (the “Actual Rent”). The appraiser concluded a weighted average market rent of $3,160 per month (the “Concluded Rent”). The Acuity Portfolio Whole Loan was underwritten based on in-place rents as of January 6, 2020 with vacant units grossed up to market rents as concluded by the appraisals.

	STUDIO			1 BEDROOM			2 BEDROOM			3 BEDROOM			4 BEDROOM			5+ BEDROOM
Property	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)	FM Units(1)	FM Act. Rent(2)	FM Conc. Rent(3)
201 West 92nd Street	0	-	-	21	$2,979	$3,200	17	$4,114	$4,100	1	$5,595	$5,500	0	-	-	0	-	-
200 West 93rd Street	0	-	-	17	$2,974	$3,200	17	$4,142	$4,100	5	$5,168	$5,500	0	-	-	0	-	-
780 Riverside Drive	0	-	-	8	$2,908	$2,800	7	$3,288	$3,300	6	$3,533	$3,560	4	$4,030	$4,000	3	$4,117	$4,200
331, 333, & 337 West 43rd Street	20	$2,216	$2,300	17	$2,648	$2,800	30	$3,304	$3,400	0	-	-	0	-	-	0	-	-
3489 Broadway	0	-	-	4	$2,161	$2,600	3	$2,583	$2,850	9	$3,157	$3,200	7	$3,850	$3,900	0	-	-
884 West End Avenue	0	-	-	2	$2,726	$3,500	2	$3,621	$3,900	0	-	-	7	$5,304	$6,500	0	-	-
529-537 East 81st Street	2	$1,908	$2,000	4	$2,313	$2,400	0	-	-	0	-	-	0	-	-	0	-	-
730 Riverside Drive	0	-	-	1(4)	$0(4)	$2,800	1	$3,129	$3,300	0	-	-	0	-	-	0	-	-
1843 1st Avenue	0	-	-	6	$2,182	$2,200	26	$2,801	$2,800	4	$3,410	$3,250	0	-	-	0	-	-
432 East 88th Street	26	$2,134	$2,150	17	$2,969	$3,000	2	$3,750	$3,750	0	-	-	0	-	-	0	-	-
440 Audubon Avenue	0	-	-	0	-	-	0	-	-	2	$1,375	$2,800	0	-	-	0	-	-
66-70 West 109th Street	0	-	-	1	$2,050	$2,050	10	$2,554	$2,650	22	$2,919	$3,500	2	$3,078	$3,700	0	-	-
470 West 23rd Street	0	-	-	16	$3,047	$3,200	0	-	-	0	-	-	0	-	-	0	-	-
136 & 144 West 111th Street	0	-	-	1	$2,245	$2,250	3	$2,338	$2,650	7	$3,130	$3,800	6	$3,654	$4,700	1	$5,000	$7,000
140 & 148 West 111th Street	0	-	-	2	$2,075	$2,250	3	$2,407	$2,650	0	-	-	8	$4,417	$4,600	0	-	-
237 1st Avenue	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-
589 Riverside Drive	0	-	-	2	$2,295	$2,300	10	$2,764	$2,800	0	-	-	5	$3,609	$3,950	0	-	-
132-134 West 109th Street	0	-	-	25	$2,142	$2,250	0	-	-	0	-	-	0	-	-	0	-	-
480 Humboldt Street	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-
2 West 125th Street	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-
61 West 106th Street	0	-	-	0	-	-	0	-	-	2	$3,713	$3,800	5	$4,745	$4,750	0	-	-
1741 1st Avenue	0	-	-	10	$2,255	$2,300	3	$2,457	$3,000	0	-	-	0	-	-	0	-	-
2090-2092 Amsterdam Avenue	0	-	-	0	-	-	9	$1,836	$2,000	1	$1,995	$2,650	0	-	-	0	-	-
2330 7th Avenue	0	-	-	0	-	-	9	$2,506	$2,600	0	-	-	0	-	-	0	-	-
132 Sherman Avenue	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-	0	-	-
245 Flatbush Avenue	0	-	-	0	-	-	3	$2,832	$3,000	0	-	-	0	-	-	0	-	-
240 East 85th Street	0	-	-	5	$2,497	$2,497	0	-	-	0	-	-	0	-	-	0	-	-
Total(5)	48	$2,159	$2,206	159	$2,633	$2,779	155	$3,118	$3,189	59	$3,271	$3,654	44	$4,213	$4,652	4	$4,338	$4,900
(1)	Represents occupied free market units at each property.
(2)	FM Actual Rent is the average in-place rent for the occupied free market units for each unit type based on the underwritten rent roll dated January 6, 2020.
(3)	FM Conc. Rent is the market rent for each unit type as concluded by the appraisal for each property.
(4)	Represents a unit occupied by the building superintendent who is not charged rent.
(5)	Based on occupied multifamily units.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, NY	Collateral Asset Summary – Loan No. 4 Acuity Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 33.0% 3.39x 12.2%

The Acuity Portfolio Properties contain 57,481 sq. ft. of commercial space, of which 37,613 sq. ft. (65.4% of NRA) is retail space and 19,868 sq. ft. (34.6% of NRA) is office space. As of January 2, 2020, the commercial space at the Acuity Portfolio Properties was approximately 88.6% occupied with a weighted average rent of approximately $84.92 per sq. ft. The appraiser concluded a weighted average market rent of $97.35 per sq. ft.

Property	Commercial Sq. Ft.	Commercial Sq. Ft. % of Total	In-Place Commercial Occupancy(1)	Concluded Submarket Vacancy(2)	In-place Commercial Rent(3)	In-place Commercial Rent PSF	Concluded Market Rent PSF	UW Commercial Rent PSF(4)	UW Commercial Vacancy(5)
201 West 92nd Street	5,457	9.5%	100.0%	1.7%	$654,440	$119.93	$160.00	$140.20	5.00%
200 West 93rd Street	5,831	10.1%	81.1%	1.7%	$462,472	$97.82	$160.00	$125.16	24.2%
780 Riverside Drive	0	-	-	-	-	-	-	-	-
331, 333, & 337 West 43rd Street	0	-	-	-	-	-	-	-	-
3489 Broadway	8,369	14.6%	57.5%	5.7%	$292,829	$60.87	$70.00	$64.75	46.0%
884 West End Avenue	0	-	-	-	-	-	-	-	-
529-537 East 81st Street	0	-	-	-	-	-	-	-	-
730 Riverside Drive	0	-	-	-	-	-	-	-	-
1843 1st Avenue	1,575	2.7%	100.0%	2.8%	$156,191	$99.17	$118.57	$100.62	5.0%
432 East 88th Street	0	-	-	-	-	-	-	-	-
440 Audubon Avenue	3,000	5.2%	100.0%	5.7%	$123,325	$41.11	$58.00	$42.24	5.0%
66-70 West 109th Street	0	-	-	-	-	-	-	-	-
470 West 23rd Street	2,310	4.0%	100.0%	4.2%	$544,702	$235.80	$235.00	$242.88	5.0%
136 & 144 West 111th Street	0	-	-	-	-	-	-	-	-
140 & 148 West 111th Street	0	-	-	-	-	-	-	-	-
237 1st Avenue(6)	13,522	23.5%	100.0%	3.7%	$1,034,987	$76.54	$68.61	$77.86	5.0%
589 Riverside Drive	0	-	-	-	-	-	-	-	-
132-134 West 109th Street	0	-	-	-	-	-	-	-	-
480 Humboldt Street	2,852	5.0%	100.0%	4.0%	$75,919	$26.62	$30.00	$27.68	5.0%
2 West 125th Street	7,632	13.3%	75.0%	5.7%	$349,932	$61.13	$70.00	$69.45	32.4%
61 West 106th Street	0	-	-	-	-	-	-	-	-
1741 1st Avenue	2,125	3.7%	100.0%	2.8%	$236,039	$111.08	$126.00	$114.41	5.0%
2090-2092 Amsterdam Avenue	2,545	4.4%	100.0%	5.7%	$137,739	$54.12	$65.00	$55.75	5.0%
2330 7th Avenue	963	1.7%	100.0%	5.7%	$44,558	$46.27	$47.00	$47.66	5.0%
132 Sherman Avenue	0	-	-	-	-	-	-	-	-
245 Flatbush Avenue	850	1.5%	100.0%	0.5%	$156,502	$184.12	$170.00	$189.64	5.0%
240 East 85th Street	450	0.8%	100.0%	2.8%	$53,790	$119.53	$110.00	$119.53	5.0%
Total / Wtd. Avg.	57,481	100.0%	88.6%	4.0%	$4,323,425	$84.92	$97.35	$90.30	14.8%
(1)	Source: In-place commercial leases as of the origination date.
(2)	Source: Appraisals.
(3)	Excludes ancillary income of $325,806 across the Acuity Portfolio Properties.
(4)	Represents the UW commercial rent PSF with vacant spaced grossed-up to the market rents concluded by the appraisals.
(5)	Represents economic vacancy of the commercial space.
(6)	The 237 1st Avenue property is a mixed-use property with office and retail space (no multifamily space). The property represents 18.5% of total commercial revenue for the Acuity Portfolio Properties and contains the largest commercial tenant, Judlau Contracting, Inc. which represents 12.1% of total commercial revenue for the Acuity Portfolio Properties. No other commercial tenant accounts for more than 6.1% of total commercial revenue. Commercial revenue for the Acuity Portfolio Properties represents 14.2% of total revenue.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, NY	Collateral Asset Summary – Loan No. 4 Acuity Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 33.0% 3.39x 12.2%

Additionally, 85.8% of the Acuity Portfolio Properties revenue is derived from the multifamily units while 14.2% of the revenue is derived from the commercial space. No property in the portfolio accounts for more than 8.5% of the Acuity Portfolio Properties revenue.

	Commercial			Free Market Rent			Rent Stabilized			Rent Controlled
Property	Sq. Ft.	Revenue	% of Revenue(1)	Units	Revenue(2)	% of Revenue(1)	Units	Revenue(2)	% of Revenue(1)	Units	Revenue(2)	% of Revenue(1)
201 West 92nd Street	5,457	$765,083	24.9%	40	$1,706,339	55.6%	24	$530,477	17.3%	3	$66,416	2.2%
200 West 93rd Street	5,831	$729,788	23.4%	39	$1,761,660	56.6%	28	$621,938	20.0%	0	-	-
780 Riverside Drive	0	-	-	30	$1,200,944	47.5%	52	$1,098,344	43.4%	9	$231,316	9.1%
331, 333, & 337 West 43rd Street	0	-	-	67	$2,261,580	91.9%	8	$199,030	8.1%	0	-	-
3489 Broadway	8,369	$541,889	24.4%	23	$861,120	38.7%	44	$754,157	33.9%	6	$67,640	3.0%
884 West End Avenue	0	-	-	11	$597,844	29.5%	48	$1,327,399	65.5%	8	$100,864	5.0%
529-537 East 81st Street	0	-	-	6	$156,780	6.7%	89	$2,166,990	92.9%	5	$8,177	0.4%
730 Riverside Drive	0	-	-	3	$75,983	4.1%	54	$1,714,933	93.5%	6	$42,710	2.3%
1843 1st Avenue	1,575	$158,482	10.0%	36	$1,164,720	73.6%	19	$254,691	16.1%	2	$3,876	0.2%
432 East 88th Street	0	-	-	45	$1,361,520	100.0%	0	-	-	0	-	-
440 Audubon Avenue	3,000	$126,710	9.2%	2	$94,800	6.9%	65	$1,151,226	83.6%	1	$4,968	0.4%
66-70 West 109th Street	0	-	-	36	$1,207,362	87.6%	12	$170,566	12.4%	0	-	-
470 West 23rd Street	2,310	$561,044	46.8%	16	$585,000	48.8%	2	$51,888	4.3%	0	-	-
136 & 144 West 111th Street	0	-	-	19	$777,840	76.3%	13	$241,803	23.7%	0	-	-
140 & 148 West 111th Street	0	-	-	16	$674,460	72.8%	16	$251,691	27.2%	0	-	-
237 1st Avenue	13,522	$1,052,861	100.0%	-	-	-	-	-	-	-	-	-
589 Riverside Drive	0	-	-	17	$603,240	62.0%	18	$288,512	29.7%	5	$80,546	8.3%
132-134 West 109th Street	0	-	-	25	$642,720	64.4%	15	$355,260	35.6%	0	-	-
480 Humboldt Street	2,852	$78,956	8.3%	0	-	-	20	$878,060	91.7%	0	-	-
2 West 125th Street	7,632	$530,073	56.4%	0	-	-	23	$410,132	43.6%	0	-	-
61 West 106th Street	0	-	-	8	$439,800	70.2%	13	$171,860	27.4%	3	$14,832	2.4%
1741 1st Avenue	2,125	$243,120	36.9%	13	$358,980	54.5%	3	$56,249	8.5%	0	-	-
2090-2092 Amsterdam Avenue	2,545	$141,872	22.7%	10	$222,180	35.6%	13	$254,717	40.8%	3	$5,663	0.9%
2330 7th Avenue	963	$45,894	14.5%	9	$270,600	85.5%	0	-	-	0	-	-
132 Sherman Avenue	0	-	-	0	-	-	21	$421,846	100.0%	0	-	-
245 Flatbush Avenue	850	$161,197	61.3%	3	$101,940	38.7%	0	-	-	0	-	-
240 East 85th Street	450	$53,790	21.8%	5	$149,820	60.6%	2	$43,510	17.6%	0	-	-
Total / Wtd. Avg.	57,481	$5,190,760	14.2%	479	$17,277,232	47.3%	602	$13,415,277	36.7%	51	$627,008	1.7%
(1)	% of Revenue represents the share of each unit type’s total revenue.
(2)	Multifamily revenue is based on the in-place rent roll dated January 6, 2020 with vacant units grossed up to the market rents concluded in the appraisals.

Environmental Matters. The Phase I environmental reports for the Acuity Portfolio Properties located at 3489 Broadway, 432 East 88th Street, 240 East 85th Street, 1741 1st Avenue, 61 West 106th Street, 440 Audubon Avenue, 201 West 92nd Street and 200 West 93rd Street each identified a recognized environmental condition. With respect to each Acuity Portfolio Property referenced above, the related Acuity Portfolio Borrower obtained environmental insurance coverage for the benefit of the lenders from Great American Insurance Group for a 10-year term. Premiums were paid in full at origination and the related Acuity Portfolio Borrowers are responsible for payment of the deductibles. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. Each of the 27 Acuity Portfolio Properties is located within the boroughs of Brooklyn and Manhattan in New York City, which is located within the New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area (the “MSA”). The MSA is supported by many industries including finance, real estate, education, biotechnology and manufacturing and is home to 48 Fortune 500 companies. The MSA had a 2018 total population of 20,423,594 and a median household income of $74,250, which was 26.2% higher than the national average.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, NY	Collateral Asset Summary – Loan No. 4 Acuity Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 33.0% 3.39x 12.2%

The Acuity Portfolio is located across six multifamily submarkets and one office submarket, which have a weighted occupancy of 96.2%. No Acuity Portfolio Property’s submarket is less than 94.4% occupied.

	Median Household Income(1)	Population(1)	Submarket(2)(3)
Property	1 Mile	1 Mile	Submarket Name	Asking Rent Per Unit/SF	Occupancy
201 West 92nd Street	$98,448	149,784	Upper West Side	$5,098	96.4%
200 West 93rd Street	$96,613	147,359	Upper West Side	$5,098	96.4%
780 Riverside Drive	$37,383	143,048	Morningside Heights	$2,567	96.0%
331, 333, & 337 West 43rd Street	$104,606	170,272	Midtown West	$5,072	94.4%
3489 Broadway	$35,667	175,507	Morningside Heights	$2,567	96.0%
884 West End Avenue	$81,525	152,356	Upper West Side	$5,098	96.4%
529-537 East 81st Street	$106,697	226,131	Upper East Side	$4,426	97.1%
730 Riverside Drive	$36,386	152,977	Morningside Heights	$2,567	96.0%
1843 1st Avenue	$87,006	201,286	Upper East Side	$4,426	97.1%
432 East 88th Street	$100,182	216,409	Upper East Side	$4,426	97.1%
440 Audubon Avenue	$37,141	194,564	Morningside Heights	$2,567	96.0%
66-70 West 109th Street	$61,772	201,535	Morningside Heights	$2,567	96.0%
470 West 23rd Street	$113,569	137,938	Midtown West	$5,072	94.4%
136 & 144 West 111th Street	$52,467	249,693	Morningside Heights	$2,567	96.0%
140 & 148 West 111th Street	$52,713	248,616	Morningside Heights	$2,567	96.0%
237 1st Avenue(3)	$93,604	241,619	Gramercy Park Class C Office	$63.77	96.3%
589 Riverside Drive	$38,860	149,404	Harlem / Uptown	$2,567	96.0%
132-134 West 109th Street	$64,314	185,424	Morningside Heights	$2,567	96.0%
480 Humboldt Street	$78,473	110,387	Kings County (Brooklyn)	$2,448	96.0%
2 West 125th Street	$36,015	209,234	Harlem / Uptown	$2,567	96.0%
61 West 106th Street	$66,687	198,983	Morningside Heights	$2,567	96.0%
1741 1st Avenue	$96,425	208,149	Upper East Side	$4,426	97.1%
2090-2092 Amsterdam Avenue	$35,766	176,348	Morningside Heights	$2,567	96.0%
2330 7th Avenue	$38,431	207,451	Harlem / Uptown	$2,567	96.0%
132 Sherman Avenue	$43,132	125,471	Morningside Heights	$2,567	96.0%
245 Flatbush Avenue	$100,640	166,855	Kings County (Brooklyn)	$2,448	96.0%
240 East 85th Street	$106,794	213,522	Upper East Side	$4,426	97.1%
(1)	Source: Third party market data provider.
(2)	Source: Appraisals.
(3)	Submarket information is based on the multifamily submarket for each property and does not reflect information for commercial space at each respective property, except for the 237 1st Avenue property, which has no multifamily component.

Across the six submarkets, the 5-year average submarket vacancy is approximately 3.5%. The largest submarket exposure is Morningstar Heights, which contains 518 units across 11 properties. No other multifamily submarket represents more than 19.9% based on unit count.

	Portfolio	Submarket(1)
Submarket	Portfolio Units	% of Total Portfolio Units	Current Supply	5-Year Wtd Avg. Vacancy	2018 Asking Rent Per Unit	5-Year Asking Rent CAGR
Morningside Heights	518	45.8%	9,858	3.2%	$2,567	0.8%
Upper East Side	225	19.9%	16,744	2.1%	$4,426	2.0%
Upper West Side	201	17.8%	17,126	4.1%	$5,098	1.9%
Midtown West	93	8.2%	33,339	4.5%	$5,072	2.9%
Harlem / Uptown	72	6.4%	9,858	3.2%	$2,567	0.8%
Kings County (Brooklyn)	23	2.0%	42,641	3.6%	$2,448	4.3%

(1)	Source: Appraisals.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, NY	Collateral Asset Summary – Loan No. 4 Acuity Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 33.0% 3.39x 12.2%

Cash Flow Analysis.

Cash Flow Analysis
	2017	2018	T-12 8/31/2019	U/W	U/W Per Unit
Gross Potential Rent	$28,385,126	$29,200,929	$29,820,517	$31,319,517	$27,667.42
Vacancy(1)	0	0	0	(886,909)	(783.49)
Collection Loss	0	0	0	0	0.00
Concessions	0	0	0	0	0.00
Net Rental Income	$28,385,126	$29,200,929	$29,820,517	$30,432,608	$26,883.93
Commercial Income	3,693,105	4,477,513	3,996,410	5,190,760	4,585.48
Commercial Vacancy(2)	0	0	0	(766,708)	(677.30)
Net Commercial Income	$3,693,105	$4,477,513	$3,996,410	$4,424,051	$3,908.17
Other Income(3)	20,299	19,768	25,737	201,470	177.98
Effective Gross Income	$32,098,531	$33,698,210	$33,842,664	$35,058,130	$30,970.08
Real Estate Taxes	6,531,929	6,844,457	7,074,373	7,904,693	6,982.94
Property Insurance	751,415	685,478	803,888	1,074,362	949.08
Utilities	2,404,960	2,633,819	2,397,832	2,397,832	2,118.23
Repairs and Maintenance	1,396,384	1,428,070	1,117,662	1,117,662	987.33
Management Fee	912,514	867,974	830,283	1,051,744	929.10
Payroll and Benefits	953,010	1,031,404	1,320,027	1,320,027	1,166.10
General and Administrative	298,915	325,043	71,349	87,472	77.27
Other Expenses	0	0	0	0	$0.00
Total Expenses	$13,249,127	$13,816,244	$13,615,415	$14,953,792	$13,210.06
Net Operating Income	$18,849,404	$19,881,965	$20,227,250	$20,104,338	$17,760.02
Capital Reserve	0	0	0	349,575	308.81
Net Cash Flow	$18,849,404	$19,881,965	$20,227,250	$19,754,762	$17,451.20
(1)	U/W Vacancy is based on 4.0% on all free market units and 1.0% for all rent stabilized and rent controlled units. As of January 6, 2020, the multifamily units were 98.7% occupied. Since 2017, the Acuity Portfolio Properties have had an average occupancy of 97.4%.
(2)	Commercial vacancy was underwritten to the greater of 5.0% or in-place vacancy at each of the Acuity Portfolio Properties.
(3)	Other income is based on the ancillary income schedule dated January 2, 2020 and includes income from laundry, parking, storage rental and antenna income.

Property Management. The Acuity Portfolio Properties are currently managed by CRE Management Corp., Noam Corporation, YMY Management Corp. and Mintleaf Management Corp. (each, an “Acuity Portfolio Property Manager” and collectively, the “Acuity Portfolio Property Managers”), each an affiliate of the Acuity Portfolio Borrowers.

Lockbox / Cash Management. The Acuity Portfolio Whole Loan documents require a springing soft lockbox (with respect to multifamily tenants) and springing hard (with respect to commercial tenants) with springing cash management upon the occurrence of a Cash Management Period (as defined below). After the occurrence of the first Cash Management Period (as defined below), the Acuity Portfolio Borrowers are required to establish a lockbox account within five business days and the Acuity Portfolio Borrowers or the Acuity Portfolio Property Managers, as applicable, are required to deposit all rents received into the lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept daily to a lender controlled cash management account.

A “Cash Management Period” means the occurrence and continuation of (i) an event of default under the Acuity Portfolio Whole Loan until cured, (ii) any bankruptcy action of an Acuity Portfolio Borrower, or any bankruptcy action of any Acuity Portfolio Borrower Sponsor or any Acuity Portfolio Property Manager until, in the case of a bankruptcy of an Acuity Portfolio Property Manager only, such Acuity Portfolio Property Manager is replaced in accordance with the Acuity Portfolio Whole Loan documents or (iii) a Low DSCR Period (as defined below) until such Low DSCR Period is cured.

A “Low DSCR Period” means the period during which the debt service coverage ratio based on the Acuity Portfolio Whole Loan falls below 1.20x for two consecutive calendar quarters, until such time that the debt service coverage ratio on the Acuity Portfolio Whole Loan is at least 1.20x for two consecutive calendar quarters. The Acuity Portfolio Borrowers are permitted to cure a Cash Management Period continuing due to a Low DSCR Period by depositing cash or a letter of credit with the lenders that, if applied to reduce the principal balance of the Acuity Portfolio Whole Loan, would result in a debt service coverage ratio of at least 1.20x.

Initial Reserves and Ongoing Reserves. At origination, the Acuity Portfolio Borrowers funded reserves for real estate taxes ($1,963,800), immediate repairs ($593,442), which includes $279,860 related to related to reserves for resolving open violations and outstanding liens and fines related to violations (as described under “Property Violations” below) and a tenant reserve ($415,000) (as described below).

Tax Reserve. On a monthly basis, the Acuity Portfolio Borrowers are required to deposit 1/12 of the estimated annual real estate taxes, which currently equates to $654,600, into a tax reserve account.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, NY	Collateral Asset Summary – Loan No. 4 Acuity Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 33.0% 3.39x 12.2%

Insurance Reserve. On a monthly basis, the Acuity Portfolio Borrowers are required to deposit 1/12 of the estimated annual insurance premiums; provided that such monthly reserve requirement will be waived in the event the Acuity Portfolio Borrowers maintain a blanket insurance policy acceptable to the lenders and there is no event of default continuing. Monthly insurance reserves are currently waived.

Replacement Reserve. On a monthly basis, the Acuity Portfolio Borrowers are required to deposit $24,341 into a replacement reserve account, subject to a cap of $292,094.

Tenant Reserve. At loan origination, the Acuity Portfolio Borrowers deposited $415,000 into a tenant reserve, which will be disbursed in the amounts set forth in the Acuity Portfolio Whole Loan documents at such time that the Acuity Portfolio Whole Loan has a debt yield equal to or greater than 6.2% and (a) the applicable Tenant Reserve Tenant (as defined below) is paying full unabated base rent for a consecutive period of six months or (b) the space currently demised to a Tenant Reserve Tenant has been leased to a third-party replacement tenant and such replacement tenant has paid full unabated base rent for a consecutive period of six months.

A “Tenant Reserve Tenant” means any of the following commercial tenants: Talia Restaurant Group LLC, Sunflower Amsterdam LLC, 658-660 Amsterdam Corp., TG Holding Company, LLC and Don Giovanni Restaurant.

Property Violations. Most of the Acuity Portfolio Properties have one or more New York City building code or similar violations, some of which require certain repairs, some of which have been resolved by the Acuity Portfolio Borrowers but still remain open on New York City databases and some of which have triggered fines and/or liens required to be paid by the Acuity Portfolio Borrowers. In connection with such violations and related fines or liens, the Acuity Portfolio Borrowers reserved (i) $182,710 related to repairs identified in the engineering reports and (ii) $97,150 related to outstanding fines and liens related to the violations. The Acuity Portfolio Borrowers are required to remove or cause to be removed of record any outstanding violations and satisfy any outstanding liens. The Acuity Portfolio Borrowers and the Acuity Borrower Sponsors delivered to the lenders a Violations Indemnity and Undertaking Agreement pursuant to which the Acuity Borrower Sponsors guaranteed to the lenders the payment and performance of the Acuity Portfolio Borrowers’ obligations to remove or cause to be moved of record any violations (including the payment of any related fine or lien).

Current Mezzanine or Subordinate Indebtedness. The Acuity Portfolio Properties also secure the Acuity Portfolio Subordinate Companion Loans, with an aggregate outstanding Cut-off Date balance of $159,000,000. The Acuity Portfolio Subordinate Companion Loans are coterminous with the Acuity Portfolio Loan and accrue interest at the same rate as the Acuity Portfolio Loan. See “Description of the Mortgage Pool—The Whole Loans—The Acuity Portfolio Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. At any time prior to October 10, 2026 and after the earlier to occur of (i) April 10, 2023 and (ii) the second anniversary of the date on which the last note evidencing the Acuity Portfolio Whole Loan has been securitized, the Acuity Portfolio Borrowers may obtain the release of one or more of the Acuity Portfolio Properties by defeasing an amount equal to 100% of the allocated loan amount for such property (the “Release Property”); provided, among other things, (x) the release is in connection with a bona fide third party sale of such Release Property and (y) that after giving effect to such partial defeasance, (1) the debt yield ratio as calculated under the Acuity Portfolio Whole Loan documents based on the net cash flow of the remaining Acuity Portfolio Properties and the Acuity Portfolio Whole Loan is at least 6.75% and (2) the loan-to-value ratio as calculated under the Acuity Portfolio Whole Loan agreement is no more than 66.5%. Notwithstanding the foregoing, the requirement in clause (x) above may be waived if the transfer or sale of the Release Property is in connection with the cure of an event of default related to the Release Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

650 Madison Avenue New York, NY 10002	Collateral Asset Summary – Loan No. 5 650 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.5% 2.74x 10.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

650 Madison Avenue New York, NY 10002	Collateral Asset Summary – Loan No. 5 650 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.5% 2.74x 10.0%

FLOOR	SF	TENANT	LEASE EXP
27	6,871	Ralph Lauren Corporation	12/31/34
26	9,547	Ocean Road Advisors Inc	8/31/27
	4,303	Carson Family Charit. Trust	8/31/27
25	7,456	Lakewood Capital Mgmt LP	12/31/30
	3,218	Navigator Gas US L.L.C.	9/30/33
24	5,406	Caledonia (Private) Invest	12/31/34
23	12,006	EC Partners Inc	1/31/27
22	5,366	Mid-Atlantic Strategies LLC	12/31/34
	7,770	GMF Capital LLC	12/31/26
21	12,061	Lee Equity Partners LLC	8/31/30
20	12,061	Spring Mountain Capital	9/30/26
19	9,514	EC Partners Inc	1/31/27
	9,341	NP Global Partners Inc.	8/31/25
18	10,231	Key Square Group LP	3/31/31
	2,067	Key Square Group LP	3/31/31
17	12,006	Willett Advisors LLC	12/31/34
16	12,006	Willett Advisors LLC	12/31/34
15	9,306	Lomas Capital Mgmt LLC	1/31/33
14	12,061	Ralph Lauren Corporation	12/31/34
12	12,061	Ralph Lauren Corporation	12/31/34
11	12,057	Ralph Lauren Corporation	12/31/34
10	29,047	Ralph Lauren Corporation	12/31/34
9	31,231	Ralph Lauren Corporation	12/31/34
8	30,027	Ralph Lauren Corporation	12/31/34
7	44,436	Ralph Lauren Corporation	12/31/34
6	44,412	Ralph Lauren Corporation	12/31/34
5	44,435	Ralph Lauren Corporation	12/31/34
4	44,524	Memorial Sloan Kettering Cancer Center	7/31/33
3	44,504	Memorial Sloan Kettering Cancer Center	7/31/33
2	37,713	Sotheby's Int'l Realty Inc	10/31/36
	704	Memorial Sloan Kettering Cancer Center	7/31/33
G	4,290	Tod's	10/13/33
	3,065	E.A.F.E.	7/31/30
	1,203	Domenico Vacca	1/1/30
	4,030	Moncler	8/31/36
	6,396	Celine	2/28/29
	479	Memorial Sloan Kettering Cancer Center	7/31/33
C1	3,345	Ralph Lauren Corp (storage)	12/31/34
	10,040	Memorial Sloan Kettering Cancer Center (storage)	7/31/33
	97	Tod's (storage)	10/13/33
	4,305	Moncler (storage)	8/31/36
	3,827	Celine (storage)	2/28/29
	789	E.A.F.E. (storage)	7/31/30
C2	4,570	Ralph Lauren Corp (storage)	12/31/34
	3,530	Tod's (storage)	10/13/33
	1,796	Property MGMT Office	12/31/30

VACANT | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025+

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

650 Madison Avenue New York, NY 10002	Collateral Asset Summary – Loan No. 5 650 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.5% 2.74x 10.0%

650 Madison Avenue
650 Madison Avenue
New York, NY 10022
Upper East Side
MANHATTAN
Midtown
East Side
Sutton Place
Murray Hill
CENTRAL PARK
The Lake
Strawberry Fields
Sheep Meadow
The Mall
East Green
The Pond
Heckscher Playground
Central Park South
Bryant Park
East River
FDR Drive
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Madison Ave.
Park Ave.
Lexington Ave.
5th Ave.
2nd Ave.
1st Ave.
York Ave.
E. 72nd St.
E. 42nd St.
W. 42nd St.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

650 Madison Avenue New York, NY 10002	Collateral Asset Summary – Loan No. 5 650 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.5% 2.74x 10.0%

Mortgage Loan Information
Loan Seller(1):	CCRE
Loan Purpose:	Refinance
Borrower Sponsors:	Vornado Realty L.P.; OPG Investment Holdings (US), LLC
Borrower:	650 Madison Owner LLC
Original Balance(2):	$40,000,000
Cut-off Date Balance(2):	$40,000,000
% by Initial UPB:	4.7%
Interest Rate:	3.4860%
Payment Date:	8th of each month
First Payment Date:	January 8, 2020
Maturity Date:	December 8, 2029
Amortization:	Interest Only
Additional Debt(2):	$546,800,000 Pari Passu Debt; $213,200,000 Subordinate Debt
Call Protection(3):	LO(27);DEF(86);O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Other:	$9,576,014	$0

Financial Information(2)
	Senior Notes	Whole Loan
Cut-off Date Balance / Sq. Ft.:	$977	$1,332
Balloon Balance / Sq. Ft.:	$977	$1,332
Cut-off Date LTV:	48.5%	66.1%
Balloon LTV:	48.5%	66.1%
Underwritten NOI DSCR:	2.82x	2.07x
Underwritten NCF DSCR:	2.74x	2.01x
Underwritten NOI Debt Yield:	10.0%	7.3%
Underwritten NCF Debt Yield:	9.7%	7.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use – Office/Retail
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1957, 1987 / 2015
Total Sq. Ft.:	600,415
Property Management:	650 Madison Office Manager LLC; 650 Madison Retail Manager LLC
Underwritten NOI(5):	$58,426,495
Underwritten NCF:	$56,776,391
Appraised Value:	$1,210,000,000
Appraisal Date:	October 31, 2019

Historical NOI
Most Recent NOI(5):	$50,961,537 (T-12 September 30, 2019)
2018 NOI:	$48,557,496 (December 31, 2018)
2017 NOI:	$46,541,346 (December 31, 2017)
2016 NOI:	$42,701,194 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	97.4% (October 1, 2019)
2018 Occupancy:	92.2% (December 31, 2018)
2017 Occupancy:	92.6% (December 31, 2017)
2016 Occupancy:	94.3% (December 31, 2016)
(1)	The 650 Madison Avenue Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), BMO Harris Bank N.A. (“BMO Harris”), and Goldman Sachs Bank USA (“GSBI”). CCRE purchased note A-1-2-1 from CREFI on December 20, 2019 and is the loan seller with respect to that note.

(2)	The Cut-off Date Balance of $40,000,000 represents the non-controlling note A-1-2-1, which is part of the 650 Madison Avenue Whole Loan evidenced by 26 notes having an aggregate outstanding principal balance as of the Cut-off Date of $800,000,000. For additional information see “The Loan” below.

(3)	The lockout period with respect to a defeasance of the 650 Madison Avenue will be at least 27 payment dates beginning with and including the first payment date of January 8, 2020. Defeasance of the full $800.0 million 650 Madison Avenue Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last senior pari passu note to be securitized and (ii) November 26, 2022.

(4)	See “Initial Reserves and Ongoing Reserves” below. Initial Other reserves consist of (i) $3,197,699 for outstanding tenant improvements and/or leasing commissions and (ii) $6,378,315 for free rent.

(5)	The increase from Most Recent NOI to Underwritten NOI at the 650 Madison Avenue Property is primarily attributable to the signing of six new leases since December 2018 as well as contractual rent steps.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

650 Madison Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 5 650 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.5% 2.74x 10.0%

The Loan. The 650 Madison Avenue mortgage loan (the “650 Madison Avenue Loan”) is part of a whole loan (the “650 Madison Avenue Whole Loan”) evidenced by 26 notes consisting of (i) 22 senior pari passu notes (collectively the “650 Madison Avenue Senior Pari Passu Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $586,800,000 and (ii) four junior pari passu notes (collectively, the “650 Madison Avenue Junior Non-Trust Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $213,200,000. The 650 Madison Avenue Junior Non-Trust Notes are subordinate to the 650 Madison Avenue Senior Pari Passu Notes and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The 650 Madison Avenue Pari Passu-AB Whole Loan” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the 650 Madison Avenue Whole Loan is $800,000,000. The 650 Madison Avenue Whole Loan is secured by the borrower’s fee simple interest in a Class A office and retail building located in New York, New York (the “650 Madison Avenue Property”). The 650 Madison Avenue Loan, which is evidenced by the non-controlling note A-1-2-1, has an outstanding principal balance as of the Cut-off Date of $40,000,000. The related companion loans are evidenced by (i) 21 senior pari passu notes (collectively, the “650 Madison Avenue Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $546,800,000 and (ii) the 650 Madison Avenue Junior Non-Trust Notes, as detailed in the “Whole Loan Summary” table below. The 650 Madison Avenue Whole Loan was co-originated by CREFI, BCREI, BMO Harris and GSBI on November 26, 2019. Each note evidencing the 650 Madison Avenue Whole Loan has an interest rate of 3.48600% per annum. The borrower utilized the proceeds of the 650 Madison Avenue Whole Loan, existing loan reserves and new borrower sponsor equity to refinance the existing debt on the 650 Madison Avenue Property, fund upfront reserves and pay closing and defeasance costs.

The table below summarizes the promissory notes that comprise the 650 Madison Avenue Whole Loan. The relationship between the holders of the 650 Madison Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 650 Madison Avenue Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

650 Madison Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1-2-1	$40,000,000	$40,000,000	CF 2020-CF4	No
Note A-1-1	50,000,000	50,000,000	CGCMT 2019-C7	No(1)
Note A-1-3, Note A-2-1	50,000,000	50,000,000	GSMS 2020-GC45	No
Note A-1-4, Note A-2-2, Note A-2-5, Note A-2-7	115,000,000	115,000,000	CGCMT 2020-GC46	No
Note A-1-5	45,000,000	45,000,000	BMARK 2020-B16	No
Note A-1-6	50,000,000	50,000,000	BMARK 2020-B17(2)	No
Note A-1-7	37,900,000	37,900,000	BMARK 2020-IG1	No
Note A-2-3, Note A-2-4, Note A-2-6, Note A-2-8	51,450,000	51,450,000	GSBI(3)	No
Note A-3-1	60,000,000	60,000,000	BBCMS 2020-C6	No
Note A-3-2	46,450,000	46,450,000	BCREI(3)	No
Note A-3-3	40,000,000	40,000,000	WFCM 2020-C55	No
Note A-4, Note A-5, Note A-6, Note A-7	1,000,000	1,000,000	MAD 2019-650M	No
Senior Notes	$586,800,000	$586,800,000
Note B-1, Note B-2, Note B-3, Note B-4	213,200,000	213,200,000	MAD 2019-650M	Yes(1)
Whole Loan	$800,000,000	$800,000,000
(1)	The initial Controlling Note is note B-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the Controlling Note will be note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The 650 Madison Avenue Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

(2)	The Benchmark 2020-B17 transaction is expected to close on or about March 24, 2020.

(3)	Expected to be contributed to one or more future securitization transactions.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$586,800,000	70.7%	Loan Payoff	$800,000,000	96.4%
Junior Notes	213,200,000	25.7	Defeasance Costs	14,157,786	1.7
Existing Loan Reserves(1)	20,051,781	2.4	Upfront Reserves	9,576,014	1.2
Borrower Sponsors New Cash Contribution	9,510,787	1.1	Closing Costs	5,828,767	0.7
Total Sources	$829,562,568	100.0%	Total Uses	$829,562,568	100.0%
(1)	Reserves from the prior mortgage loan were transferred to the lenders in connection with the refinance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

650 Madison Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 5 650 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.5% 2.74x 10.0%

The Borrower / Borrower Sponsor. The borrower is 650 Madison Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 650 Madison Avenue Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Vornado Realty L.P. (“Vornado”) and OPG Investment Holdings (US), LLC (“Oxford Guarantor” and together with Vornado, the “Borrower Sponsors”). Vornado and Oxford Guarantor are liable on a several basis, 50% to Vornado and 50% to Oxford Guarantor, subject to, with respect to each guarantor, an $80,000,000 cap on the full recourse carve-outs relating to bankruptcy and substantive consolidation and a $400,000,000 cap on all other guaranteed obligations. Vornado is one of the largest owners and operators of commercial real estate in the United States with a portfolio of Class A office, high-value street retail and other property types primarily located in New York City, aggregating over 37.1 million sq. ft. Oxford is a global real estate investor with approximately $45.0 billion of assets under management on behalf of Ontario Municipal Employees Retirement System (“OMERS”), one of Canada’s largest pension plans. In New York City, Oxford partnered with Crown Acquisitions to acquire Olympic Tower (a 380,000 sq. ft. office tower with retail space which includes the Cartier Mansion, Versace townhouse, Furla, and Armani Exchange), and with the Related Companies in the development of Hudson Yards. The joint venture of Vornado and Oxford includes other investors such as Crown Acquisitions. Crown Acquisitions is a real estate firm focused on luxury retail and has previously served as the 650 Madison Avenue Property’s retail operating advisor.

The Property.

Tenant Summary(1)
	Ratings	Net Rentable	% of Net	U/W Base Rent	% of Total	Lease
Top Office Tenants	(Fitch/Moody’s/S&P)(2)	Area (Sq. Ft.)	Rentable Area	PSF(3)	U/W Base Rent(3)	Expiration(4)
Ralph Lauren Corporation(5)	NR / A2 / A-	277,016	46.1%	$89.41	32.5%	12/31/2024
Memorial Sloan Kettering Cancer Center(6)	AA / Aa3 / AA-	100,700	16.8	92.97	12.3	7/31/2023
Willett Advisors LLC	NR / NR / NR	25,732	4.3	155.00	5.2	12/31/2024
Sotheby’s Int’l Realty, Inc.(7)	NR / B3 / B+	37,772	6.3	91.60	4.5	10/31/2035
BC Partners Inc.	NR / NR / NR	19,380	3.2	118.58	3.0	1/31/2027
Total / Wtd. Avg. Major Office Tenants		460,600	76.7%	95.26	57.6%
Remaining Office Tenants(8)		92,080	15.3	119.11	14.4
Total / Wtd. Avg. All Office Tenants		552,680	92.0%	99.21	72.0%

	Ratings	Net Rentable	% of Net	U/W Base Rent	% of Total	Lease
Top Retail Tenants	(Fitch/Moody’s/S&P)(2)	Area (Sq. Ft.)	Rentable Area	PSF(3)	U/W Base Rent(3)	Expiration(4)
Celine	NR / A1 / A+	10,223	1.7%	$841.24	11.3%	2/28/2029
Moncler(9)	NR / NR / NR	8,985	1.5	667.78	7.9	8/31/2026
Tod’s	NR / NR / NR	7,867	1.3	680.90	7	10/13/2023
B.A.P.E.(10)	NR / NR / NR	3,705	0.6	298.52	1.5	7/31/2030
Domenico Vacca(10)	NR / NR / NR	1,202	0.2	239.60	0.4	1/1/2030
Total / Wtd. Avg. Major Retail Tenants		31,982	5.3%	$667.58	28.0%

Vacant		15,753	2.6	NAP	NAP
Total / Wtd. Avg. All Office and Retail Tenants(11)		600,415	100.0%	$130.32	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent includes contractual rent steps through July 2020 for non-investment grade-rated tenants and the straight-line average for investment grade-rated tenants. U/W Base Rent includes $10,080 attributable to an elevator marketing contract with Captivate LLC (0 sq. ft.).

(4)	Certain tenants reflected in the chart above and certain other tenants, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus for more information regarding the foregoing and related tenant issues.

(5)	Ralph Lauren has one, 10-year renewal option under its lease.

(6)	Memorial Sloan Kettering Cancer Center (“MSKCC”) has the one-time option to terminate its lease upon at least 18 months prior written notice to the landlord, provided that (a) the termination date is not earlier than July 1, 2020 or later than June 30, 2022 and (b) MSKCC pays to the landlord the termination payment simultaneously with the giving of such termination notice. The tenant also has one, five-year renewal option in its lease.

(7)	Sotheby’s International Realty, Inc. has one, five-year renewal option in its lease.

(8)	Includes 1,196 sq. ft. of property manager space.

(9)	Moncler has one, five-year renewal option in its lease.

(10)	B.A.P.E. and Domenico Vacca are currently completing the build-out of their space and are expected to take occupancy in early 2020.

(11)	Total tenant Net Rentable Area is inclusive of the property management office but there is no associated rent.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

650 Madison Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 5 650 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.5% 2.74x 10.0%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	2	20,317	3.4	20,317	3.4%	$122.02	3.3	3.3%
2021	2	12,888	2.1	33,205	5.5%	$119.38	2.0	5.3%
2022	1	3,218	0.5	36,423	6.1%	$110.00	0.5	5.7%
2023	4	114,905	19.1	151,328	25.2%	$133.33	20.1	25.8%
2024	10	313,250	52.2	464,578	77.4%	$96.16	39.5	65.4%
2025	1	6,341	1.1	470,919	78.4%	$115.00	1.0	66.3%
2026	2	16,755	2.8	487,674	81.2%	$416.07	9.1	75.5%
2027	4	30,029	5.0	517,703	86.2%	$128.75	5.1	80.6%
2028	1	0	0.0	517,703	86.2%	$0.00	0.0	80.6%
2029	1	10,223	1.7	527,926	87.9%	$841.24	11.3	91.9%
2030	4	17,768	3.0	545,694	90.9%	$154.46	3.6	95.5%
Thereafter	1	38,968	6.5	584,662	97.4%	$88.79	4.5	100.0%
Vacant	NAP	15,753	2.6	600,415	100.0%	NAP	NAP
Total / Wtd. Avg.(4)	33	600,415	100.0%			$130.32	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	Calculated based on the approximate square footage occupied by each collateral tenant.

(3)	U/W Base Rent includes contractual rent steps through July 2020 for non-investment grade-rated tenants and the straight-line average for investment grade-rated tenants and includes the $10,080.

(4)	Total tenant Net Rentable Area is inclusive of the property management office but there is no associated rent.

The 650 Madison Avenue Property is a 27-story, 600,415 sq. ft. Class A office building with grade level retail located in Midtown Manhattan on Madison Avenue between 59th and 60th Streets. The 650 Madison Avenue Property consists of 543,834 sq. ft. of Class A office space, 22,310 sq. ft. of ground floor retail space and 34,271 sq. ft. of below-grade storage and flex space. The 650 Madison Avenue Property was originally constructed in 1957 as an eight-story building and in 1987 underwent a significant expansion and renovation that added the office tower. Based on the underwritten rent roll dated October 1, 2019, the 650 Madison Avenue Property is currently 97.4% leased (based on net rentable area) to a diverse tenant roster including fashion (Ralph Lauren Corporation (“Ralph Lauren”)), healthcare (Memorial Sloan Kettering Cancer Center (“MSKCC”), luxury goods (Celine, Inc. (“Celine”)), as well as finance (Willett Advisors LLC). The top three tenants by U/W gross rent are all investment grade rated tenants and account for 64.6% of net rentable area and 58.9% of U/W gross rent.

Office Tenants (92.0% of NRA; 72.0% of U/W Base Rent) The 543,834 sq. ft. of Class A office space at the 650 Madison Avenue Property is currently 97.9% occupied by 17 tenants that collectively contribute 72.0% of U/W Base Rent (inclusive of storage rent derived from office tenants) and 74.5% of U/W gross rent (inclusive of recoveries). 358,491 sq. ft. of the Class A office space (65.9% of Class A office net rentable area) at the 650 Madison Avenue Property is leased to two investment grade-rated office tenants (Ralph Lauren and MSKCC).

Major Office Tenants.

Ralph Lauren (277,016 sq. ft.; 46.1% of NRA; 32.5% of U/W Base Rent): Ralph Lauren (rated A2/A- by Moody’s/S&P), occupies 46.1% of the 650 Madison Avenue Property’s net rentable area and accounts for 36.0% of U/W gross rent. The tenant has occupied space in the 650 Madison Avenue Property since 1989 and has expanded several times. The 650 Madison Avenue Property serves as Ralph Lauren’s international headquarters. Ralph Lauren designs, markets, and distributes apparel, accessories, fragrances, and home furnishings under a wide range of brands and its operations include wholesale, retail, and licensing.

MSKCC (100,700 sq. ft.; 16.8% of NRA; 12.3% of U/W Base Rent): MSKCC (rated AA/Aa3/AA- by Moody’s/Fitch/S&P), occupies 16.8% of the 650 Madison Avenue Property’s net rentable area and accounts for 13.0% of U/W gross rent. MSKCC signed a 10-year lease in 2013 to take over the approximately 100,000 sq. ft. medical office space that was previously occupied by Columbia Doctors, a faculty-run medical practice of Columbia University. The tenant has a separate entrance on the 60th Street and uses the space for medical purposes. MSKCC is a cancer treatment and research institution in New York City, founded in 1884 as the New York Cancer Hospital. MSKCC is the largest and oldest private cancer center in the world, and is one of 50 National Cancer Institute-designated Comprehensive Cancer Centers.

Retail Tenants (5.3% of NRA; 28.0% of U/W Base Rent) The 22,310 sq. ft. of ground floor retail space at the 650 Madison Avenue Property is currently 88.4% occupied by five tenants that collectively contribute 28.0% of U/W Base Rent (inclusive of storage rent derived from retail tenants) and 25.5% of U/W gross rent (inclusive of recoveries).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

650 Madison Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 5 650 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.5% 2.74x 10.0%

The ground floor retail space spans an entire block of the Madison Avenue retail corridor and, along with the second floor office space, was previously primarily occupied by Crate & Barrel until 2015. Since then, the Borrower Sponsors have executed leases with multiple luxury retailers including Celine, Moncler USA Inc (“Moncler”) (each utilizing its space as its respective brand’s flagship location) and B.A.P.E. in the ground floor retail space and an institutional tenant, Sotheby’s Int’l Realty Inc (“Sotheby’s”), in the second floor office space. The re-leasing has further diversified the rent roll at the 650 Madison Avenue Property and, based on U/W gross rent, the new leases have extended the weighted average lease expiration date of the space previously occupied by Crate & Barrel (excluding Tod’s, which has been a ground floor retail tenant at the 650 Madison Avenue Property since 1998) to August 2029.

Major Retail Tenant.

Celine (10,223 sq. ft.; 1.7% of NRA; 11.3% of U/W Base Rent): LVMH (rated A1/A+ by Moody’s/S&P) occupies 1.7% of net rentable area and accounts for 10.0% of U/W gross rent. Founded in 1945 by Céline Vipiana, Celine is a French ready-to-wear and leather luxury goods brand that has been owned by LVMH group (OTCMKTS: LVMUY) since 1996. The brand owns approximately 140 stores worldwide and is distributed through a network including department stores such as Harrods (London) and Galeries Lafayette (Paris). The retail space showcases Celine’s NYC flagship store as well as the world’s largest Celine store.

Environmental Matters. The Phase I environmental report dated October 29, 2019 recognized no environmental conditions nor recommended any further action at the 650 Madison Avenue Property.

The Market. The 650 Madison Avenue Property occupies a full block along Madison Avenue between East 59th and 60th Streets within the Plaza District office submarket and the Madison Avenue retail submarket. The Plaza District is the largest office submarket by sq. ft. in the United States and is bounded by 65th Street to the north, the East River to the east, 47th Street on the south, and Avenue of the Americas on the west. The Madison Avenue retail submarket is located on Madison Avenue between 57th and 72nd Streets. According to the appraisal, Class A office space in the Plaza District had an inventory of approximately 78.2 million sq. ft. of office space, direct asking rents of $99.29 per sq. ft. and a direct vacancy rate of 8.1% as of the third quarter of 2019. According to the appraisal, the 650 Madison Avenue Property is located within the Madison/Fifth Avenue Class A office micro-market. As of the third quarter of 2019, the Madison/Fifth Avenue Class A office micro-market had an inventory of approximately 18.9 million sq. ft. of office space and direct asking rents of $102.23 per sq. ft. The 650 Madison Avenue Property’s U/W gross rents for office space range from $94.04 per sq. ft. to $176.76 per sq. ft., which is comparable to the Direct Asking Rent per sq. ft. for the appraiser’s competitive set as set forth below.

In determining market rent for the 650 Madison Avenue Property, the appraiser identified the nine comparable office buildings listed in the table below.

Property Competitive Set (Office Buildings)(1)
						Direct Asking Rent per SF
Property	Office Area (NRA)	Direct Avail. SF	Sublease Avail. SF	Occupied % Direct	Occupied % Total	Low	High
510 Madison Avenue	350,000	12,640	11,500	96.40%	93.10%	$99.00	$129.00
520 Madison Avenue	849,600	114,847	0	86.50%	86.50%	$105.00	$128.00
590 Madison Avenue	1,016,413	215,501	32,189	78.80%	75.60%	$90.00	$145.00
660 Madison Avenue	239,113	0	24,544	100.00%	89.70%	NAP	NAP
712 Fifth Avenue	457,281	72,333	12,090	84.20%	81.50%	$115.00	$175.00
745 Fifth Avenue	410,000	17,938	22,301	95.60%	90.20%	$128.00	$150.00
399 Park Avenue	1,250,000	96,203	47,488	92.30%	88.50%	$110.00	$110.00
450 Park Avenue	247,242	7,841	0	96.80%	96.80%	$125.00	$125.00
499 Park Avenue	265,000	11,303	11,512	95.70%	91.40%	$100.00	$100.00
Total	5,084,649	548,606	161,624
Wtd. Avg.(2)	564,961	60,956	17,958	89.20%	86.00%	$90.00	$175.00
(1)	Source: Appraisal.

(2)	Wtd. Avg. figures for the Direct Asking Rent per sq. ft. represent the low and high end of each respective range.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

650 Madison Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 5 650 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.5% 2.74x 10.0%

The appraiser concluded blended market rents of $108.87 per sq. ft. and $986.96 per sq. ft. for the office and ground level retail space, respectively. Based on the appraiser’s market rents, the 650 Madison Avenue Property’s in-place rent is approximately 8.0% below market rent.

Market Rent Analysis (Office)		Market Rent Analysis (Retail)
Floors	Rent PSF	Tenant Category	Rent PSF
Concourse	$50.00	Below Grade	$35.00
2 to 7	$97.00	60th Corner	$1,250.00
8 to 10	$106.00	60th Street	$250.00
11 to 15	$116.00	59th Corner	$1,250.00
16 to 18	$127.00	59th Street	$350.00
19 to 22	$137.00	59th Midblock	$550.00
23 to 27	$147.00	Inline	$1,250.00

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	2018	TTM 9/30/2019	U/W	U/W (PSF)
Base Rent(2)	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$74,787,979	$124.56
Grossed Up Vacant Space	0	0	0	0	3,327,410	5.54
Gross Potential Rent	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$78,115,389	$130.10
Reimbursements	7,020,651	7,750,395	8,784,226	9,361,042	10,762,016	17.92
Rent Step(3)	0	0	0	0	1,406,588	2.34
Other Income	222,390	265,643	319,055	362,098	371,407	0.62
Less: Vacancy & Credit Loss(4)	(86,339)	(829,105)	0	75,003	(3,327,410)	(5.54)
Effective Gross Income	$67,178,535	$72,488,704	$75,039,495	$78,288,218	$87,327,989	$145.45
Real Estate Taxes	15,935,782	16,699,910	17,606,496	18,301,078	$19,659,925	32.74
Insurance	396,387	393,355	378,835	380,309	382,942	0.64
Management Fee	1,117,542	1,475,379	1,413,137	1,402,802	873,280	1.45
Total Other Expenses	7,027,630	7,378,714	7,083,531	7,242,492	7,985,348	13.30
Net Operating Income(5)	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$58,426,495	$97.31
Replacement Reserves	0	0	0	0	150,104	0.25
TI/LC	0	0	0	0	1,500,000	2.50
Net Cash Flow	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$56,776,391	$94.56
(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	U/W Base Rent is based on the underwritten rent roll dated October 1, 2019. Base Rent excludes free rent due during each applicable period.

(3)	Contractual rent steps include $1,406,588 underwritten for various tenants through July 1, 2020.

(4)	U/W Vacancy represents the underwritten economic vacancy of 3.7%.

(5)	The increase from TTM 9/30/2019 Net Operating Income to U/W Net Operating Income at the 650 Madison Avenue Property is primarily attributable to the signing of six new leases since December 2018 as well as contractual rent steps.

Property Management. The 650 Madison Avenue Whole Loan is managed by 650 Madison Office Manager LLC with respect to the office space and 650 Madison Retail Manager LLC with respect to the retail space, each a Delaware limited liability company and an affiliate of the Borrower Sponsors, pursuant to separate management agreements. Under the 650 Madison Avenue Whole Loan documents, the lenders may require the borrower to terminate any management agreement and replace the applicable property manager if: (i) an event of default under the 650 Madison Avenue Whole Loan documents exists, (ii) there exists a material default by the property manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding or (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the 650 Madison Avenue Whole Loan documents, the borrower may, without the lenders’ approval and without a rating agency confirmation, terminate the management agreement and replace the manager with certain managers as set forth in the 650 Madison Avenue Whole Loan documents.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

650 Madison Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 5 650 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.5% 2.74x 10.0%

Initial Reserves and Ongoing Reserves. At origination of the 650 Madison Avenue Whole Loan, the borrower funded reserves of (i) $3,197,699 for outstanding tenant improvements and/or leasing commissions and (ii) $6,378,315 for free rent.

Tax Reserve. On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period (as defined below) or 650 Madison Avenue Specified Tenant Trigger Period (as defined below), the borrower is required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months.

Insurance Reserve. On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, insurance deposits are required in an amount equal to 1/12th of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies upon the expiration thereof. If the liability or casualty insurance policy maintained by the borrower covering the 650 Madison Avenue Property constitutes an acceptable blanket policy, then no insurance deposits are required.

TI/LC Reserve. On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period, the borrower is required to deposit into the rollover account an amount equal to $125,000.

Replacement Reserve. On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period, the borrower is required to deposit into the capital expenditure account an amount equal to 1/12th of $0.25 multiplied by the aggregate number of rentable sq. ft. then contained in the 650 Madison Avenue Property, excluding rentable square footage contained in any Condominium Unit (as defined below) that was previously released from the collateral for the 650 Madison Avenue Whole Loan.

Operating Expense Reserve. On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, the borrower is required to deposit into the operating expense account an amount sufficient to pay monthly operating expenses for the month immediately preceding the month in which such payment date occurs in accordance with the approved annual budget.

Lockbox / Cash Management. The 650 Madison Avenue Whole Loan is subject to a hard lockbox with springing cash management. The borrower is required to cause all rents to be delivered directly to the clearing account with the lenders’ clearing bank. During the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, the clearing bank will be required to transfer all amounts on deposit in the clearing account once each business day to the lender controlled cash management account. Funds on deposit in the cash management account will be applied on each payment date in the order and priority set forth in the 650 Madison Avenue Whole loan documents. In the absence of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, all excess cash flow will be deposited into the borrower’s operating account. During a 650 Madison Avenue Trigger Period, the excess cash flow will be held by the lenders and applied in accordance with the terms of the 650 Madison Avenue Whole loan documents.

A “650 Madison Avenue Trigger Period” means a period (A) commencing upon the earliest to occur of: (i) the debt yield falling below 6.00% for two consecutive quarters or (ii) an event of default, and (B) terminating upon (x) with respect to clause (i) above, the debt yield being equal or greater than 6.00% for two consecutive quarters or the delivery by borrower to the lenders of cash collateral or a letter of credit sufficient to achieve such debt yield or (y) with respect to clause (ii) above, the event of default has been cured.

The existence of a 650 Madison Avenue Specified Tenant Trigger Period will not, by itself, cause a 650 Madison Trigger Period.

Upon a 650 Madison Avenue Specified Tenant Trigger Period and prior to a 650 Madison Avenue Specified Tenant Trigger Period Cure (as defined below), a Specified Tenant (as defined below) reserve will be funded monthly until the lenders have swept up to $80.00 per sq. ft. for the vacating Specified Tenant space into the Specified Tenant reserve. Funds in the Specified Tenant reserve will be released to the borrower upon the occurrence of an applicable 650 Madison Avenue Specified Tenant Trigger Period Cure.

A “650 Madison Avenue Specified Tenant Trigger Period” means a period commencing upon the earliest of: (i) any bankruptcy of Ralph Lauren (together with any single tenant replacing Ralph Lauren and paying no less than 30% of the total gross rent payable at the 650 Madison Avenue Property, a “Specified Tenant”), (ii) delivery of any notice of termination or cancellation by a Specified Tenant for all or any portion of the Specified Tenant’s lease and/or if any Specified Tenant’s lease fails to otherwise be in full force and effect, (iii) the Specified Tenant being in monetary default of base rent or any material non-monetary default under the Specified Tenant’s lease beyond applicable notice and cure periods, (iv) the Specified Tenant failing to be in actual, physical possession and operating or dark in the Specified Tenant’s space, provided that it will not be a trigger under this clause (iv) if such Specified Tenant has an investment grade rating by at least one of Moody’s, S&P and/or Fitch, or (v) a Specified Tenant’s failure to provide written notice to the borrower of renewal of its lease upon the earlier to occur of 18 months prior to its then current applicable lease expiration and the renewal notice period required under the applicable lease, and ending upon the occurrence of an applicable 650 Madison Avenue Specified Tenant Trigger Period Cure.

A “650 Madison Avenue Specified Tenant Trigger Period Cure” means as applicable, (a) the Specified Tenant affirming its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order, (b) the lenders’ receipt of reasonably satisfactory evidence that, among other things, the vacant or dark space referred to in clause (iv) of the definition of “650 Madison Avenue Specified

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

650 Madison Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 5 650 Madison Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 48.5% 2.74x 10.0%

Tenant Trigger Period” is leased, open for business and the applicable tenant is paying full unabated rent, (c) the lenders’ receipt of evidence reasonably satisfactory that the default under the Specified Tenant’s lease has been cured, (d) the Specified Tenant’s revocation or rescission of all termination or cancellation notices with respect to the Specified Tenant’s lease and reaffirmation that the Specified Tenant’s lease is in full force and effect, and/or (e) the lenders receive reasonably satisfactory evidence that (i) the Specified Tenant has renewed its lease prior to its then applicable lease expiration or (ii) the Specified Tenant’s space is leased for a minimum term of five years, the replacement tenant has taken actual physical possession of the Specified Tenant’s space and the replacement tenant is paying full unabated rent. A 650 Madison Avenue Specified Tenant Trigger Period Cure will also be deemed to have occurred if the debt yield is equal to or greater than 7.5% (excluding gross revenue from any Specified Tenant who is then subject to a 650 Madison Avenue Specified Tenant Trigger Period, but including revenue on a pro forma basis from any new lease with respect to all or any portion of the space demised to such Specified Tenant that was entered into in accordance with the terms of this 650 Madison Avenue Whole Loan agreement).

Condominium Conversion. The borrower has the right to convert the entire 650 Madison Avenue Property to a commercial condominium form of ownership (a “Condominium Conversion”), provided that, among other conditions (i) the resulting condominium regime (the “Condominium”) consists exclusively of the three condominium units (collectively, the “Condominium Units”, and each, a “Condominium Unit”) identified in the 650 Madison Avenue Whole Loan documents, (ii) no event of default is continuing, (iii) the condominium declaration and bylaws, all related documents, instruments and agreements (collectively the “Condominium Documents”) will be in the respective forms indicated in the 650 Madison Avenue Whole Loan documents or as otherwise approved by the lenders in writing (which approval must not be unreasonably withheld, conditioned or delayed), and (iv) the borrower delivers to the lenders such usual and customary documents and other agreements as may be reasonably required by the lenders in connection with the Condominium Conversion and (v) the borrower has the right to transfer the Condominium Units to one or more transferee borrowers that will assume on a joint and several basis all of the borrower’s obligations under the 650 Madison Avenue Whole Loan documents, provided (A) such transferee borrowers must be either (I) controlled by an eligible qualified owner in accordance with the 650 Madison Avenue Whole Loan documents that owns (x) by itself, at least 20% of the common equity interest in such transferee borrowers and (y) together with one or more other eligible qualified owner and/or institutional investors, at least 51% of the common equity interest in such transferee borrowers, with any person owning 10% or more of the equity interests in a transferee borrower being a qualified transferee or (II) owned and controlled by one or more entities approved by the lenders that are qualified transferees and are otherwise qualified to own the 650 Madison Avenue Property, and (B) rating agency confirmation will be required solely with respect to the legal structure of the transferee borrower(s), the documentation of the loan assumption and the related legal opinions.

Current Mezzanine or Subordinate Indebtedness. On the origination date, CREFI, BCREI, BMO Harris and GSBI funded the 650 Madison Avenue Junior Non-Trust Notes in the amount of $213,200,000. The 650 Madison Avenue Junior Non-Trust Notes each have an interest rate of 3.48600% per annum and are coterminous with the 650 Madison Avenue Senior Pari Passu Notes. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The 650 Madison Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. Provided the Condominium Conversation has occurred and no event of default is continuing, the borrower has the right at any time after the earlier of (a) November 26, 2022, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, to obtain the release of one or more Condominium Units solely in connection with a partial defeasance, subject to the satisfaction of certain conditions including, without limitation, (i) the borrower defeases a portion of the 650 Madison Avenue Loan in an amount at least equal to 125% of an Allocated Loan Amount (as defined below) for the applicable Condominium Unit to be released, (ii) the debt yield with respect to the Condominium Unit(s) remaining subject to the lien of the mortgage after such partial defeasance is, in the aggregate, equal to or greater than 7.3%, (iii) the loan-to-value ratio with respect to the Condominium Unit(s) remaining subject to the lien of the mortgage after such partial defeasance is equal to or less than 67%, in each case unless otherwise approved by the lenders in their reasonable discretion, (iv) the debt yield for the four calendar quarters then most recently ended, recalculated to include only income and expense attributable to the Condominium Unit(s) remaining subject to the lien of the mortgage after the contemplated partial defeasance and to exclude the interest expense on the aggregate amount defeased, is no less than the greater of (x) 7.3% and (y) the lesser of (a) the debt yield immediately prior to such release and (b) 9.125% and (v) at the lenders’ request, delivery of a rating agency confirmation. “Allocated Loan Amount” means the amount determined by dividing the 650 Madison Avenue Whole Loan among the various Condominium Units pro rata based on their values as set forth in an appraisal of the 650 Madison Avenue Property at the time of the release.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2020 Convention Center Concourse, Atlanta, GA 30337	Collateral Asset Summary – Loan No. 6 AVR Atlanta Airport Marriott Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 63.3% 2.80x 12.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2020 Convention Center Concourse, Atlanta, GA 30337	Collateral Asset Summary – Loan No. 6 AVR Atlanta Airport Marriott Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 63.3% 2.80x 12.4%

AVR Atlanta Airport Marriott Gateway
2020 Convention Center Concourse
Atlanta, GA 30337
ATLANTA
Downtown
Cascade Heights
South Atlanta
Lakewood
East Point
Hapeville
College Park
Hartsfield-Jackson Atlanta Intl. Airport
Forest Park
Union City
Fairburn
FULTON COUNTY
CLAYTON COUNTY
FAYETTE COUNTY
The Perimeter
South Fulton Pkwy
Camp Creek Pkwy
Campbellton Rd
Cascade Rd
MARTA

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2020 Convention Center Concourse, Atlanta, GA 30337	Collateral Asset Summary – Loan No. 6 AVR Atlanta Airport Marriott Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 63.3% 2.80x 12.4%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Allan V. Rose
Borrower Guarantor(1):	AVR Gateway M LLC
Original Balance(2):	$40,000,000
Cut-off Date Balance(2):	$40,000,000
% by Initial UPB:	4.7%
Interest Rate:	3.8850%
Payment Date:	1st of each month
First Payment Date:	February 1, 2020
Maturity Date:	January 1, 2030
Amortization:	Interest Only
Additional Debt(2)(3):	$66,000,000 Pari Passu Debt
Call Protection(4):	LO(26);DEF(90);O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
FF&E:	$1,000,000	Springing
PDDO Agreement:	$0	Springing

Financial Information(2)
Cut-off Date Balance / Room:	$263,027
Balloon Balance / Room:	$263,027
Cut-off Date LTV:	63.3%
Balloon LTV:	63.3%
Underwritten NOI DSCR:	3.16x
Underwritten NCF DSCR:	2.80x
Underwritten NOI Debt Yield:	12.4%
Underwritten NCF Debt Yield:	11.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Hospitality – Full Service
Collateral(1):	Fee Simple
Location:	Atlanta, GA
Year Built / Renovated:	2010 / 2018-2019
Total Rooms:	403
Property Management:	Marriott Hotel Services, Inc.
Underwritten NOI:	$13,181,016
Underwritten NCF:	$11,685,326
Appraised Value:	$167,500,000
Appraisal Date:	October 1, 2019

Historical NOI
Most Recent NOI:	$13,168,803 (T-12 October 31, 2019)
2018 NOI(6):	$10,569,884 (December 31, 2018)
2017 NOI(6):	$13,186,737 (December 31, 2017)
2016 NOI:	$12,807,010 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	81.0% (October 31, 2019)
2018 Occupancy(6):	73.7% (December 31,2018)
2017 Occupancy(6):	83.0% (December 31,2017)
2016 Occupancy:	85.7% (December 31,2016)
(1)	The AVR Atlanta Airport Marriott Gateway Borrower Guarantor (as defined below) has the sole and exclusive right to operate the AVR Atlanta Airport Marriott Gateway Property (as defined below) pursuant to an occupancy agreement with the borrower that expires in August 2057. The borrower under the AVR Atlanta Airport Marriott Gateway Whole Loan (as defined below) is College Park Business and Industrial Development Authority (“BIDA”), the owner of the fee interest in the AVR Atlanta Airport Marriott Gateway Property. See “The Borrower and the Borrower Sponsor” and “Parcel Design, Development and Occupancy Agreement” below.

(2)	The AVR Atlanta Airport Marriott Gateway Mortgage Loan (as defined below) is part of the AVR Atlanta Airport Marriott Gateway Whole Loan, which is comprised of five pari passu promissory notes with an aggregate original principal balance of $106,000,000. For a description of the note structure, see “Parcel Design, Development and Occupancy Agreement” below. The Cut-off Date Balance / Room, Balloon Balance / Room, Underwritten NOI Debt Yield, Underwritten NCF DSCR, Cut-off Date LTV and Balloon LTV numbers presented above are based on the aggregate principal balance of the promissory notes comprising the AVR Atlanta Airport Marriott Gateway Whole Loan.

(3)	See “The Loan” below for a discussion of additional debt.

(4)	The lockout period will be at least 26 payments beginning with and including February 1, 2020. The borrowers have the option to defease the AVR Atlanta Airport Marriott Gateway Whole Loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 1, 2024.

(5)	See “Initial Reserves and Ongoing Reserves” below for further discussion of reserve requirements.

(6)	The AVR Atlanta Airport Marriott Gateway Borrower Sponsor (as defined below) invested approximately $11.6 million ($28,695 per room) to renovate the AVR Atlanta Airport Marriott Gateway Property from May 2018 to December 2019, with the majority of the renovations to the rooms and meeting space taking place from May 2018 through December 2018. The decrease in 2018 NOI and 2018 Occupancy from 2017 NOI and 2017 Occupancy is primarily due to rooms and meeting space being taken offline during the renovation.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2020 Convention Center Concourse, Atlanta, GA 30337	Collateral Asset Summary – Loan No. 6 AVR Atlanta Airport Marriott Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 63.3% 2.80x 12.4%

The Loan. The AVR Atlanta Airport Marriott Gateway mortgage loan (the “AVR Atlanta Airport Marriott Gateway Mortgage Loan”) is part of a whole loan (the “AVR Atlanta Airport Marriott Gateway Whole Loan”) evidenced by five pari passu notes with an aggregate original principal balance of $106,000,000, which is secured by a fee mortgage encumbering a 403-room, full service hotel located in Atlanta, Georgia (the “AVR Atlanta Airport Marriott Gateway Property”). The non-controlling Notes R-3 and R-4, with an aggregate original principal balance of $40.0 million, represent the AVR Atlanta Airport Marriott Gateway Mortgage Loan and will be included in the CF 2020-CF4 securitization transaction. A summary of the remaining promissory notes (the “AVR Atlanta Airport Marriott Gateway Non-Serviced Pari Passu Companion Loans”) is shown in the table below. For a description of the note structure, see “Parcel Design, Development and Occupancy Agreement” below. The AVR Atlanta Airport Marriott Gateway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2020-L4 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The relationship between the holders of the AVR Atlanta Marriott Gateway Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

AVR Atlanta Airport Marriott Gateway Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Note
Note R-3	$20,000,000	$20,000,000	CF 2020-CF4	No
Note R-4	$20,000,000	$20,000,000	CF 2020-CF4	No
Note R-1	$30,000,000	$30,000,000	MSC 2020-L4	Yes
Note R-2	$26,000,000	$26,000,000	MSC 2020-L4	No
Note R-5	$10,000,000	$10,000,000	CCRE(1)	No
Total	$106,000,000	$106,000,000
(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$106,000,000	100.0%	Loan Payoff	$86,927,248	82.0%
			Reserves	1,000,000	0.9
			Closing Costs	591,258	0.6
			Return of Equity(1)	17,481,495	16.5
Total Sources	$106,000,000	100.0%	Total Uses	$106,000,000	100.0%
(1)	The AVR Atlanta Airport Marriott Gateway Borrower Sponsor purchased the AVR Atlanta Airport Marriott Gateway Property for $113.0 million in 2014 and invested approximately $11.6 million into the AVR Atlanta Airport Marriott Gateway Property since acquisition, resulting in a cost basis of approximately $124.6 million.

The Borrower / Borrower Sponsor. The borrower is BIDA (the “AVR Atlanta Marriott Gateway Borrower”). The borrower guarantor is AVR Gateway M LLC (the “AVR Atlanta Airport Marriott Gateway Borrower Guarantor”), a single purpose Delaware limited liability company structured to be bankruptcy remote with one independent director in its organizational structure. The AVR Atlanta Airport Marriott Gateway Borrower Guarantor is owned and controlled by the AVR Atlanta Airport Marriott Gateway Borrower Sponsor (as defined below). Legal counsel to the AVR Atlanta Airport Marriott Gateway Borrower Guarantor delivered a non-consolidation opinion in connection with the origination of the AVR Atlanta Airport Marriott Gateway Whole Loan. The AVR Atlanta Airport Marriott Gateway Borrower Guarantor has the sole and exclusive right to operate the AVR Atlanta Airport Marriott Gateway Property pursuant to a Parcel Design, Development and Operating Agreement that expires in August 2057 (the “PDDO Agreement”) between the AVR Atlanta Airport Marriott Gateway Borrower Guarantor and BIDA. BIDA is the owner of the fee interest in the AVR Atlanta Airport Marriott Gateway Property, which is part of a “public-private partnership” between the City of College Park, acting through BIDA and the AVR Atlanta Airport Marriott Gateway Borrower Guarantor. Pursuant to the PDDO Agreement, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has rights in the AVR Atlanta Airport Marriott Gateway Property that are similar to leasehold interest rights. See “Parcel Design, Development and Operating Agreement” below. The AVR Atlanta Airport Marriott Gateway Borrower Guarantor guarantees the obligations of the AVR Atlanta Marriott Borrower under the AVR Atlanta Marriott Whole Loan, as more fully described below under “Parcel Design, Development and Occupancy Agreement”.

Allan V. Rose is the borrower sponsor and the guarantor of certain nonrecourse carve-outs under the AVR Atlanta Airport Marriott Gateway Whole Loan (the “AVR Atlanta Airport Marriott Gateway Borrower Sponsor”).

Allan V. Rose is the owner and chief executive officer of AVR Realty (“AVR”), a privately held real estate development and management company. AVR was founded over 45 years ago and has built, acquired and developed more than 30 million sq. ft. of commercial and residential space. AVR’s portfolio includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels. AVR currently owns a portfolio of 23 hospitality properties totaling over 5,000 rooms, including the adjacent SpringHill Suites Atlanta Airport Gateway and Renaissance Atlanta Airport Gateway.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2020 Convention Center Concourse, Atlanta, GA 30337	Collateral Asset Summary – Loan No. 6 AVR Atlanta Airport Marriott Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 63.3% 2.80x 12.4%

The Property. The AVR Atlanta Airport Marriott Gateway Property is a seven-story, 403-room full service hotel and a 3-story parking garage located in Atlanta, Georgia. The AVR Atlanta Airport Marriott Gateway Property is situated on a 4.66-acre site and includes 334 garage parking spaces. The AVR Atlanta Airport Marriott Gateway Borrower Sponsor acquired the property in 2014 for $113.0 million. Additionally, the AVR Atlanta Airport Marriott Gateway Borrower Sponsor invested approximately $11.6 million ($28,695 per room) to renovate the AVR Atlanta Airport Marriott Gateway Property from May 2018 to December 2019. The renovation included soft goods renovations to all guest rooms, a soft goods renovation and new furniture for the meeting space, and a soft goods renovation to the lobby, including a carpet replacement and upgraded seating. The AVR Atlanta Airport Marriott Gateway Property is located in the Gateway Center, which is a 28.82-acre master planned parcel owned by BIDA adjacent to the Hartsfield-Jackson Atlanta International Airport. Additionally, the AVR Atlanta Airport Marriott Gateway Property has an ATL SkyTrain station connected to its lobby via an exterior walkway. The ATL SkyTrain connects the AVR Atlanta Airport Marriott Gateway Property to the Hartsfield-Jackson Atlanta International Airport and the rental car center.

The AVR Atlanta Airport Marriott Gateway Property features 403 guestrooms consisting of 177 standard kings, 208 doubles and 18 suites. All of the guestrooms at the AVR Atlanta Airport Marriott Gateway Property feature a work desk and chair, one or two night stands, a dresser, flat screen televisions, sofa chair, mini refrigerator, iron and ironing board, a safe, and a coffee maker. The suites have a separate living area with a sofa. The AVR Atlanta Airport Marriott Gateway Property offers complimentary wireless internet access in all guestrooms, with higher speeds available for purchase. Amenities at the AVR Atlanta Airport Marriott Gateway Property include two restaurants, lobby lounge, coffee shop, indoor pool, fitness center, business center, sundry shop and approximately 21,984 sq. ft. of dedicated meeting space.

The AVR Atlanta Airport Marriott Gateway Property operates under a management agreement with Marriott Hotel Services, Inc, a subsidiary of Marriott International, that expires on December 28, 2040 with one 10-year renewal option remaining (the “Marriott Management Agreement”).

According to the AVR Atlanta Airport Marriott Gateway Borrower Sponsor, the AVR Atlanta Airport Marriott Gateway Property’s top five corporate accounts for 2019 are Delta, General Dynamics, Scheduling Institute, Deloitte and Chick-fil-A.

The following table presents certain information relating to the primary competitive properties to the AVR Atlanta Airport Marriott Gateway Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			AVR Atlanta Airport Marriott Gateway			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2016	78.5%	$111.59	$87.63	85.7%	$161.15	$138.08	109.1%	144.4%	157.6%
12/31/2017	84.0%	$115.09	$96.71	83.0%	$166.79	$138.42	98.8%	144.9%	143.1%
12/31/2018	82.2%	$119.26	$98.00	73.7%	$166.58	$122.81	89.7%	139.7%	125.3%
10/31/2019 TTM	81.4%	$124.62	$101.41	81.0%	$171.44	$138.91	99.6%	137.6%	137.0%

Source: Third party market research report

(1)	The competitive set includes Crowne Plaza Atlanta Airport, Westin Atlanta Airport, Hilton Atlanta Airport, Embassy Suites by Hilton Atlanta Airport, Hyatt Place Atlanta Airport North and Hotel Indigo Atlanta Airport – College Park.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to 2018 Occupancy, ADR and RevPAR at the AVR Atlanta Airport Marriott Gateway Property are attributable to variances in reporting methodologies and/or timing differences.

Environmental Matters. The Phase I environmental report, dated October 8, 2019, recommended no further action at the AVR Atlanta Airport Marriott Gateway Property.

The Market. The AVR Atlanta Airport Marriott Gateway Property is located in Atlanta, Georgia, adjacent to the Hartsfield-Jackson Atlanta International Airport. The AVR Atlanta Airport Marriott Gateway Property is located in the Gateway Center, which is comprised of the Georgia International Convention Center (“GICC”), three full service hotels (including AVR Renaissance Gateway and AVR Atlanta Airport SpringHill Gateway (both owned by an affiliate of the AVR Atlanta Airport Marriott Gateway Borrower Guarantor)), a Class-A office building, the BMW Training Center and the Gateway Center Arena, as well as dining options. The Gateway Center is the first stop on the Hartsfield-Jackson Atlanta International Airport’s SkyTrain system, which connects the airport and the Metropolitan Atlanta Rapid Transit Authority to the Gateway Center and the newly developed rental car center. Additionally, the AVR Atlanta Airport Marriott Gateway Property is located 9.3 miles south of downtown Atlanta and is within one mile of Interstate 85, Interstate 285 and Route 29.

The main demand driver for the AVR Atlanta Airport Marriott Gateway Property is the Hartsfield-Jackson Atlanta International Airport, which is the primary airport in Atlanta. The Hartsfield-Jackson Atlanta International Airport has averaged approximately 104.2 million passengers annually since 2015 with an average growth rate of 2.8%. The Hartsfield-Jackson Atlanta International Airport is currently undergoing a $6 billion expansion that is expected to be completed in phases over the next 20 years and will include renovations of the domestic terminal and concourses, a new hotel, and a new parking deck adjacent to the GICC, which will have parking for at least 5,200 vehicles.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2020 Convention Center Concourse, Atlanta, GA 30337	Collateral Asset Summary – Loan No. 6 AVR Atlanta Airport Marriott Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 63.3% 2.80x 12.4%

Additional local demand generators include GICC, which opened in 2009 and is the second largest convention center in the state of Georgia. GICC is directly connected to the Hartsfield-Jackson Atlanta International Airport and has 440,400 sq. ft. of exhibit halls, 270,388 SF of ballrooms, 8,320 sq. ft. of meeting rooms and 2,600 sq. ft. of boardrooms that can be rented. Additionally, Delta Air Lines has its headquarters on the north side of the Hartsfield-Jackson Atlanta International Airport off Delta Boulevard and BMW has a 53,000 sq. ft. training facility adjacent to the GICC, which was developed for $17.0 million and opened in July 2019. Finally, the Gateway Center Arena, which opened in November 2019, is a 100,000 sq. ft., 5,000 seat arena that will host the Atlanta Hawks’ G-League team, the WNBA’s Atlanta Dream and the College Park Skyhawks, along with concerts and other events.

The appraisal determined 2018 market demand segmentation of 50% commercial, 29% meeting and group and 21% leisure. The AVR Atlanta Airport Marriott Gateway Property had 2018 demand segmentation of 45% commercial, 35% meeting and group and 20% leisure.

As determined by the appraisal, the primary competitive set for the AVR Atlanta Airport Marriott Gateway Property consists of six hotels, which range in size from 204 to 507 rooms and collectively contain an aggregate of 2,048 rooms. There are currently two hotels under construction totaling 841 rooms. These hotels include a 300-room Sheraton Atlanta Airport expected to open in January 2022 and a 541-room Hilton Airport expected to open in January 2022. Additionally, a 222-room AC Hotel Atlanta Airport Gateway opened in January 2020. All three hotels were determined to be directly competitive with the AVR Atlanta Airport Marriott Gateway Property.

According to a third party market research report, the AVR Atlanta Airport Marriott Gateway Property’s occupancy, ADR, and RevPAR were 81.0%, $171.44 and $138.91, respectively, during the trailing 12-months ending on October 31, 2019, resulting in penetration rates of 99.6%, 137.6% and 137.0%, respectively, against its competitive set.

The following table presents certain information relating to the primary competitive properties to the AVR Atlanta Airport Marriott Gateway Property.

Property Competitive Summary(1)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Estimated 2018 Occupancy	Estimated 2018 ADR	Estimated 2018 RevPAR
Atlanta Airport Marriott Gateway (Subject)	403	2010	21,984	45%	35%	20%	73.7%	$166.58	$122.81
Renaissance Atlanta Airport Gateway Hotel(2)	204	2017	5,961	50%	25%	25%	85% - 90%	$170 - $175	$150 - $155
Embassy Suites by Hilton Atlanta Airport	236	1989	7,542	55%	25%	20%	75% - 80%	$135 - $140	$100 - $105
Westin Atlanta Airport	500	1982	18,341	50%	30%	20%	85% - 90%	$115 - $120	$100 - $105
Kimpton Overland Hotel	214	2017	6,100	50%	15%	35%	65% - 70%	$175 - $180	$120 - $125
Hilton Atlanta Airport	507	1989	23,052	50%	35%	15%	80% - 85%	$145 - $150	$115 - $120
Renaissance Concourse Atlanta Airport Hotel	387	1992	29,474	50%	25%	25%	70% - 75%	$110 - $115	$80 - $85

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the AVR Atlanta Airport Marriott Gateway Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Owned by an affiliate of the AVR Atlanta Airport Marriott Gateway Borrower Sponsor.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2020 Convention Center Concourse, Atlanta, GA 30337	Collateral Asset Summary – Loan No. 6 AVR Atlanta Airport Marriott Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 63.3% 2.80x 12.4%

Cash Flow Analysis.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the AVR Atlanta Airport Marriott Gateway Property:

Cash Flow Analysis
	2016	2017	2018(1)	T-12 10/31/2019	U/W	U/W Per Room(1)
Occupancy	85.7%	83.0%	73.7%	81.0%	83.0%
ADR	161.15	166.79	166.58	171.44	166.79
RevPAR	138.08	138.42	122.81	138.91	138.42

Room Revenue	$20,366,270	$20,360,790	$18,064,064	$20,432,887	$20,360,790	$50,523
Food and Beverage(2)	15,798,472	15,599,352	13,145,045	15,640,096	15,599,352	38,708
Other Revenue	170,773	255,072	244,522	190,293	255,072	633
Other Income	1,054,971	1,177,037	1,187,351	1,564,941	1,177,037	2,921
Total Revenue	$37,390,486	$37,392,250	$32,640,982	$37,828,217	$37,392,250	$92,785

Rooms Expense	$4,508,418	$4,351,031	$4,287,549	$4,576,137	$4,351,031	$10,797
Other Departmental Expense	110,806	121,726	117,543	106,774	121,726	302
Real Estate Taxes(3)	1,064,954	1,086,221	1,107,919	1,122,886	1,316,588	3,267
Insurance	153,814	137,554	117,167	145,068	145,068	360
Other Expenses	18,745,483	18,508,980	16,440,919	18,708,549	18,276,820	45,352
Total Expenses	$24,583,475	$24,205,513	$22,071,098	$24,659,414	$24,211,234	$60,078

Net Operating Income	$12,807,010	$13,186,737	$10,569,884	$13,168,803	$13,181,016	$32,707
FF&E	0	0	0	0	1,495,690	3,711
Net Cash Flow	$12,807,010	$13,186,737	$10,569,884	$13,168,803	$11,685,326	$28,996
(1)	The AVR Atlanta Airport Marriott Gateway Borrower Sponsor invested approximately $11.6 million ($28,695 per room) to renovate the property from May 2018 to December 2019, with the majority of the renovations to the rooms and meeting space taking place from May 2018 through December 2018. The decrease in 2018 Net Operating Income compared to 2016 and 2017 Net Operating Income is primarily due to rooms and meeting space being taken offline during the renovation.

(2)	A portion of the Food and Beverage revenue (25.1%) is related to sales at the Champions and The Greatroom restaurants. The AVR Atlanta Airport Marriott Gateway Borrower Guarantor indicated it plans to renovate the Champions restaurant in the first quarter of 2021, which may affect the performance of the Champions restaurant during that time.

(3)	The AVR Atlanta Airport Marriott Gateway Property is subject to a PILOT Agreement. Real estate taxes are based on the 10-year average of PILOT payments due. See “The PILOT Agreement.”

Property Management. The AVR Atlanta Airport Marriott Gateway Property is managed by Marriott Hotel Services, Inc. pursuant to an agreement with the AVR Atlanta Airport Marriott Gateway Borrower Guarantor.

Lockbox / Cash Management. The AVR Atlanta Airport Marriott Gateway Property is structured with a hard lockbox and springing cash management. In place cash management and a full excess cash flow sweep is required upon the commencement of a Cash Trap Period (as defined below).

A “Cash Trap Period” will commence upon (i) the occurrence of any event of default until cured; (ii) any bankruptcy action of the AVR Atlanta Airport Marriott Gateway Borrower, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor, the carve-out guarantor or the property manager until, in the case of the property manager only, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor replaces the property manager with a qualified manager under an acceptable replacement management agreement; (iii) the failure of the AVR Atlanta Airport Marriott Gateway Borrower Guarantor after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.60x until the debt service coverage ratio is at least 1.65x for two consecutive calendar quarters; or (iv) the earlier of (a) 12 months prior to the expiration of the Marriott Management Agreement or (b) such time the AVR Atlanta Airport Marriott Gateway Borrower Guarantor receives notice from the manager of termination of the Marriott Management Agreement until the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has either (a)(x) entered into a replacement franchise agreement with a qualified franchisor, or (y) delivered evidence reasonably satisfactory to the lender that the manager has renewed or extended the management agreement for a term satisfactory to the lender of not less than three years past the maturity date; and (b) if the replacement franchise agreement or renewed or extended existing management agreement requires the borrower to enter into a PIP, the total costs of the PIP have been deposited into a reserve with the lender.

Initial Reserves and Ongoing Reserves. At origination of the AVR Atlanta Airport Marriott Gateway Mortgage Loan, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor deposited $1,000,000 into the FF&E reserve for the renovation of the existing Champions sports bar.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2020 Convention Center Concourse, Atlanta, GA 30337	Collateral Asset Summary – Loan No. 6 AVR Atlanta Airport Marriott Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 63.3% 2.80x 12.4%

Taxes Reserve. The requirement to make monthly deposits of 1/12 of the estimated annual taxes is waived provided that (i) certain Marriott tax escrow waiver conditions set forth in the related mortgage loan documents are satisfied (including that Marriott has paid taxes prior to delinquency and the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has delivered receipts evidencing the payment of such taxes promptly upon the receipt of same from Marriott), or (ii) the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has provided evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default or Cash Trap Period continuing. Monthly deposits into the tax reserve are currently waived.

Insurance Reserve. The requirement to make monthly deposits of 1/12 of the annual estimated insurance premiums is waived provided that (i) certain Marriott insurance escrow waiver conditions set forth in the related mortgage loan documents are satisfied (including that Marriott is maintaining insurance coverages required by the AVR Atlanta Airport Marriott Gateway Whole Loan documents and the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has provided evidence of payment for insurance policies), or (ii) the AVR Atlanta Airport Marriott Gateway Borrower Guarantor maintains a blanket insurance policy acceptable to the lender and there is no event of default continuing. Monthly deposits into the insurance reserve are currently waived.

FF&E Reserve. The requirement to make monthly deposits of 1/12 of 4% of gross income for the prior calendar year is waived provided that the Marriott Management Agreement is in full force and effect and the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has provided evidence reasonably satisfactory to the lender that all FF&E funds have been deposited into the FF&E reserve as provided in the Marriott Management Agreement. Monthly deposits into the FF&E reserve are currently waived.

PDDO Agreement Reserve. The requirement to make monthly deposits of 1/12 of the estimated annual PDDO Agreement Payments (as defined in the AVR Atlanta Airport Marriott Gateway Whole Loan documents and described under “The PILOT Agreement” below) is waived provided that the Marriott Management Agreement or a future acceptable replacement management agreement is in full force and effect and the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has provided evidence reasonably satisfactory to the lender that all PDDO Agreement Payments have been made. Monthly deposits into the PDDO Agreement reserve are currently waived.

Parcel Design, Development and Occupancy Agreement. The AVR Atlanta Airport Marriott Gateway Property is part of a master planned, mixed-use project owned by BIDA. As long as BIDA owns the fee interest in the AVR Atlanta Airport Marriott Gateway Property, it is tax exempt from both real and personal property taxes. As a result, in 2008, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor entered into the PDDO Agreement with BIDA, and the AVR Atlanta Airport Marriott Gateway Property became subject to the PDDO Agreement.

Pursuant to the terms of the PDDO Agreement, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has the exclusive right to develop and operate the AVR Atlanta Airport Marriott Gateway Property and has an option to purchase the fee interest in the AVR Atlanta Airport Marriott Gateway Property any time after 2038 at a purchase price equal to the sum of (i) all outstanding financings related to the AVR Atlanta Airport Marriott Gateway Property and (ii) 10% of the then-current market value of the land (not including the value of the improvements or personal property). The AVR Atlanta Airport Marriott Gateway Borrower Guarantor is not permitted to transfer its interest in the PDDO Agreement without the prior written consent of BIDA, which consent is not to be unreasonably withheld.  The transfer restriction does not apply to the exercise of remedies by the lender.

The AVR Atlanta Airport Marriott Gateway Whole Loan is structured with BIDA being the borrower entity (with limited obligations relating to the AVR Atlanta Airport Marriott Gateway Property).  As collateral for the AVR Atlanta Airport Marriott Gateway Whole Loan, BIDA has granted to the lender a first priority lien in its fee interest in the AVR Atlanta Airport Marriott Gateway Property and has issued five bonds in the aggregate principal amount of the AVR Atlanta Airport Marriott Gateway Whole Loan, which bonds are payable to the lender. The five bonds Note R-1, Note R-2, Note R-3, Note R-4 and Note R-5 comprise the AVR Atlanta Airport Marriott Gateway Whole Loan. Any references to one or all of the pari passu notes refer to the bonds payable to the lender. In addition, the bonds referred to as Note R-1, Note R-2 and Note R-5 are the AVR Atlanta Airport Marriott Gateway Non-Serviced Pari Passu Companion Loans. Additionally, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has guaranteed BIDA’s payment and performance under the AVR Atlanta Airport Marriott Gateway Whole Loan, and, as collateral for its guaranty, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor has pledged its security interest in and assigned to the lender all of its rights and interests in the PDDO Agreement.

The PILOT Agreement. There is a payment in lieu of taxes (“PILOT”) agreement in place between BIDA and the AVR Atlanta Airport Marriott Gateway Borrower Guarantor until August 2, 2057. Pursuant to the PILOT agreement, in lieu of paying taxes that otherwise would be due with respect to the AVR Atlanta Airport Marriott Gateway Property, the AVR Atlanta Airport Marriott Gateway Borrower Guarantor is obligated to make rental payments to BIDA, comprised of (i) the monthly debt service payments under the AVR Atlanta Airport Marriott Gateway Whole Loan, (ii) a fixed annual “Administrative Fee” in the amount of $316,318, (iii) PILOT payments in accordance with a schedule outlined in the PILOT agreement, (iv) SkyTrain fees, and (v) a “Financing Fee,” which initially equates to approximately 1/8 of 1.0% of the outstanding principal balance of the AVR Atlanta Airport Marriott Gateway Whole Loan. Such payment obligations are the “PDDO Agreement Payments” and are specifically described in the PDDO Agreement.

Future Mezzanine or Subordinate Indebtedness Permitted. Not permitted.

Partial Release. Not permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3349 Monroe Avenue Pittsford, NY 14618	Collateral Asset Summary – Loan No. 7 Pittsford Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 51.5% 2.78x 12.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3349 Monroe Avenue Pittsford, NY 14618	Collateral Asset Summary – Loan No. 7 Pittsford Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 51.5% 2.78x 12.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3349 Monroe Avenue Pittsford, NY 14618	Collateral Asset Summary – Loan No. 7 Pittsford Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 51.5% 2.78x 12.0%

Irondequoit
Webster
ROCHESTER
Penfield
Beechwood
Downtown
Cobbs Hill
Brighton
MONROE COUNTY
East Rochester
Fairport
Pittsford
Henrietta
Mendon
Victor
ONTARIO COUNTY
Greater Rochester Intl. Airport
Pittsford Plaza
3349 Monroe Avenue
Pittsford, NY 14618
Buffalo 72 miles
Syracuse 74 miles
New York State Thruway
Mendon Ponds Park
Irondequoit Bay
Erie Canal
AMTRAK
ONTARIO
Lake Ontario
TORONTO
ROCHESTER
BUFFALO
SYRACUSE
Lake Erie
NEW YORK
PENNSYLVANIA

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3349 Monroe Avenue Pittsford, NY 14618	Collateral Asset Summary – Loan No. 7 Pittsford Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 51.5% 2.78x 12.0%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Refinance
Borrower Sponsor:	Thomas C. Wilmot
Borrower:	Pittsford Plaza SPE, LLC
Original Balance(1):	$38,000,000
Cut-off Date Balance(1):	$38,000,000
% by Initial UPB:	4.4%
Interest Rate:	3.7400%
Payment Date:	1st of each month
First Payment Date:	February 1, 2020
Maturity Date:	January 1, 2030
Amortization:	Interest Only
Additional Debt(1):	$14,000,000 Pari Passu Debt
Call Protection(2):	LO(26);DEF(91);O(3)
Lockbox / Cash Management:	Soft / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$498,170	$116,547
Insurance:	$0	Springing
Replacement:	$6,939	$6,939
TI/LC:	$28,369	$28,369
Immediate Repairs:	$158,410	$0
Rent Concession Reserve:	$272,985	$0
Existing TI/LC Reserve	$73,535	$0
Roof Replacement Reserve:	$17,079	$17,079

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$116
Balloon Balance / Sq. Ft.:	$116
Cut-off Date LTV:	51.5%
Balloon LTV:	51.5%
Underwritten NOI DSCR:	3.16x
Underwritten NCF DSCR:	2.78x
Underwritten NOI Debt Yield:	12.0%
Underwritten NCF Debt Yield:	10.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail - Anchored
Collateral:	Fee Simple
Location:	Pittsford, NY
Year Built / Renovated:	1960, 1965, 2007, 2008 / NAP
Total Sq. Ft.:	448,699
Property Management:	Wilmorite Management Group, L.L.C.
(borrower affiliate)
Underwritten NOI:	$6,236,797
Underwritten NCF:	$5,473,541
Appraised Value:	$100,900,000
Appraisal Date:	November 18, 2019

Historical NOI
Most Recent NOI:	$6,441,179 (T-12 September 30, 2019)
2018 NOI:	$6,560,776 (December 31, 2018)
2017 NOI:	$6,435,520 (December 31, 2017)
2016 NOI:	$6,509,649 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	92.6% (September 30, 2019)
2018 Occupancy:	96.0% (December 31, 2018)
2017 Occupancy:	97.0% (December 31, 2017)
2016 Occupancy:	98.0% (December 31, 2016)

(1)	The Pittsford Plaza Loan (as defined below) consists of the controlling Note A-1 and is part of the Pittsford Plaza Whole Loan (as defined below), evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the cut-off date of $52.0 million. For additional information, see “The Loan” below

(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of February 1, 2020. Defeasance of the Pittsford Plaza Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) the payment date occurring on February 1, 2024. The assumed lockout period of 26 payment dates is based on the expected CF 2020-CF4 securitization closing date in March 2020. The actual lockout period may be longer.

(3)	See “Initial Reserves and Ongoing Reserves” below.

(4)	Financial information is based on the aggregate Pittsford Plaza Whole Loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3349 Monroe Avenue Pittsford, NY 14618	Collateral Asset Summary – Loan No. 7 Pittsford Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 51.5% 2.78x 12.0%

The Loan. The Pittsford Plaza mortgage loan (the “Pittsford Plaza Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in a 448,699 sq. ft., anchored retail property located in Pittsford, New York (the “Pittsford Plaza Property”) with an original and Cut-off Date principal balance of $38.0 million. The Pittsford Plaza Loan is part of a whole loan (the “Pittsford Plaza Whole Loan”) with an original and Cut-off Date principal balance of $52.0 million that is evidenced by two pari passu notes. The Pittsford Plaza Loan consists of the controlling Note A-1 and will be included in the CF 2020-CF4 mortgage trust. The non-controlling Note A-2, which has an original balance of $14.0 million, is currently held by KeyBank and is expected to be contributed to a future securitization. The Pittsford Plaza Loan is structured with a 10-year, interest only term and accrues interest at a fixed rate of 3.7400% per annum.

The relationship between the holders of the Pittsford Plaza Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$38,000,000	$38,000,000	CF 2020-CF4	Yes
Note A-2	14,000,000	14,000,000	KeyBank(1)	No
Pittsford Plaza Whole Loan	$52,000,000	$52,000,000
(1)	Expected to be contributed to future securitization transactions.

The Pittsford Plaza Loan proceeds were used to retire an existing loan on the Pittsford Plaza Property of approximately $45.4 million, fund approximately $1.1 million of upfront reserves, pay closing costs of approximately $0.7 million and return equity of approximately $4.9 million to the Pittsford Plaza Borrower. Based on the “as is” appraised value of approximately $100.9 million as of November 18, 2019, the Cut-off Date LTV is 51.5%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$52,000,000	100.0%	Loan Payoff	$45,368,383	87.2%
			Return of Equity	4,921,093	9.5
			Reserves	1,055,486	2.0
			Closing Costs	655,038	1.3
Total Sources	$52,000,000	100.0%	Total Uses	$52,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower, Pittsford Plaza SPE, LLC (the “Pittsford Plaza Borrower”), is a single purpose, Delaware limited liability company structured to be a bankruptcy remote entity with one independent director in its organizational structure. The borrower sponsor and the non-recourse carveout guarantor is Thomas C. Wilmot (the “Pittsford Plaza Borrower Sponsor”). Thomas C. Wilmot is the president of Wilmorite Management Group, L.L.C. (“Wilmorite”), a Rochester-based real estate management company, developer, builder and construction manager with over 70 years of operations. During Mr. Wilmot’s tenure as president, which commenced in the 1980s, Wilmorite has developed more than 30.0 million sq. ft. of retail, office, hotel, airport, and convention facilities located in nine states.

The Property and Tenants. The Pittsford Plaza Property consists of a 448,699 sq. ft., anchored regional shopping center located in Pittsford, New York. The Pittsford Plaza Property is comprised of the 380,335 sq. ft. main retail building; three free-standing buildings occupied by Barnes & Noble, Cheesecake Factory, and Fidelity; and one outparcel occupied by Citizens Bank via a ground lease. The improvements were originally developed by Wilmorite in 1960 and have received various renovations and additions over the years, with the most recent addition occurring in 2008. The Pittsford Plaza Property contains 1,901 surface parking spaces for a parking ratio of approximately 4.2 spaces per 1,000 sq. ft.

National anchor and junior anchor tenants include Barnes & Noble, Bed Bath & Beyond, Stein Mart, T.J. Maxx, Michaels, and Trader Joe’s. Inline spaces are leased to such national tenants as Cheesecake Factory, Under Armor, Bath & Body Works, Sports Clips, Fidelity, Carter’s and J. Crew, as well as numerous regional and local businesses. Additionally, the second largest tenant, Century Wine and Liquor, is owned by Daniel Wegman, the chairman of Wegmans Food Markets, which operates a grocery superstore adjacent to the Pittsford Plaza Property. No tenant at the Pittsford Plaza Property comprises more than 11.6% of the net rentable area or 11.4% of the underwritten base rent. As of September 30, 2019, the Pittsford Plaza Property is 92.6% leased to 44 tenants and has maintained at least that occupancy level since 2013.

Historical Occupancy
2013	2014	2015	2016	2017	2018	2019
94.0%	97.0%	99.0%	98.0%	97.0%	96.0%	92.6%

The Pittsford Plaza Property has direct frontage along the major arterial of Monroe Avenue (Highway 31), one of the area’s primary retail corridors with an average traffic count of over 35,000 vehicles per day. The Pittsford Plaza Property is shadow anchored by an

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3349 Monroe Avenue Pittsford, NY 14618	Collateral Asset Summary – Loan No. 7 Pittsford Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 51.5% 2.78x 12.0%

approximately 134,000 sq. ft. Wegmans grocery superstore, which is adjacent to the northwest of the Pittsford Plaza Property and features a café style environment with a burger bar and patisserie. To the northeast of the Pittsford Plaza Property is a Marshalls-anchored shopping center and a country club golf course. The immediate area contains a mix of commercial retail, office and industrial property uses with single and multi-family development removed from the arterials.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Sales PSF(3)	Occupancy Cost	Lease Expiration(4)

Barnes & Noble	NR/NR/NR	51,980	11.6%	$11.54	9.0%	$168	11.9%	2/28/2026
Century Wine and Liquor	NR/NR/NR	45,395	10.1	$13.97	9.5	NAV	NAV	10/31/2022
Bed Bath & Beyond	NR/Ba2/BB	37,486	8.4	$20.30	11.4	$161	17.8%	1/31/2022
Stein Mart	NR/NR/NR	36,000	8.0	$9.75	5.3	$94	16.0%	11/30/2022
T.J. Maxx	NR/A2/A+	35,000	7.8	$6.70	3.5	$234	6.5%	7/31/2021
Total Major Tenant		205,861	45.9%	$12.53	38.7%
Other Tenants		209,499	46.7%	$19.50	61.3%
Total Occupied Tenants		415,360	92.6%	$16.05	100.0%
Vacant		33,339	7.4
Total		448,699	100.0%

(1)	Based on the underwritten rent roll dated September 30, 2019.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	Sales PSF are as of the trailing 12-month period ending September 30, 2019 for Barnes & Noble, December 31, 2018 for Bed Bath & Beyond, November 30, 2018 for Stein Mart, and January 31, 2019 for T.J. Maxx.

(4)	Barnes & Noble, Century Wine and Liquor, Bed Bath & Beyond, and T.J. Maxx, Inc each have one, five-year lease renewal option remaining. Stein Mart has two, five-year renewal options remaining.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	3	11,536	2.6	11,536	2.6%	$21.16	3.7	3.7%
2021	8	50,558	11.3	62,094	13.8%	$14.81	11.2	14.9%
2022	9	148,220	33.0	210,314	46.9%	$15.57	34.6	49.5%
2023	4	24,400	5.4	234,714	52.3%	$23.69	8.7	58.2%
2024	7	20,649	4.6	255,363	56.9%	$17.59	5.4	63.7%
2025	4	11,779	2.6	267,142	59.5%	$27.46	4.9	68.5%
2026	3	87,175	19.4	354,317	79.0%	$12.10	15.8	84.3%
2027	0	0	0.0	354,317	79.0%	$0.00	0.0	84.3%
2028	2	12,273	2.7	366,590	81.7%	$37.23	6.9	91.2%
2029	1	27,452	6.1	394,042	87.8%	$6.88	2.8	94.0%
2030	2	9,471	2.1	403,513	89.9%	$22.49	3.2	97.2%
Thereafter	1	11,847	2.6	415,360	92.6%	$15.64	2.8	100.0%
Vacant	NAP	33,339	7.4	448,699	100.0%	NAP	NAP
Total / Wtd. Avg.	44	448,699	100.0%			$16.05	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

Barnes & Noble (51,980 sq. ft.; 11.6% NRA; 9.0% U/W Base Rent). Barnes & Noble has been in occupancy at the Pittsford Plaza Property since 1996 and has a current lease expiration of February 2026 with one, five-year renewal option and no early termination options. Barnes & Noble is an American bookseller and retailer of content, digital media and educational products, including books, ebooks, magazines, toys and games, music, DVD and Blu-ray, and related products and services. Barnes & Noble operates 627 bookstores in 50 states and an e-commerce site with over one million titles.

Century Wine and Liquor (“Century”) (45,395 sq. ft.; 10.1% NRA; 9.5% U/W Base Rent). Century has been in occupancy at the Pittsford Plaza Property since 2007 and has a current lease expiration of October 2022 with one, five-year renewal option and no early termination options. Century is a retailer of low cost wine and spirits and is owned by Wegmans Food Markets, which shadow anchors the Pittsford Plaza Property. Century was founded in 1967 and brought into the Wegmans family of companies in 2007. Century offers over 10,000 different wines and spirits and features a fine wine room and tasting room.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3349 Monroe Avenue Pittsford, NY 14618	Collateral Asset Summary – Loan No. 7 Pittsford Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 51.5% 2.78x 12.0%

Bed Bath & Beyond (37,486 sq. ft.; 8.4% NRA; 11.4% U/W Base Rent). Bed Bath & Beyond has been in occupancy at the Pittsford Plaza Property since 1996 and has a current lease expiration of January 2022 with one, five-year renewal option and no early termination options. Bed Bath & Beyond is an omnichannel retailer that sells a wide assortment of domestics merchandise and home furnishings, operating through a variety of brand names. Founded in 1971, Bed Bath & Beyond has approximately 1,024 stores througout the United States, Puerto Rico, Canada, and Mexico.

Environmental Matters. The Phase I environmental report dated November 26, 2019, recommended no further action at the Pittsford Plaza Property, except for the implementation of an asbestos-containing material operations and maintenance plan.

The Market. The Pittsford Plaza Property is located in Pittsford, New York within the Rochester, NY metropolitan statistical area, the second largest economy in New York State, after New York City, according to the appraisal. Pittsford is located approximately nine miles southeast of downtown Rochester, 82 miles east of Buffalo, and 81 miles west of Syracuse. According to the appraisal, education is a primary economic sector in Rochester due to the presence of the University of Rochester and Rochester Institute of Technology. The region’s skilled workforce has allowed for the emergence of several industries including telecommunications, biomedicine, and agribusiness. Among the largest employers in Rochester are the University of Rochester, Rochester Regional Health, Xerox Corporation and Wegmans Food Markets. According to the appraisal, the estimated 2019 populations within one-, three- and five-mile radii of the Pittsford Plaza Property are 4,518, 57,567 and 188,936, respectively. According to the appraisal, the median household incomes within one-, three- and five-mile radii of the Pittsford Plaza Property are $107,240, $84,494 and $63,561, respectively.

According to a third party market research report, the Pittsford Plaza Property is located within the Rochester retail market, which had an existing inventory of 74.3 million sq. ft. of retail space as of year-end 2019. The Rochester retail market had an overall vacancy rate of 4.2% as of year-end 2019, with an average asking rental rate of $13.15 PSF. The Pittsford Plaza Property is located in the Southeast retail submarket, which had an existing inventory of 9.2 million sq. ft. as of year-end 2019. The Southeast retail submarket had an overall vacancy rate of 5.1% as of year-end 2019, with an average asking rental rate of $17.81 PSF.

Pittsford Plaza Property Competitive Set(1)
Property Name/Location	Year Built	Occupancy	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
Anchor/Junior Anchor:
Premier Place 7864-8020 Transit Road Williamsville, NY	1986	75.0%	Stein Mart	36,963	Jan-19	10.0	$8.25
Ridgecrest Commons 1942 West Ridge Road Rochester, NY	1975	82.0%	NAV	41,687	Apr-17	5.0	$10.50
Amherst Commons 3050 Sheridan Drive Amherst, NY	1974	96.0%	NAV	46,717	Sep-19	10.0	$12.00
Walden Place 2150-2190 Walden Avenue Cheektowaga, NY	1994	90.0%	Ollie’s Bargain Outlet	40,000	Oct-17	10.0	$11.75
REI 350 East Henrietta Road Rochester, NY	2017	100.0%	REI	70,800	Aug-16	5.0	$25.00
In-line:
Monroe Clover 3005 Monroe Avenue Rochester, NY	2006	96.0%	Hearing Aid	1,500	Jun-17	5.0	$25.95
Pittsford Colony Plaza 3400 Monroe Avenue Rochester, NY	1960	98.0%	Pane Vino	4,000	Sep-19	5.0	$22.00
2341 Brighton Henrietta Town Line Road 2341 Brighton Henrietta Town Line Road Rochester, NY	2015	74.0%	Goodwill	1,417	Jun-19	5.0	$18.50
2815 Monroe 2815 Monroe Rochester, NY	1971	88.0%	NAV	2,070	Nov-17	3.0	$28.95
CityGate 350 East Henrietta Road Rochester, NY	2016	100.0%	Cheeburger Cheeburger	3,000	Aug-17	5.0	$25.00
Panorama Plaza 1601 Penfield Road Rochester, NY	1995	84.0%	Fancy Nails II	750	Feb-17	5.0	$25.00

(1)	Based on the appraisal.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3349 Monroe Avenue Pittsford, NY 14618	Collateral Asset Summary – Loan No. 7 Pittsford Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 51.5% 2.78x 12.0%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 9/30/2019	U/W	U/W PSF
Base Rent(1)	$6,672,113	$6,522,546	$6,712,506	$6,686,784	$6,665,278	$14.85
Value of Vacant Space	0	0	0	0	638,239	1.42
Gross Potential Rent	$6,672,113	$6,522,546	$6,712,506	$6,686,784	$7,303,517	$16.28
Total Recoveries	3,267,159	3,337,235	3,385,901	3,405,985	3,660,893	8.16
Percentage Rent	165,344	205,227	254,512	263,985	222,267	0.50
Other Income	244,506	188,285	190,664	122,917	62,872	0.14
Less: Vacancy	0	0	0	0	(919,476)	(2.05)
Effective Gross Income	$10,349,122	$10,253,293	$10,543,583	$10,479,671	$10,330,072	$23.02
Total Operating Expenses	3,839,473	3,817,773	3,982,807	4,038,492	4,093,275	9.12
Net Operating Income	$6,509,649	$6,435,520	$6,560,776	$6,441,179	$6,236,797	$13.90
TI/LC	168,638	187,694	174,304	187,253	574,317	1.28
Capital Expenditures	0	0	0	0	188,940	0.42
Net Cash Flow	$6,341,011	$6,247,826	$6,386,472	$6,253,925	$5,473,541	$12.20

(1)	U/W Base Rent is based on in-place rent as of September 30, 2019.

Property Management. The Pittsford Plaza Property is managed by Wilmorite Management Group, L.L.C., an affiliate of the Pittsford Plaza Borrower.

Lockbox / Cash Management. The Pittsford Plaza Loan is structured with a soft lockbox and springing cash management. The Pittsford Plaza Borrower is required to cause all revenues to be deposited within one business day of receipt by the Pittsford Plaza Borrower or property manager into a clearing account controlled by the lender. Provided no Cash Sweep Period (as defined below) is in effect, all funds in the clearing account will be transferred on each business day to an account controlled by the Pittsford Plaza Borrower. Upon the occurrence of a Cash Sweep Period, all sums on deposit in the clearing account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with the Pittsford Plaza Loan documents, with any excess cash held by the lender as additional collateral for the Pittsford Plaza Whole Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will be in effect upon:

(i)	the occurrence and continuance of an event of default under the Pittsford Plaza Loan documents until cured;

(ii)	any bankruptcy action of the Pittsford Plaza Borrower or property manager until, in the case of a bankruptcy action of the manager only, the Pittsford Plaza Borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days;

(iii)	the date on which the debt service coverage ratio on the Pittsford Plaza Whole Loan based on the trailing three-month period and assuming a 30-year amortization schedule is less than 1.20x until the debt service coverage ratio based on the trailing three-month period and assuming a 30-year amortization schedule is at least 1.30x for two consecutive calendar quarters; or

(iv)	the occurrence and continuance of a Major Tenant Trigger Event (as defined below) until cured as further described below.

A “Major Tenant Trigger Event” commences upon:

(i)	any bankruptcy action of or any notice of intention to commence a bankruptcy action of Barnes & Noble, Century Wine and Liquor, Stein Mart, Michaels, Bed Bath & Beyond, T.J. Maxx and Trader Joe’s, any successor or assign thereof as tenant under the respective lease, or any subsequent tenant under a replacement lease (each, a “Major Tenant”),

(ii)	the earlier to occur of (a) the date that two or more Major Tenants give notice that, during the same time period, they intend to vacate, abandon, or go dark at their respective Major Tenant premises or (b) the date that two or more Major Tenants vacate, abandon, surrender, or go dark at substantially all of their respective Major Tenant premises for five consecutive business; or

(iii)	(I) for any Major Tenant other than Barnes & Noble, the earlier to occur of (a) the date of any termination of a Major Tenant lease or (b) the earlier to occur of the date (x) that is (1) 12 months prior to the then applicable expiration date of the applicable Major Tenant lease (or any renewal or replacement thereof) if the occupancy of the Pittsford Plaza Property is then less than 85%, or (2) six months prior to the then applicable expiration date of the applicable Major Tenant lease (or any renewal or replacement thereof) if the occupancy of the Pittsford Plaza Property is then equal to or greater than 85% or (y) on which notice for extension is due under the applicable Major Tenant lease, and (II) for Barnes & Noble, the earlier to occur of (a) the date of any termination of its Major Tenant lease or (b) the date that is 12 months prior to the then applicable expiration date of its Major Tenant lease (or any renewal or replacement thereof), or (c) on which notice for extension is due under the applicable Major Tenant lease.

A Major Tenant Trigger Event will terminate: (a) upon each applicable Major Tenant being replaced with an acceptable replacement tenant under the Pittsford Plaza Loan documents; (b) with respect to any Major Tenant Trigger Event (1) caused by any Major Tenant other than Barnes & Noble, upon the funds swept as a result of the Major Tenant Cash Flow Period equaling the aggregate of all rents expected to be payable by any applicable Major Tenant (other than Barnes & Noble) during the immediately following 12-month period

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3349 Monroe Avenue Pittsford, NY 14618	Collateral Asset Summary – Loan No. 7 Pittsford Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 51.5% 2.78x 12.0%

(the “Major Tenant Cap”) or the Pittsford Plaza Borrower delivering a letter of credit equal to the Major Tenant Cap or (2) caused by Barnes & Noble, upon the date immediately following the 12th payment date after the occurrence of such Major Tenant Trigger Event; (c) with respect to clause (i), upon each applicable Major Tenant no longer being the subject of a bankruptcy or similar proceeding and having satisfied all other conditions under the Pittsford Plaza Loan documents; (d) with respect to clause (ii), upon each applicable Major Tenant resuming operations in its respective Major Tenant premises and having satisfied all other requirements under the Pittsford Plaza Loan documents; or (e) with respect to clause (iii), upon the Pittsford Plaza Borrower having provided acceptable evidence to the lender that each applicable Major Tenant has renewed the term of its lease pursuant to the terms set forth therein.

Initial Reserves and Ongoing Reserves.

Tax Reserve. At loan origination, the Pittsford Plaza Borrower deposited $498,170 into a tax reserve account. On a monthly basis, the Pittsford Plaza Borrower is required to deposit one-twelfth (1/12) of the estimated annual real estate taxes, which currently equates to $116,547, into a tax reserve account.

Insurance Reserve. The Pittsford Plaza Borrower is required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of estimated insurance premiums; provided such monthly deposits will be waived so long as (i) no event of default exists, (ii) the Pittsford Plaza Borrower maintains a blanket insurance policy acceptable to the lender and provides evidence of renewal and payment, and (iii) no cancellation, termination, or lapse of coverage has occurred. Additionally, with respect to any individual building that is fully leased and occupied by a single tenant, monthly deposits into the insurance reserve will be waived so long as (i) no Major Tenant Trigger Event with respect to such applicable tenant then exists, (ii) no event of default then exists, (iii) the applicable tenant maintains insurance with respect to its applicable building pursuant to its applicable lease and pays all insurance premiums directly, (iv) the Pittsford Plaza Borrower delivers to the lender evidence of renewal and payment, and (v) the applicable tenant’s lease is in full force and effect.

Replacement Reserve. At loan origination, the Pittsford Plaza Borrower deposited $6,939 into a replacement reserve account. On a monthly basis, the Pittsford Plaza Borrower is required to deposit $6,939 (approximately $0.19 PSF per annum) into a replacement reserve account, subject to a cap of $200,000 (approximately $0.45 PSF).

TI/LC Reserve. At loan origination, the Pittsford Plaza Borrower deposited $28,369 into a TI/LC reserve account. On a monthly basis, the Pittsford Plaza Borrower is required to deposit $28,369 (approximately $0.76 PSF per annum) into a TI/LC reserve account, subject to a cap of $1,000,000 (approximately $2.23 PSF).

Immediate Repairs Reserve. At loan origination, the Pittsford Plaza Borrower deposited $158,410 into an immediate repairs reserve account.

Rent Concessions Reserve. At loan origination, the Pittsford Plaza Borrower deposited $272,985 into a rent concessions reserve account related to the Goldfish Swim School of Pittsford, Adelitas Mexican Cocina and Tequila, and Spenga Rochester tenants.

Existing TI/LC Reserve. At loan origination, the Pittsford Plaza Borrower deposited $73,535 into an existing TI/LC reserve account related to the Spenga Rochester tenant.

Roof Replacement Reserve. At loan origination, the Pittsford Plaza Borrower deposited $17,079 into a roof replacement reserve account. On a monthly basis through and including February 2027, the Pittsford Plaza Borrower is required to deposit $17,079 into a roof replacement reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

649 Lawrence Drive, 2535 West Hillcrest Drive and 2545 West Hillcrest Drive Thousand Oaks, CA 91320	Collateral Asset Summary – Loan No. 8 The Arbors	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,190,624 71.4% 1.53x 9.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

649 Lawrence Drive, 2535 West Hillcrest Drive and 2545 West Hillcrest Drive Thousand Oaks, CA 91320	Collateral Asset Summary – Loan No. 8 The Arbors	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,190,624 71.4% 1.53x 9.2%

SANTA SUSANA MTS.
Happy Camp Canyon Reg. Park
Moorpark Golf Club
Moorpark
Moorpark College
MOORPARK
METROLINK
Moorpark Town Center
Moorpark Marketplace
Tierra Rejada Rd
Bradley Rd
Balcom Canyon Rd
W. Los Angeles Ave
Somis
W. Los Angeles Ave
VENTURA COUNTY
Santa Rosa Valley
Read Rd
St. John's Seminary
Las Posas Rd
Camarillo Village Square
Camarillo
Santa Rosa Rd
CONEJO VALLEY
Wildwood Regional Park
California Lutheran University
Olsen Rd
Moorpark Fwy
Ventura 15 miles
Technicolor
CAMARILLO
Village at the Parks Sports Complex
Ventura Fwy
Lewis Rd
Camarillo Springs Golf Course
Thousand Oaks
Avenida de Los Arboles
Los Robles Hospital
Lynn Rd
Janss Rd
Moorpark Rd
Oakbrook Plaza
Conejo Canyons
Shire
Ceres Inc.
Sensata Technologies
Village Mall
SAGE Publishing
Newbury Business Park
Skyworks Solutions
Amgen
Conejo Mountain
Conejo Valley Shopping Ctr.
Erbes Rd
Dos Vientos Open Space
CSU Channel Islands Park
Ventura Fwy
The Oaks
Janss Marketplace
Newbury Park Ctr.
Newbury Square
Stagecoach Inn Museum
Borchard Rd
Sun Plaza
Calif. Museum of Art Thousand Oaks
Thousand Oaks Civic Arts Plaza
The Arbors
649 Lawrence Drive, 2535 West Hillcrest Drive
and 2545 West Hillcrest Drive
Thousand Oaks, CA 91320
Cal. State University - Channel Islands
Newbury Park
Los Robles Open Space
Potrero Rd
Potrero Rd
Los Angeles 38 miles
Potrero Rd
Lake Sherwood
Point Mugu State Park
Lake Sherwood
Westlake Blvd
Sandstone Peak
Westlake Village
SANTA MONICA MTS.
LOS ANGELES COUNTY
Malibu 8 miles
SANTA MONICA MTS. NATIONAL RECR. AREA
Malibu Country Club
LOS PADRES NATIONAL FOREST
ANGELES NATIONAL FOREST
LOS ANGELES COUNTY
Ojai
Castaic
Santa Clarita
Mira Monte
Santa Paula
Fillmore
Piru
Valencia
Newhall
Ventura
Moorpark
San Fernando
Somis
Simi Valley
Oxnard
Camarillo
Thousand Oaks
Port Hueneme
Agoura Hills
Westlake Village
Calabasas
Malibu
LOS ANGELES
Santa Monica
Pacific Ocean
El Segundo
Manhattan Beach
Torrance
Rancho Palos Verdes

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

649 Lawrence Drive, 2535 West Hillcrest Drive and 2545 West Hillcrest Drive Thousand Oaks, CA 91320	Collateral Asset Summary – Loan No. 8 The Arbors	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,190,624 71.4% 1.53x 9.2%

Mortgage Loan Information
Loan Seller:	SGFC
Loan Purpose:	Refinance
Borrower Sponsor:	William D. Felton
Borrowers:	LAX Sixth Avenue Arbors Equities LLC; LAX Arbors Equities LLC
Original Balance:	$36,250,000
Cut-off Date Balance:	$36,190,624
% by Initial UPB:	4.2%
Interest Rate:	3.6350%
Payment Date:	6th of each month
First Payment Date:	March 6, 2020
Maturity Date:	February 6, 2030
Amortization:	360 months
Additional Debt:	Future Mezzanine Debt permitted
Call Protection(1)(2):	LO(25);DEF(91);O(4)
Lockbox / Cash Management:	Hard / Springing
Reserves(3)
	Initial	Monthly
Taxes:	$0	$30,877
Insurance:	$0	Springing
Replacement:	$0	$3,407
Rollover:	$89,903	$21,294
Special Rollover:	$0	Springing
Financial Information
Cut-off Date Balance / Sq. Ft.:	$177
Balloon Balance / Sq. Ft.:	$139
Cut-off Date LTV:	71.4%
Balloon LTV:	56.0%
Underwritten NOI DSCR:	1.68x
Underwritten NCF DSCR:	1.53x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office – Suburban
Collateral:	Fee Simple
Location:	Thousand Oaks, CA
Year Built / Renovated:	1995, 2001, 2007 / NAP
Total Sq. Ft.:	204,427
Property Management:	Amber Felton Management Corporation
Underwritten NOI:	$3,329,129
Underwritten NCF:	$3,032,709
Appraised Value:	$50,700,000
Appraisal Date:	November 13, 2019

Historical NOI
Most Recent NOI:	$2,819,178 (December 31, 2019)
2018 NOI:	$2,218,341 (December 31, 2018)
2017 NOI(4):	NAP
2016 NOI(4):	NAP

Historical Occupancy
Most Recent Occupancy:	84.9% (January 1, 2020)
2019 Occupancy(5):	84.8%
2018 Occupancy(6):	76.3%
2017 Occupancy(7):	NAP

(1)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of March 6, 2020. Defeasance of the Arbors Loan (as defined below) is permitted after the date that is the earlier to occur of (i) two years after the closing date of the CF 2020-CF4 securitization and (ii) February 5, 2023. The assumed lockout period of 25 payment dates is based on the expected CF 2020-CF4 securitization closing date in March 2020. The actual lockout period may be longer.
(2)	See “Partial Release” below.
(3)	See “Initial Reserves and Ongoing Reserves” below.
(4)	The 2017 and 2016 NOI is unavailable as the Arbors Borrowers (as defined below) acquired the Arbors Property in 2018.
(5)	The 2019 Occupancy represents the average of January to October 2019.
(6)	The 2018 Occupancy represents the average of February to December 2018.
(7)	The 2017 Occupancy is unavailable as the Arbors Borrowers acquired The Arbors Property in 2018.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

649 Lawrence Drive, 2535 West Hillcrest Drive and 2545 West Hillcrest Drive Thousand Oaks, CA 91320	Collateral Asset Summary – Loan No. 8 The Arbors	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,190,624 71.4% 1.53x 9.2%

The Loan. The Arbors mortgage loan (the “Arbors Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in three, two-story office buildings located in Thousand Oaks, California (collectively, the “Arbors Property”) with an original principal balance of $36.25 million and Cut-off Date principal balance of $36.19 million. The Arbors Loan is structured with a 10-year term and amortizes on a 30-year amortization schedule. The Arbors Loan accrues interest at a fixed rate equal to 3.6350%.

The Arbors Loan proceeds, along with the sponsor’s equity contribution of $662,435, were used to retire an existing loan of approximately $36.4 million, fund upfront reserves of approximately $89,903 and pay closing costs of $463,402. Based on the “as is” appraised value of $50.7 million as of November 13, 2019, the Cut-off Date LTV is 71.4%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$36,250,000	98.2%	Loan Payoff	$36,359,130	98.5%
Sponsor Equity Contribution	662,435	1.8	Closing Costs	463,402	1.3
			Reserves	89,903	0.2
Total Sources	$36,912,435	100.0%	Total Uses	$36,912,435	100.0%

The Borrowers / Borrower Sponsor. The borrowers, LAX Sixth Avenue Arbors Equities LLC and LAX Arbors Equities LLC, are tenants-in-common (collectively, the “Arbors Borrowers”). Each of the Arbors Borrowers is a Delaware limited liability company that is structured as a bankruptcy remote entity with one independent director. Legal counsel to the Arbors Borrowers delivered a non-consolidation opinion in connection with the origination of the Arbors Loan. The borrower sponsor and non-recourse carveout guarantor is William D. Felton.

William D. Felton is the Chairman of Felton Properties Inc., which was formed in 1997 by Mr. Felton and his son, Matthew Felton. The company is based in Portland, Oregon and has offices in Bellevue, Washington and Westport, Connecticut. The company owns and manages approximately three million sq. ft. of real estate located in Oregon, Washington, Colorado, Utah, and Minnesota. Through institutional and private partnerships, Felton Properties Inc. and Felton Management Corp. have closed more than 30 acquisitions over the past 10 years that collectively represent over $600 million in transaction volume. Prior to Felton Properties Inc., Mr. Felton founded William Felton Associates Inc. in 1972, which owned and managed commercial real estate primarily in the New York City area.

The Property and Tenants. The Arbors Property is a 204,427 sq. ft. office campus located in Thousand Oaks, California. The Arbors Property consists of three, two-story office buildings that, were each built between 1995 and 2007. As of January 1, 2020, the Arbors Property was 84.9% leased to 11 tenants. The Arbors Property also contains 1,019 parking spaces (5 spaces per 1,000 sq. ft.).

Major Tenants.

Skyworks Solutions, Inc. (61,242 sq. ft.; 30.0% NRA; 23.8% U/W Base Rent). Skyworks Solutions, Inc. (“Skyworks”) has been the sole tenant at the Arbors Property, Building A since 2010, under a lease with an expiration date of February 28, 2026, and two, five-year lease renewal options remaining. Skyworks has a one-time right to terminate its lease on February 28, 2023, with 12 months’ prior written notice to the landlord and payment of unamortized leasing commissions, abated rent and tenant improvements (each amortized over 120 months at 7% interest). Skyworks was formed in 1962 as Alpha Industries, Inc. and changed its name to Skyworks Solutions, Inc. in 2002. The company is headquartered in Woburn, Massachusetts, and manufactures semiconductors for use in radio frequency and mobile communications systems. Skyworks has design, engineering, manufacturing, marketing, sales and service facilities throughout North America, Europe, Japan and Asia. Skyworks has 8,400 employees and is publicly traded on the NASDAQ exchange (NASDAQ: SWKS).

ZS Associates, Inc. (35,500 sq. ft.; 17.4% NRA; 26.1% U/W Base Rent). ZS Associates, Inc. (“ZS”) has been a tenant at the Arbors Property since 2013, occupying 50.0% of the Arbors Property, Building B under a lease with an expiration date of December 31, 2023 and one, five-year lease renewal option remaining. ZS occupies suite 100 (24,422 sq. ft.) and suite 150 (11,078 sq. ft.). ZS has a one-time termination option and an ongoing termination option (collectively, the “Contraction Option”) with respect to 8,500 sq. ft. of its space (the “Contraction Space”). If ZS exercises its Contraction Option, its occupied space will be reduced by the Contraction Space and (i) the Contraction Space must be separately leasable at ZS’ cost, (ii) ZS must provide 30 days’ prior written notice to the landlord that its business relationship with Amgen, Inc. (its digital enterprise partner) has been terminated and (iii) ZS must pay a termination fee for unamortized tenant improvements, leasing commissions and base rent (each amortized over 103 months at 8.0% interest). ZS is a boutique professional consulting firm founded in 1983 that specializes in salesforce and marketing optimization. Headquartered in Evanston, Illinois, ZS has more than 7,000 employees across 26 offices located in North America, South America, Europe and Asia. Notable ZS clients include Abbott, Aflac, AstraZeneca, Bayer, Bristol-Myers Squibb, DaVita, Dreyfus, GSK, Lilly, Merck, Novartis, Pfizer, Roche, Siemens and Staples.

Mercury Insurance Services LLC (21,246 sq. ft.; 10.4% NRA; 14.3% U/W Base Rent). Mercury Insurance Services LLC (“Mercury”) has been a tenant at the Arbors Property since 2018, occupying 29.4% of the Arbors Property, Building C under a lease with an expiration date of September 30, 2024 and one, five-year lease renewal option remaining. Mercury does not have an early termination option; however, it does have an expansion option on or prior to July 31, 2021. If Mercury exercises its expansion option on or prior to February 1, 2021, the base rental rate per sq. ft. will be revised to include the expansion space and the tenant improvement allowance for the expansion space will be $25.00 per sq. ft. If Mercury exercises the expansion option after February 1, 2021, the rental rate and other

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

649 Lawrence Drive, 2535 West Hillcrest Drive and 2545 West Hillcrest Drive Thousand Oaks, CA 91320	Collateral Asset Summary – Loan No. 8 The Arbors	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,190,624 71.4% 1.53x 9.2%

applicable terms will be at the fair market rental rate in effect when such expansion occurs. The lease term of the expansion space will be coterminous with Mercury’s lease. Mercury is a subsidiary of Mercury General Corporation, (NYSE: MCY) which was formed in 1961 and is headquartered in Los Angeles, California. Mercury is a multiple line insurance organization offering predominantly personal automobile and homeowner’s insurance through a network of approximately 4,500 independent agents and brokers located in 11 states. Mercury is ranked as the fourth largest private passenger automobile insurers in California. Mercury offers other lines of insurance including business and mechanical breakdown insurance in various states including Arizona, California, Florida, Georgia, Illinois, Nevada, New Jersey, New York, Oklahoma, Texas and Virginia.

TaxAudit (10,256 sq. ft.; 5.0% NRA; 6.5% U/W Base Rent). TaxResources, Inc. (d/b/a TaxAudit) (“TaxAudit”) has been a tenant at the Arbors Property since 2019, occupying 14.4% of the Arbors Property, Building B under a lease with an expiration date of January 23, 2026 and one, five-year lease renewal option remaining. TaxAudit has a one-time right to terminate its lease effective July 31, 2024. TaxAudit must provide 12 months’ prior written notice to the landlord and pay a termination fee equal to unamortized tenant improvement costs, abated rent and leasing commissions (each amortized on a straight-line basis over 60 months at the rate of 7.0% per annum). TaxAudit was founded as TaxResources, Inc. in 1988, and was rebranded as TaxAudit.com in 2013 and again rebranded in 2017 as TaxAudit in 2017. In 1998, TaxResources, Inc. made an agreement with Intuit® to include its prepaid audit defense service as an “add-on” in Intuit’s TurboTax software and to assist TurboTax users with their tax questions. Based in Folsom, California, TaxAudit is the largest and fastest-growing audit defense service in the U.S. with more than 11 million members. TaxAudit offers IRS, CRA, and state taxing authority audit representation.

AGFA Corporation (8,722 sq. ft.; 4.3% NRA; 5.6% U/W Base Rent). AGFA Corporation has been a tenant at the Arbors Property since 2008, occupying 12.1% of the Arbors Property, Building C, under a lease with an expiration date of January 31, 2022 with one, five-year lease renewal option remaining. AGFA does not have an early termination option. Founded in 1867, AGFA develops, produces, and distributes an extensive range of imaging systems and IT solutions, for the printing industry healthcare sector, and for specific industrial applications. AGFA’s headquarters and parent company is located in Mortsel, Belgium. AGFA’s operating activities are divided into four divisions: Offset Solutions, Digital Print & Chemicals, Radiology Solutions and HealthCare IT. AGFA’s largest production and research centers are in Belgium, the United States, Canada, Germany, France, the United Kingdom, Austria, China and Brazil. AGFA is commercially active worldwide through wholly owned sales organizations in more than 40 countries.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Skyworks Solutions, Inc.(3)	NR/NR/NR	61,242	30.0%	$16.20	23.8%	02/28/2026
ZS Associates, Inc.(4)	NR/NR/NR	35,500	17.4	30.60	26.1	12/31/2023
Mercury Insurance Services LLC(5)(6)	BBB+/Baa2/NR	21,246	10.4	28.04	14.3	09/30/2024
TaxAudit	NR/NR/NR	10,256	5.0	26.57	6.5	01/23/2026
AGFA Corporation	NR/NR/NR	8,722	4.3	26.76	5.6	01/31/2022
Total Major Tenant		136,966	67.0%	$23.22	76.4%
Other Tenants(7)(8)(9)(10)		36,609	17.9	$26.86	23.6
Total Occupied Collateral		173,575	84.9%	$23.99	100.0%
Vacant		30,852	15.1
Total		204,427	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2020 with rent steps taken through August 31, 2020 totaling $113,822.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Skyworks Solutions, Inc. has two, five-year renewal options remaining.
(4)	ZS Associates, Inc. has one, five-year renewal option remaining.
(5)	Mercury Insurance Services LLC has one, five-year renewal option remaining.
(6)	The UW Base Rent for Mercury Insurance Services LLC represents average rent remaining lease term based on an investment grade tenant.
(7)	RoviSys Company represents forward starting rent totaling $183,784.
(8)	Buena Vista Hospice subleases 1,800 sq. ft. of its 8,442 sq. ft. located in suite 130 of the Arbors Property Building C to Joshua Tree Healthcare.
(9)	Virtuoso Medical Management Inc. subleases its suite 200 in the Arbors Property Building C (totaling 5,727 sq. ft.) to Saaz Micro Inc.
(10)	Be Green Packaging LLC (“Be Green”) subleases its suite 205 in the Arbors Property, Building C (totaling 6,152 sq. ft.) to Castlewood, LLC. Be Green has a right of first refusal option for suite 210 in the Arbors Property, Building C (totaling approximately 5,497 sq. ft.).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

649 Lawrence Drive, 2535 West Hillcrest Drive and 2545 West Hillcrest Drive Thousand Oaks, CA 91320	Collateral Asset Summary – Loan No. 8 The Arbors	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,190,624 71.4% 1.53x 9.2%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	1	3,190	1.6	3,190	1.6%	26.76	2.1	2.1%
2021	0	0	0.0	3,190	1.6%	0.00	0.0	2.1%
2022	5	34,848	17.0	38,038	18.6%	27.19	22.8	24.8%
2023	3	42,793	20.9	80,831	39.5%	29.68	30.5	55.3%
2024	1	21,246	10.4	102,077	49.9%	28.04	14.3	69.6%
2025	0	0	0.0	102,077	49.9%	0.00	0.0	69.6%
2026	2	71,498	35.0	173,575	84.9%	17.69	30.4	100.0%
2027	0	0	0.0	173,575	84.9%	0.00	0.0	100.0%
2028	0	0	0.0	173,575	84.9%	0.00	0.0	100.0%
2029	0	0	0.0	173,575	84.9%	0.00	0.0	100.0%
2030	0	0	0.0	173,575	84.9%	0.00	0.0	100.0%
Thereafter	0	0	0.0	173,575	84.9%	0.00	0.0	100.0%
Vacant	NAP	30,852	15.1	204,427	100.0%	NAP	NAP
Total / Wtd. Avg.	12	204,427	100.0%			$23.99	100.0%

(1)	Certain tenants have lease termination options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in this Lease Rollover Schedule.
(2)	Based on underwritten rent roll dated January 1, 2020 with rent steps taken through August 2020 totaling $113,822.

Environmental Matters. The Phase I environmental report for the Arbors Property, dated November 19, 2019, identified no recognized environmental conditions; however, suspect non-friable asbestos containing materials may have been used in the manufacturing and application of select materials during the construction of the Arbors Property. The engineer recommended development and implementation of an asbestos operations and maintenance plan, which asbestos operations and maintenance plan was prepared and dated November 25, 2019.

The Market. The Arbors Property is located in Thousand Oaks, Ventura County, California. Thousand Oaks is located in the central portion of Conejo Valley approximately 12 miles west of the San Fernando Valley within Los Angeles County. Thousand Oaks includes a mix of public and private employers from a variety of industries, including biotechnology, automotive, healthcare, finance, and education. The top employer is Amgen Inc. with 5,000 employees, followed by Conejo Valley Unified School District with 2,780 employees, and Los Robles Regional Medical Center with 1,612 employees. The top three industries within the area (accounting for 31% of the Ventura County population) are healthcare/social assistance, retail trade and manufacturing. Most commercial development is located along Hillcrest Drive and Thousand Oaks Boulevard, both of which parallel the Ventura Freeway (U.S. Highway 101). Retail development in Thousand Oaks is dominated by The Oaks Mall, an approximately 1.3 million sq. ft. regional mall with approximately 170 retail stores and restaurants, anchored by Macy’s, Nordstrom, and AMC Theaters. Primary access to the neighborhood is provided by the Ventura Freeway (U.S. Highway 101), which traverses through the area in an east/west direction in the central portion of the city. This freeway provides direct access to the San Fernando Valley to the east and to Ventura and Santa Barbara, and points beyond, to the west and northwest.

According to the appraisal, the estimated 2019 populations within a one-, three- and five-mile radii of the Arbors Property were 11,892, 53,363 and 118,710, respectively. The 2019 average household incomes within the same radii were $117,026, $151,273 and $139,610, respectively.

According to a third party research report, the Arbors Property is part of the Greater Los Angeles office market and the Conejo Valley County office submarket. As of the third quarter of 2019, the Greater Los Angeles office market had a total office inventory of approximately 221.5 million sq. ft. with a vacancy rate of 14.3% and an average asking rent of $41.28 per sq. ft. The Conejo Valley County office submarket had a total office inventory of approximately 12.1 million sq. ft. with a vacancy rate of 11.0% and an average asking rent of $29.28 per sq. ft. The submarket had no additional inventory delivered in the third quarter of 2019, which had positive net absorption of 271,645 sq. ft. for the submarket.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

649 Lawrence Drive, 2535 West Hillcrest Drive and 2545 West Hillcrest Drive Thousand Oaks, CA 91320	Collateral Asset Summary – Loan No. 8 The Arbors	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,190,624 71.4% 1.53x 9.2%

Comparable Lease Summary(1)
Property	Year Built/ Renovated	Distance from Subject	Property Size (SF)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
The Arbors(2) Thousand Oaks, CA	1995, 2001, 2007 / NAP	N/A	204,427	Various	173,575	Various	$23.99	Various	Full Service
Conejo Business Park Thousand Oaks, CA	1991/ NAP	4.0 miles	32,023	International Card Services	5,111	Dec-18	$22.80 $25.80	3.3	MG Full Service(3)
Conejo Corporate Campus Thousand Oaks, CA	2001/ NAP	1.1 miles	196,034	SAGE Publications Atara Biotherapeutics	46,193 51,160	Sep-18 Nov-18	$24.60 $24.00	6.7 7.0	Full Service Full Service
Stone Creek Professional Offices Thousand Oaks, CA	1983/ NAP	4.0 miles	49,794	Cyient	6,157	Jun-18	$24.00	3.2	Full Service
One Westlake Westlake Village, CA	1982 / 2007	7.0 miles	351,904	NSR Data Corporation	9,248	Mar-19	$28.20	5.7	Full Service
Westlake North Business Park Westlake Village, CA	2001/ NAP	8.0 miles	197,146	iPayment of California, LLC	31,665	Dec-19	$31.20	7.0	Full Service
Westlake Office Park Westlake Village, CA	1985/ NAP	5.7 miles	133,652	Reliable Small Business Systems	1,089	Sep-18	$27.00	3.1	Full Service
31280 Oak Crest Drive Westlake Village, CA	1996/ NAP	7.4 miles	27,632	RKR Inc.	1,799	Oct-18	$27.96	3.0	Full Service
Sinclair Building Thousand Oaks, CA	1965/ NAP	1.6 miles	34,334	Progressive Casualty Insurance	4,181	Jul-18	$23.40	5.3	Full Service
Westlake Spectrum Westlake Village, CA	1990/ NAP	7.5 miles	25,752	PMS/Asset Smart	7,436	Apr-19	$22.80	5.0	Full Service
3075 Townsgate Road Westlake Village, CA	2017/ NAP	6.1 miles	60,466	Security Paving Inc.	14,003	Feb-19	$42.60	5.3	Full Service
31248 Oak Crest Dr. Westlake Village, CA	1998/ NAP	7.5 miles	53,133	Turley Nevers	14,084	Jun-19	$34.20	10.0	Full Service
Lakeview Corporate Center Westlake Village, CA	1985 / 2009	5.9 miles	259,540	Williams Lea	26,409	Dec-18	$27.00	5.0	Full Service
1525 & 1535 Rancho Conejo Blvd. Newbury Park, CA	1990 / 2017	1.7 miles	160,980	Amgen USA	48,622	Nov-18	$23.16	3.0	Full Service
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll dated January 1, 2020.
(3)	Conejo Business Park comparable tenant’s initial rent per sq. ft. is $1.90 modified gross; however, the appraisal provided a full service equivalent rent of $2.15 per sq. ft.

Cash Flow Analysis.

Cash Flow Analysis
	Annualized 2018(1)	12/31/2019	U/W	U/W PSF
Base Rent(2)	$3,024,507	$3,686,774	$4,960,327	$24.26
Value of Vacant Space	0	0	0	$0.00
Gross Potential Rent	$3,024,507	$3,686,774	$4,960,327	$24.26
Total Recoveries	432,097	416,914	404,175	$1.98
Other Income	29,395	34,310	34,310	0.17
Less: Vacancy	0	0	(795,982)	($3.89)
Effective Gross Income	$3,485,999	$4,137,998	$4,602,831	$22.52
Total Operating Expenses	1,267,658	1,318,820	1,273,702	$6.23
Net Operating Income(3)	$2,218,341	$2,819,178	$3,329,129	$16.29
TI/LC	0	0	255,534	$1.25
Capital Expenditures	0	0	40,885	$0.20
Net Cash Flow	$2,218,341	$2,819,178	$3,032,709	$14.84
(1)	Annualized 2018 represents February through December 2018.
(2)	U/W Base Rent is based on in-place rent as of January 1, 2020 with rent steps taken through August 2020 totaling $113,822, based on the Arbors Property, Building A rent steps totaling $29,396; the Arbors Property, Building B rent steps totaling $39,583; the Arbors Property, Building C rent steps totaling $44,843.
(3)	U/W Net Operating Income is higher than 12/31/2019 Net Operating Income primarily due to (i) vacant space grossed up at market rents for the Arbors Property, Building B, and the Arbors Property, Building B; (ii) forward starting rent underwritten for tenant RoviSys Company located in the Arbors Property, Building B; and (iii) average rent for the remaining lease term was underwritten for investment grade tenant Mercury Insurance Services LLC located in the Arbors Property, Building C.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

649 Lawrence Drive, 2535 West Hillcrest Drive and 2545 West Hillcrest Drive Thousand Oaks, CA 91320	Collateral Asset Summary – Loan No. 8 The Arbors	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,190,624 71.4% 1.53x 9.2%

Property Management.  The Arbors Property manager and leasing agent is Amber Felton Management Corporation, which is an affiliate of the Arbors Borrowers.

Lockbox / Cash Management.  The Arbors Loan is structured with a hard lockbox and springing cash management. The Arbor Borrowers are required to cause all rents to be transmitted directly by the tenants of the Arbors Property into the clearing account or if received by The Arbor Borrowers or property manager, the rents are required to be deposited within one business day of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Arbor Borrowers’ operating account. During the continuance of a Cash Management Period (as defined below), funds will be swept on a daily basis into the eligible cash management account and applied on each monthly payment date in accordance with the Arbors Loan documents. Pursuant to The Arbors Loan documents, all available cash on deposit (after payment of monthly reserve deposits, debt service payments and cash management bank fees) will be applied as follows: (a) if a Lease Sweep Period (as defined below) has occurred and is continuing, to the special rollover reserve or (b) into the cash collateral subaccount.

A “Cash Management Period” will commence upon:

(i)	the occurrence and continuance of an event of default under the Arbors Loan documents and will continue until such event of default is cured;
(ii)	the date on which the amortizing debt service coverage ratio as calculated in the Arbors Loan documents based on the trailing twelve-month period (with operating income based on the trailing six (6) month period, annualized) is less than 1.15x and will continue until the amortizing debt service coverage ratio based on the trailing twelve-month period (with operating income based on the trailing six (6) month period, annualized) is at least 1.20x for two consecutive calendar quarters; or
(iii)	the date on which a Lease Sweep Period commences and will continue until the Lease Sweep Period terminates in accordance with the Arbors Loan documents.

A “Lease Sweep Period” will commence upon the first payment date following the occurrence of any of the following (each a “Lease Sweep Trigger Event”) and the failure of the Arbors Borrowers to timely make a cash or letter of credit deposit with the lender in accordance with the Arbors Loan documents:

(i)	the date that is 12 months prior to the end of the term of any Major Lease (as defined below), including any renewal terms, and the term of such Major Lease has not been renewed or otherwise extended;
(ii)	the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised);
(iii)	any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date;
(iv)	any Major Tenant discontinues its business at its premises (i.e., "goes dark") or give notice that it intends to discontinue its business;
(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; or
(vi)	the occurrence of a Major Tenant insolvency proceeding.

A Lease Sweep Period will end upon the earlier to occur of (a) to the extent the Lease Sweep Period relates solely to a Major Lease entered with Skyworks, the balance in the special rollover reserve account is equal to $30.00 times the sq. ft. of the demised premises that is subject to a Major Lease with Skyworks for which a Lease Sweep Trigger Event has occurred, (b) to the extent the Lease Sweep Period relates solely to a Major Lease entered with ZS, the balance in the special rollover reserve is equal to $20.00 times the sq. ft. of the demised premises that is subject to a Major Lease with ZS for which a Lease Sweep Trigger Event has occurred, (c) for any other Major Lease, the balance in the special rollover reserve is equal to the lesser of (x) $30.00 times the sq. ft. of the demised premises that is subject to such Major Lease for which a Lease Sweep Trigger Event has occurred or (y) such lesser amount as the lender determines is necessary to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down time or free rent periods, (d) to the extent the Lease Sweep Period relates to a combination of the Major Leases, the balance in the special rollover reserve is equal to the cumulative amounts noted in the applicable items described immediately above (collectively, the “Special Rollover Deposit Amount”) or (e) the occurrence of (1) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon (A) the earlier to occur of (I) the date on which the subject Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement for a Net Rent Threshold Lease (as defined below) or enters an extension agreement acceptable to the lender with respect to at least 75% of the space demised under the subject Major Lease or (II) the date on which at least 75% of the space demised under the applicable Major Lease that gave rise to the Lease Sweep Trigger Event has been leased pursuant to a Net Rent Threshold Lease or a different replacement lease or replacement leases approved by the lender, and entered into in accordance with the Arbors Loan documents, provided, if less than the entirety of the space demised under the subject Major Lease that gave rise to the Lease Sweep Period is leased pursuant to (I) or (II) above, the debt service coverage ratio based on the trailing 12 month period shall be equal to or greater than 1.30x and (B) all approved major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) related to the renewals, extensions or replacement leases entered under (I) or (II) above have been paid in full; (2) with respect to a Lease Sweep Period caused by a default under any Major Lease by the applicable Major Tenant, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months following such cure; or (3) with respect to a Lease Sweep Period caused by a Major Tenant insolvency proceeding, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

649 Lawrence Drive, 2535 West Hillcrest Drive and 2545 West Hillcrest Drive Thousand Oaks, CA 91320	Collateral Asset Summary – Loan No. 8 The Arbors	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,190,624 71.4% 1.53x 9.2%

A “Major Lease” means each of the following: (i) the office lease with Skyworks; (ii) the office lease with ZS; and (iii) any other lease that covers 40,000 or more rentable sq. ft. of the Arbors Property or has a gross annual rent of more than 20% of the total annual rents of the Arbors Property (each a “Major Tenant”).

A “Net Rent Threshold Lease” means (a) all leases which individually or in the aggregate with respect to the same tenant and its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease(s): (i) cover more than 40,000 sq. ft. of the improvements, (ii) has a gross annual rent of more than 20% of the total annual rental payments of the Arbors Property or (iii) cover at least one full floor of any individual building at the Arbors Property, (b) in which the net effective rent for such material lease is equal to or greater than $17.50 per sq. ft. per annum, which amount represents a net effective rent under a gross lease, provided, for the initial Net Rent Threshold Lease that is to be entered for space that is identified as being vacant on the rent roll, the net effective rent will be equal to or greater than $12.50 per sq. ft. per annum, and (c) in which the gross rent is not less than $23.00 per sq. ft. per annum to the extent it is for available space at the portion of the Arbors Property located at 2535 and 2545 West Hillcrest, Thousand Oaks, California, and $15.00 per sq. ft. for available space at the portion of the Arbors Property located at 649 Lawrence Road.

Initial Reserves and Ongoing Reserves.

Tax Reserve. No real estate tax reserve deposit was required at loan origination. The Arbors Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes, which currently equates to $30,877 per month.

Insurance Reserve. No insurance reserve deposit was required at loan origination. The Arbors Borrowers will not be required to reserve any amounts for the payment of insurance premiums for so long as (i) the Arbors Borrowers provide evidence that insurance satisfying the requirements of the Arbors Loan documents have been obtained under one or more blanket policies of insurance, and thereafter provides the lender with evidence of the payment of the insurance premiums at least 30 days prior to the date on which such payment would become delinquent, and (ii) no event of default is continuing. During the continuance of an event of default or at any time that the Arbors Borrowers have failed to deliver the required evidence, the amounts with respect to insurance premiums will be reserved on a monthly basis, equal to one-twelfth (1/12) of the estimated annual insurance premiums.

Capital Expense Reserves. The Arbors Borrowers are required to deposit into a capital expense reserves, on a monthly basis, one-twelfth (1/12) of the product obtained by multiplying $0.20 by the aggregate number of rentable sq. ft. of space in the Arbors Property which has not been subject to a partial release as permitted under the Arbors Loan documents, which currently equates to $3,407 per month.

Rollover Reserve. At loan origination, the Arbors Borrowers deposited $89,903 into the rollover reserve allocated to (x) outstanding approved leasing expenses in the amount of $67,474 with respect to the office lease with RoviSys Company and (y) free or abated rent owed to the tenants doing business as RoviSys Company in the amount of $15,315 and Ampersand Biopharmaceuticals, Inc. in the amount of $7,114 and (ii) to the extent the amount contained in the rollover reserve is ever less than the amount equal to five years of monthly deposits required to be made excluding the initial deposit and any lease termination payments ( the “Rollover Reserve Threshold Amount”), on the payment date occurring in April 2020 and on each payment date thereafter an amount initially equal to one-twelfth (1/12th) of the product obtained by multiplying $1.25 by the aggregate number of rentable sq. ft. of space in the Arbors Property that has not been subject to a partial release as permitted under the Arbors Loan documents, which is currently $21,294 per month.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   At any time after April 6, 2022, the direct or indirect owners of the Arbors Borrowers or any transferee borrower is permitted to incur subordinate mezzanine debt, in connection with a transfer and assumption of the Arbors Loan secured by the direct or indirect ownership interest in the Arbors Borrowers or transferee borrower, provided that certain conditions set forth in the Arbors Loan documents are satisfied, including, without limitation: (i) no event of default is existing, (ii) the mezzanine loan is junior and subordinate to the Arbors Loan, (iii) the combined loan-to-value (taking into account the mezzanine loan and the Arbors Loan) is no greater than 71.5%, (iv) the debt service coverage ratio based on the trailing twelve (12) month period and taking into account the mezzanine loan and the Arbors Loan is at least 1.48x, (v) the debt yield after taking into account the mezzanine loan and the Arbors Loan is at least 8.9%, (vi) the execution of an intercreditor agreement that is reasonably acceptable to the lender, and (vii) the receipt of a rating comfort letter.

Partial Release. At any time after the lockout period, The Arbors Borrowers may obtain the release of the individual property located at 2535 West Hillcrest Drive, Thousand Oak, California (the "Release Property") from the lien of the mortgage encumbering such Release Property (and related loan documents), provided the conditions under The Arbors Loan documents are satisfied to include, but not limited to: (a) the Arbors Borrowers will defease an amount of principal equal to 115% of the allocated loan amount for the Release Property; (b) no default or event of default will be continuing before or after the release; (c) each of the Arbors Borrowers will remain a special purpose bankruptcy remote entity after the release; (d) the Arbors Borrowers pay to the lender all costs and expenses (including reasonable attorneys' fees) incurred by the lender in connection with such sale and the release of the Release Property from the lien of the mortgage loan; and (e) after giving effect to such release and defeasance, (A) the debt service coverage ratio for the remaining individual properties will be no less than 1.50x and (B) the loan-to-value ratio of the remaining individual properties will be less than or equal to 75.0%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

50 Barbaree Way Tiburon, CA 94920	Collateral Asset Summary – Loan No. 9 The Cove at Tiburon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 41.0% 2.67x 10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

50 Barbaree Way Tiburon, CA 94920	Collateral Asset Summary – Loan No. 9 The Cove at Tiburon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 41.0% 2.67x 10.2%

San Rafael
Kentfield
Richmond-San Rafael Bridge
Corte Madera
Larkspur
MARIN COUNTY
Meadowsweet
San Francisco Bay
Chapman
Paradise Cay
Mill Valley
Alto
MUIR WOODS NATIONAL MONUMENT
Strawberry
Tiburon
MT. TAMALPAIS STATE PARK
Harbor Point
The Cove at Tiburon
Tamalpais Valley
Waldo
Richardson Bay
Marin City
Belvedere
Muir Beach
Sausalito
GOLDEN GATE NATIONAL RECREATION AREA
Pacific Ocean
Golden Gate
Marina District
PRESIDIO OF SAN FRANCISCO
Sea Cliff
Pacific Heights
SAN FRANCISCO
OAKLAND
SAN JOSE

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

50 Barbaree Way Tiburon, CA 94920	Collateral Asset Summary – Loan No. 9 The Cove at Tiburon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 41.0% 2.67x 10.2%

Mortgage Loan Information
Loan Seller:	SGFC
Loan Purpose:	Recapitalization/Refinance
Borrower Sponsor:	Robert A. Rosania
Borrower:	RP Maximus Cove Owner, L.L.C.
Original Balance(1):	$35,000,000
Cut-off Date Balance(1):	$35,000,000
% by Initial UPB:	4.1%
Interest Rate:	3.7500%
Payment Date:	8th of each month
First Payment Date:	April 8, 2020
Maturity Date:	March 8, 2025
Amortization:	Interest Only
Additional Debt:	$77,300,000 Pari Passu; $97,700,000 Subordinate Secured Debt
Call Protection(3):	LO(24);DEF(33);O(3)
Lockbox / Cash Management:	Soft / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$169,572	$169,572
Insurance:	$84,438	$42,136
Immediate Repairs:	$18,750	$0
Replacement:	$0	$5,896
Lease Termination Reserve:	$0	Springing

Financial Information(1)
	Senior A Notes	Total Debt
Cut-off Date Balance / Unit:	$396,820	$742,049
Balloon Balance / Unit:	$396,820	$742,049
Cut-off Date LTV:	41.0%	76.6%
Balloon LTV:	41.0%	76.6%
Underwritten NOI DSCR:	2.69x	1.44x
Underwritten NCF DSCR:	2.67x	1.43x
Underwritten NOI Debt Yield:	10.2%	5.5%
Underwritten NCF Debt Yield:	10.2%	5.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily - Garden
Collateral:	Fee Simple
Location:	Tiburon, CA
Year Built / Renovated:	1967 / 2014-2018
Total Units:	283
Property Management:	Maximus Real Estate Partners Ltd.
Underwritten NOI:	$11,470,549
Underwritten NCF:	$11,399,799
Appraised Value:	$274,100,000
Appraisal Date:	November 26, 2019

Historical NOI
Most Recent NOI:	$11,420,867 (December 31, 2019)
2018 NOI:	$10,068,247 (December 31, 2018)
2017 NOI:	$8,976,265 (December 31, 2017)
2016 NOI :	NAP

Historical Occupancy
Most Recent Occupancy:	94.7% (January 21, 2020)
2018 Occupancy:	90.0% (December 31, 2018)
2017 Occupancy:	88.0% (December 31, 2017)
2016 Occupancy:	82.0% (December 31, 2016)
(1)	The Cove at Tiburon Whole Loan (as defined below) was originated by SGFC. The financial information in the chart above reflects the Cut-off Date Balance of the Cove at Tiburon Whole Loan.

(2)	The Cove at Tiburon Loan (as defined below) consists of the non-controlling Note A-1B and is part of a whole loan evidenced by three senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $112.3 million, and a subordinate Note A-2 with an outstanding principal balance as of the Cut-Off Date of $97.7 million. For additional information, see “The Loan” below.

(3)	The lockout period will be at least 24 payments beginning with and including the first payment date of April 8, 2020. Defeasance of The Cove at Tiburon Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) the payment date occurring on April 8, 2023. The assumed lockout period of 24 payment dates is based on the expected CF 2020-CF4 securitization closing date in March 2020. The actual lockout period may be longer.

(4)	See “Initial Reserves and Ongoing Reserves” below.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

50 Barbaree Way Tiburon, CA 94920	Collateral Asset Summary – Loan No. 9 The Cove at Tiburon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 41.0% 2.67x 10.2%

The Loan. The Cove at Tiburon mortgage loan (the “Cove at Tiburon Loan”) is a fixed rate loan with an original and Cut-off Date principal balance of $35.0 million secured by the Cove at Tiburon Borrower’s fee simple interest in a 283-unit multifamily garden-style property located at 50 Barbaree Way in Tiburon, California (the “Cove at Tiburon Property”). The Cove at Tiburon Loan has a five-year term and is interest-only for the entire term. The Cove at Tiburon Loan is part of a whole loan (the “Cove at Tiburon Whole Loan”) with an original and Cut-off Date principal balance of $210.0 million, which is evidenced by three pari passu notes and one subordinate secured note as follows: (i) The Cove at Tiburon Loan is comprised of the non-controlling Note A-1B with an original and Cut-off Date principal balance of $35.0 million, which will be included in the CF 2020-CF4 securitization trust; (ii) the pari passu non-controlling Note A-1A with an original and Cut-off Date principal balance of $62.3 million, and the non-controlling Note A-2 with an original and Cut-off Date principal balance of $97.7 million, both of which were contributed to the SGCMS 2020-COVE securitization transaction and (iii) the pari passu non-controlling Note A-1C (and collectively with Note A-1A and Note A-2, the “Cove at Tiburon Companion Loans”) with an aggregate original and Cut-off Date principal balance of $15.0 million that is expected to be contributed to a future securitization transaction.

The relationship between the holders of The Cove at Tiburon Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1B	$35,000,000	$35,000,000	CF 2020-CF4	No
Note A-2	97,700,000	97,700,000	SGCMS 2020-COVE	No
Note A-1A	62,300,000	62,300,000	SGCMS 2020-COVE	Yes
Note A-1C	15,000,000	15,000,000	SGFC(1)	No
Total	$210,000,000	$210,000,000
(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

The proceeds of the Cove at Tiburon Whole Loan, together with approximately: (i) $60.0 million of preferred equity, (ii) $9.67 million of equity investment, and (iii) $3.89 million of borrower sponsor equity, were used to facilitate (a) the recapitalization, (b) fund upfront reserves of approximately $272,760, fund working capital of $378,000 and pay closing costs of approximately $6.2 million. Based on the “as is” appraised value of $274.1 million as of November 26, 2019, the Cut-off Date LTV for the Cove at Tiburon Whole Loan is 76.6%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$210,000,000	74.1%	Implied Purchase Price	$276,700,000	97.6%
Preferred Equity	60,000,000	21.2	Working Capital	378,000	0.1
Equity Investment	9,670,000	3.4	Reserves	272,760	0.1
Borrower’s Equity	3,892,154	1.4	Closing Costs	6,211,394	2.2
Total Sources	$283,562,154	100.0%	Total Uses	$283,562,154	100.0%

The Borrower / Borrower Sponsor.

The borrower is RP Maximus Cove Owner, L.L.C. (the “Cove at Tiburon Borrower”), a Delaware limited liability company which is a single purpose, bankruptcy-remote entity. A non-consolidation opinion has been delivered in connection with the origination of the Cove at Tiburon Loan. The Cove at Tiburon Borrower sponsor is Robert A. Rosania (the “Cove at Tiburon Borrower Sponsor”). In 2012, Robert Rosania founded Maximus Real Estate Partners (“Maximus”), a real estate investment and development company located in the San Francisco Bay area. Maximus’ headquarters is in San Francisco, where its corporate staff is located, including, investment professionals, asset managers, development experts, architects, tax, legal and other professionals. Maximus currently owns and manages approximately 4,500 multifamily units with an estimated aggregate value of approximately $3.0 billion and has over 9,000 apartments in its development pipeline in the San Francisco Bay Area.

The preferred equity member, Vanbarton Group (“Vanbarton”), is a privately owned, vertically integrated real estate investment and advisory firm with corporate offices in New York City and San Francisco. The company has invested across the capital stack in varying ways throughout real estate cycles. Vanbarton’s investments include core plus, value-add and opportunistic equity investments, preferred equity, junior participation, bridge loans, secondary market debt acquisitions and securitized credit. Vanbarton's current portfolio includes 17 office properties, 3 retail properties, 3 multifamily properties, 3 hospitality properties and one mixed-use property located across New York (18 properties), California (7 properties), Chicago, IL (1 property), and Seattle, WA (1 property). As of September 30, 2019, Vanbarton managed $2.64 billion across six separate accounts on behalf of U.S. corporate and public pension plans and two REITs.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

50 Barbaree Way Tiburon, CA 94920	Collateral Asset Summary – Loan No. 9 The Cove at Tiburon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 41.0% 2.67x 10.2%

The Property.

The Cove at Tiburon Property is a 283-unit, garden-style apartment complex located in Tiburon, California. The Cove at Tiburon Property is comprised of 33 two- and three-story apartment buildings and one clubhouse/management office building that are situated on a unique “U” shaped 20.1-acre site on the northern edge of the San Francisco Bay. There are 20 different floor plans that include one-, two-, three- and four-bedroom units. The unit mix includes 11 waterfront units (the "Pointe Homes") that offer more space than the other apartment units and feature unobstructed views of Richardson Bay and the San Francisco skyline. The Cove at Tiburon Property is located approximately 14 miles from the San Francisco Downtown Financial District and less than five miles from the Tiburon Ferry Terminal, the Cove at Tiburon Property offers tenants access to direct ferry service to downtown San Francisco as well as access to US 101 (1.5 miles) and Interstate 580 (5.4 miles). The “U” shaped plan is designed to maximize proximity to the Richardson Bay shoreline with nearly half of the units sitting on pilings “in the water” on the bay.

The Cove at Tiburon Property also include a management office/clubhouse that has a fitness room, a business center, a sauna, a media center and a great room. Amenities at the Cove at Tiburon Property include a heated indoor pool, two outdoor pools, an indoor spa, an outdoor spa, a tidal pool area, storage closets located in the carport areas, two dog washing stations, two electric automobile charging stations and approximately 52-55 marina boat dock stations. Unit amenities include upgraded stainless steel appliance packages with gas range/ovens, quartz countertops, dining area, recessed lighting, a combination of carpet, tile and wood plank floor coverings, patio/balcony, wood-burning fireplace and washers and dryers in each unit. There are 428 parking spaces, (including four EV stations), representing 142 open spaces, 285 covered spaces and one disabled-access space. As of January 21, 2020, the Cove at Tiburon Apartments Property was 94.7% occupied.

The Cove at Tiburon Property was built in 1967 and gut renovated between 2014 and 2018. Since acquisition, the Cove at Tiburon Borrower has invested approximately $50.4 million or $178,042 per unit over a multi-year comprehensive repositioning program that was recently completed at the end of 2018. The repositioning included upgrading the multiple pool areas, the clubhouse, the fitness center and the leasing center. In addition to improvements to the common areas and building exteriors, all units have been reconfigured to provide expansive open kitchens and living areas with upgraded finish levels. The renovations also provide for lifestyle amenities including move-in assistance, dry cleaning, poolside towel service, a boat slip marina that is programmed with the assistance of a Coast Guard licensed captain, the ability for residents to book sailing trips through the boat slip marina, complimentary use of kayaks and paddleboards, and an adult fitness camp and yoga classes in the recently renovated clubhouse.

The following table presents detailed information with respect to the unit mix of the Cove at Tiburon Property:

The Cove at Tiburon Unit Mix(1)
Unit Type	Units	% of Total Units	Occupied Units	Occupancy %	Average Unit Size (SF)	Avg. Monthly Rent Per Unit
1 Bed / 1 Bath	62	21.9%	59	95.2%	642	$3,464
1 Bed / 1 Bath - Premium	24	8.5	22	91.7	673	$3,989
1 Bed / 1.5 Bath - Loft	6	2.1	6	100.0	1,140	$4,638
1 Bed / 1.5 Bath - Loft Premium	8	2.8	7	87.5	1,140	$5,185
2 Bed / 1.5 Bath - Townhome	6	2.1	6	100.0	1,075	$4,641
2 Bed / 2 Bath	30	10.6	28	93.3	1,067	$4,637
2 Bed / 2 Bath - Premium	46	16.3	44	95.7	1,038	$5,161
2 Bed / 2 Bath - Premium Plus	30	10.6	29	96.7	1,123	$5,507
2 Bed / 2.5 Bath - Townhome	22	7.8	21	95.5	1,280	$4,784
3 Bed / 3 Bath	7	2.5	6	85.7	1,429	$6,140
3 Bed / 3 Bath - Premium	27	9.5	25	92.6	1,389	$6,884
3 Bed / 2.5 Bath - Townhome	4	1.4	4	100.0	1,335	$6,071
Total Non-Pointe	272	96.1%	257	94.5%(2)	1,003(2)	$4,803(2)
2 Bed / 2 Bath – Pointe	4	1.4%	4	100.0%	1,305	$7,530
3 Bed / 3 Bath - Pointe	6	2.1	6	100.0	1,500	$9,460
4 Bed / 4 Bath - Pointe	1	0.4	1	100.0	2,610	$16,000
Total Pointe	11	3.9%	11	100.0%	1,530	$9,353
Total/Wtd. Avg.	283	100.0%	268	94.7%(2)	1,024(2)	$4,990(2)
(1)	Based on the underwritten rent roll dated January 21, 2020.

(2)	Wtd. Avg. is based on number of units of each unit type.

Environmental Matters. The Phase I environmental report dated December 9, 2019 recommended no further action at the Cove at Tiburon Property except for the implementation of an asbestos-containing material operations and maintenance plan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

50 Barbaree Way Tiburon, CA 94920	Collateral Asset Summary – Loan No. 9 The Cove at Tiburon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 41.0% 2.67x 10.2%

The Market. The Cove at Tiburon Property is located in Tiburon, California, just north of San Francisco in Marin County, within the San Francisco-Oakland-Hayward metropolitan statistical area (“MSA”). The Cove at Tiburon Property enjoys access to downtown San Francisco and the East Bay via US 101 and Interstate 580 (1.5 and 5.4 miles away, respectively). The San Francisco central business district is approximately 14.0 miles away from the Cove at Tiburon Property. The Cove at Tiburon Property also has transportation access via the ferry service located less than 5.0 miles away. The “Blue and Gold” Ferry facilitates access to-and-from the San Francisco central business district. Service is offered from Pier 41 and the Ferry Building in San Francisco. San Francisco is the fifth-largest metropolitan area with seven million residents and is a financial center of the West Coast. San Francisco’s dynamic and diverse economy is supported by one of the most educated populations in the country, according to the appraisal. The San Francisco Bay Area serves as corporate headquarters to 29 Fortune 500 firms, including Google, Apple, Chevron, Hewlett-Packard, Safeway, Wells Fargo, Intel, Cisco Systems and Gap. According to the appraisal, the estimated 2019 population within one, three, and five-mile radii of the Cove at Tiburon Property are 9,418, 58,845, and 103,972, respectively. The average household incomes within the same radii are $188,289, $198,701 and $188,566, respectively.

According to a third-party market research report, the Cove at Tiburon Property is located in the San Rafael multifamily market. As of the fourth quarter 2019, the submarket contained 3,490 units and reported a vacancy rate of 4.1%, reflecting a 1.9% decrease from the year-end 2015 vacancy of 6.0%. The submarket reported an average effective rent of $3,203 per unit per month, increasing by 12.8% from year-end 2015.

Comparable properties to the Cove at Tiburon Property are shown in the table below:

Comparable Rental Properties(1)
Property Name	Year Built/Renovated	Occupancy	Distance to Subject	Number of Units	Unit Type	Avg. Unit Size (SF)	Avg. Monthly Rent per Unit
The Cove at Tiburon(2) Tiburon, CA	1967/2014-2018	94.7%	-	283	One Bedroom Two Bedroom Three Bedroom Four Bedroom	642 – 1,140 1,075 – 1,305 1,391 – 1,500 2,610	$3,563 $4,813 - $7,530 $6,137 - $9,460 $16,000
Vista Belvedere Belvedere Tiburon, CA	1963/1985	99.0%	4.0	76	One Bedroom Two Bedroom Three Bedroom	800 1,145 1,200	$3,056 $3,536 $3,829
Serenity at Larkspur Larkspur, CA	1978/NAP	98.0%	5.1	342	One Bedroom Two Bedroom	740 967	$2,928 $3,475
Harbor Point Mill Valley, CA	1973/NAP	95.0%	2.2	220	One Bedroom Two Bedroom Three Bedroom	770 1,160 - 1,176 1,453 - 1,495	$3,775 $5,000 $6,500
Preserve at Marin Corte Madera, CA	1965/2013	97.0%	4.2	126	Two Bedroom Three Bedroom	1,367 1,600	$4,692 $4,890
Tam Ridge Residences Corte Madera, CA	2017/NAP	87.0%	4.4	104	One Bedroom Two Bedroom Three Bedroom	791 1,087 1,268	$3,504 $4,103 $5,412
399 Fremont San Francisco, CA	2016/NAP	96.0%	15.0	447	One Bedroom Two Bedroom Three Bedroom	671 – 770 980 – 1,504 1,735 – 2,170	$4,418 - $7,491 $6,392 – 9,122 $7,783 - $16,518
33 Tehama San Francisco, CA	2018/NAP	95.0%	14.8	403	One Bedroom Two Bedroom	564 949 – 2,254	$4,194 - $4,570 $5,818 - $16,274
Rolling Hills Roads Tiburon, CA	NAV	NAV	4.1	NAV	Four Bedroom	2,700	$12,500
Greenwich Street Near Scott Street San Francisco, CA	NAV	NAV	11.4	NAV	Four Bedroom	3,600	$14,995
(1)	Based on the appraisal, unless otherwise indicated.

(2)	Based on the underwritten rent roll dated January 21, 2020.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

50 Barbaree Way Tiburon, CA 94920	Collateral Asset Summary – Loan No. 9 The Cove at Tiburon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 41.0% 2.67x 10.2%

Cash Flow Analysis.

Cash Flow Analysis
	2017	2018	T-12 12/31/2019	U/W	U/W Per Unit
Base Rent	$16,520,232	$16,359,844	$16,824,108	$16,946,796(1)	$59,883
Vacancy / Credit Loss / Concessions	(3,572,334)	(2,067,109)	(1,162,883)	(887,839)	(3,137)
Net Rental Income	$12,947,898	$14,292,736	$15,661,225	$16,058,957	$56,745
Other Income(2)	666,000	707,094	809,984	809,984	2,862
Effective Gross Income	$13,613,899	$14,999,830	$16,471,209	$16,868,941	$59,608
Total Operating Expenses	4,637,633	4,931,583	5,050,342	5,398,391	19,076
Net Operating Income	$8,976,265	$10,068,247	$11,420,867	$11,470,549	$40,532
Capital Expenditures	0	0	0	70,750	250
Net Cash Flow	$8,976,265	$10,068,247	$11,420,867	$11,399,799	$40,282
(1)	U/W Base Rent is based on rent collections as of the rent roll dated January 21, 2020.

(2)	Other Income is primarily comprised of utilities reimbursements, pet fees, boat slip income, and other miscellaneous income.

Property Management. The Cove at Tiburon Property is managed by Maximus Real Estate Partners Ltd. an affiliate of the borrower.

Lockbox / Cash Management. The Cove at Tiburon Whole Loan is structured with a soft lockbox and springing cash management. The Cove at Tiburon Borrower and property manager will cause all rents to be transmitted directly by the non-residential tenants of the Cove at Tiburon Property into a clearing account. The Cove at Tiburon Borrower or property manager are required to deposit all rents received from all residential tenant at the Cove at Tiburon Property into the clearing account within one business day of receipt. Funds deposited into the clearing account are required to be swept on a daily basis into the Cove at Tiburon Borrower’s account so long as a Cash Management Period (as defined below) is not in effect. During a Cash Management Period, funds on deposit in the clearing account will be transferred on a daily basis into the lender-controlled cash management account.

A “Cash Management Period” will be in effect upon:

(i)	the stated maturity date of March 8, 2025 and will end upon the Cove at Tiburon Whole Loan and all obligations under the Cove at Tiburon Whole Loan documents have been repaid in full;

(ii)	the occurrence of any event of default until cured; under the Cove at Tiburon Whole Loan documents until such event of default under the Cove at Tiburon Whole Loan documents have been cured and no other event of default has occurred or is continuing; or

(iii)	a preferred equity event of default until cured or a control change has been effectuated.

Initial Reserves and Ongoing Reserves.

Tax Reserve. At loan origination, the Cove at Tiburon Borrower deposited $169,572 into a tax reserve account. The Cove at Tiburon Borrower is required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes, which currently equates to $169,572.

Insurance Reserve. The Cove at Tiburon Borrower deposited $84,438 into the insurance account. The Cove at Tiburon Borrower is required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of the estimated insurance premiums, which currently equates to $42,136.

Replacement Reserves. On a monthly basis, the Cove at Tiburon Borrower is required to deposit $5,896 (approximately $250 per unit) into a replacement reserves account.

Immediate Repairs Reserve. At loan origination, the Cove at Tiburon Borrower deposited $18,750 into an immediate repairs reserve.

Current Mezzanine or Subordinate Indebtedness. On the origination date, SGFC funded the Cove at Tiburon subordinate Note A-2 (the “Cove at Tiburon Subordinate Secured Note”), with an outstanding Cut-off Date balance of $97,700,000. The Cove at Tiburon Subordinate Secured Note was contributed to the SGCMS 2020-COVE securitization trust and is coterminous with the Cove at Tiburon Whole Loan and accrues interest at the same interest rate as the Cove at Tiburon Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Preferred Equity. On the origination date, Cove PE Strategic Venture LLC, a Delaware limited liability company (the “Preferred Equity Holder”), made a preferred equity investment in the amount of $60,000,000 (the “Preferred Equity Investment”) in RP Maximus Cove, L.L.C. (“Holdco”), a Delaware limited liability company, an indirect member of the Cove at Tiburon Borrower, secured by a pledge of the borrower sponsor’s equity interests in Holdco in favor of the Preferred Equity Holder. The Preferred Equity Investment is required to be redeemed upon the earliest to occur of (a) March 8, 2025, (b) any repayment in full or refinancing of the Cove at Tiburon Whole Loan, or (c) the occurrence of a preferred equity event of default. Upon the occurrence of a Preferred Equity event of default, the Preferred Equity

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

50 Barbaree Way Tiburon, CA 94920	Collateral Asset Summary – Loan No. 9 The Cove at Tiburon	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 41.0% 2.67x 10.2%

Holder, among other things, is permitted, but not required, to make a partial prepayment of the Mortgage Loan notwithstanding the lockout period. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 10 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 54.1% 3.07x 10.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 10 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 54.1% 3.07x 10.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 10 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 54.1% 3.07x 10.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 10 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 54.1% 3.07x 10.7%

Anchor
Non Anchor / In-line
Peripheral
Not Part of Collateral
MARINA BUILDING
PARKING GARAGE
LOWE'S
3 LEVELS
MALL STORES
2 LEVELS
MALL STORES
2 LEVELS
MALL STORES
2 LEVELS
jcpenney
3 LEVELS
PRIMARK
4 LEVELS
MALL STORES
2 LEVELS
MALL STORES
2 LEVELS
MALL STORES
2 LEVELS
ZARA
2 LEVELS
MALL STORES
1 LEVEL
macy's
4 LEVELS
MALL STORES
2 LEVELS
MALL STORES
2 LEVELS
2 LEVELS
BEST BUY
FLATBUSH AVENUE
AVENUE U

LOWE'S
MACY'S
MARINA
ZARA
PRIMARK
BURLINGTON
JCPENNEY
PARKING GARAGE
BEST BUY
AVENUE U (VEHICULAR TRAFFIC 26,307)
FLATBUSH AVENUE (VEHICULAR TRAFFIC 44,285)

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 10 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 54.1% 3.07x 10.7%

JERSEY CITY
MANHATTAN
1 WTC
Hudson River
East River
Williamsburg
NY Stock Exchange
Ellis Island
BROOKLYN BATTERY TUNNEL
BROOKLYN BRIDGE
MANHATTAN BRIDGE
WILLIAMSBURG BRIDGE
BROOKLYN NAVY YARD
Flushing Ave.
Brooklyn Heights
LIU-Brooklyn Campus
Brooklyn Hospital Ctr.
Pratt Institute
DeKalb Ave.
Lafayette Ave.
Governors Island
Downtown Brooklyn
Bklyn-Qns Expwy
Cobble Hill
Barclays Center
STATEN ISLAND FERRY
Upper New York Bay
Red Hook
Park Slope
Brooklyn Botanic Gardens
Prospect Park Zoo
Prospect Park
Prospect Park Lake
South Brooklyn Marine Terminal
Gowanus Bay
Gowanus Expwy
GREENWOOD CEMETERY
Kings County Hospital
SUNY Downstate Medical Ctr.
Linden Blvd.
HOLY CROSS CEMETERY
East New York
Pennsylvania Ave.
Canarsie Plaza
JFK Intl. Airport 5 miles
Caton Ave.
Flatbush
Sunset Park
BROOKLYN
Ave. D
Bay Ridge Ave.
Ft. Hamilton Pkwy.
Borough Park
Brooklyn College
Flatlands
Canarsie
Canarsie Beach Park
Bay Ridge
Belt Parkway
Jamaica Bay
Bay Ridge Pkwy.
New Utrecht Ave.
Ocean Pkwy.
Coney Island Ave.
Ocean Ave.
Nostrand Ave.
Flatbush Ave.
Utica Ave.
Ralph Ave.
Kings Hwy.
Remsen Ave.
Rockaway Pkwy.
Bedford Ave.
Dyker Beach Golf Course
Fort Hamilton
VA Medical Ctr.-Brooklyn
VERRAZZANO-NARROWS BRIDGE
Bensonhurst
Bath Beach
Sheepshead Bay
Mill Basin Plaza
Kings Plaza
5100 Kings Plaza
Brooklyn, NY 11234
Ave. P
Ave. U
Kings Hwy
Marine Park Golf Course
Brooklyn Marine Park
Floyd Bennett Field
Gravesend Bay
Gravesend
Cropsey Ave.
Stillwell Ave.
Gerritsen Beach
Coney Island Hospital
Verrazano Sports Complex
Calvert Vaux Park
Brighton Beach
Sheepshead Bay Plaza
CUNY Kingsborough Comm. College
Seagate
Neptune Ave.
Coney Island
MCU Park
New York Aquarium
Manhattan Beach
MARINE PARKWAY BRIDGE
Atlantic Ocean
Rockaway Point
Rockaway Point Blvd
Jacob Riis Park
Fort Tilden
Breezy Point
Point Breezy Tip
BRONX
NEW JERSEY
NEW YORK CITY
QUEENS
BROOKLYN
STATEN ISLAND
Secaucus
Union City
Hoboken
LaGuardia Airport
Astoria
Flushing
Long Island City
Jamaica
Belt Pkwy
Valley Stream
Woodmere
Lawrence
Far Rockaway
Rockaway Beach
Coney Island
Brighton Beach
Bensonhurst
Flatbush
Red Hook
Park Slope
Bushwick
Ozone Park
Elmont
Great Neck
Port Washington
Fort Lee
NASSAU COUNTY
Atlantic Ocean

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 10 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 54.1% 3.07x 10.7%

Mortgage Loan Information
Loan Seller(1):	SGFC
Loan Purpose:	Refinance
Borrower Sponsors:	The Macerich Partnership, L.P.
Borrowers:	Brooklyn Kings Plaza LLC and Kings Plaza Ground Lease LLC
Original Balance(2):	$35,000,000
Cut-off Date Balance(2):	$35,000,000
% by Initial UPB:	4.1%
Interest Rate:	3.35880%
Payment Date:	1st of each month
First Payment Date:	February 1, 2020
Maturity Date:	January 1, 2030
Amortization:	Interest Only
Additional Debt(2)(3):	$452,000,000 Pari Passu Debt; $53,000,000 Mezzanine
Call Protection(4):	LO(26);YM1(89);O(5)
Lockbox / Cash Management:	Hard / Springing

Escrows and Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Ground Rent:	$0	Springing

Financial Information(1)(2)
	Senior Notes	Total Debt
Cut-off Date Balance / Sq. Ft.:	$600	$665
Balloon Balance / Sq. Ft.:	$600	$600
Cut-off Date LTV:	54.1%	60.0%
Balloon LTV:	54.1%	54.1%
Underwritten NOI DSCR(6):	3.14x	1.77x
Underwritten NCF DSCR(6):	3.07x	1.73x
Underwritten NOI Debt Yield:	10.7%	9.6%
Underwritten NCF Debt Yield:	10.5%	9.4%
(1)	The Kings Plaza Whole Loan (as defined below) was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”), Wells Fargo Bank, National Association (“WFB”) and SGFC. The financial information in the chart above reflects the Cut-off Date Balance of the Kings Plaza Whole Loan.

(2)	The Kings Plaza Loan (as defined below) consists of the non-controlling Note A-2-3 and is part of a whole loan evidenced by 13 pari passu notes with an aggregate original principal balance and Cut-off Date of $487.0 million. For additional information, see “The Loan” herein.

(3)	See “Current Mezzanine or Subordinate Indebtedness” below.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail - Super Regional Mall
Collateral:	Fee/Leasehold
Location:	Brooklyn, NY
Year Built / Renovated:	1969 / 2018
Total Sq. Ft.:	811,797
Property Management:	Self Managed
Underwritten NOI:	$52,040,925
Underwritten NCF:	$50,905,970
Appraised Value:	$900,000,000
Appraisal Date:	October 17, 2019

Historical NOI
Most Recent NOI:	$47,457,344 (T-12 September 30, 2019)
2018 NOI:	$42,088,187 (December 31, 2018)
2017 NOI:	$39,436,748 (December 31, 2017)
2016 NOI:	$42,598,711 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy(7):	96.7% (October 31, 2019)
2018 Occupancy:	97.9% (December 31, 2018)
2017 Occupancy:	96.6% (December 31, 2017)
2016 Occupancy:	95.2% (December 31, 2016)

(4)	The lockout period will be at least 26 payments beginning with February 1, 2020. The Kings Plaza Whole Loan Borrowers (as defined below) have the option to prepay the Kings Plaza Whole Loan in full, together with a yield maintenance premium equal to the greater of yield maintenance or 1% of the outstanding principal balance of the Kings Plaza Whole Loan from and after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) February 1, 2023. The actual lockout period may be longer.

(5)	See “Initial Reserves and Ongoing Reserves” below.

(6)	The Kings Plaza Mezzanine Loan (as defined below) is interest only for the first five years of the loan term and then is fully amortizing based on a five-year schedule. Total Debt Underwritten NOI DSCR and Total Debt Underwritten NCF DSCR is based on the first 12 amortizing payments on the amortization schedule for the Kings Plaza Mezzanine Loan.

(7)	Forever 21 Retail, Inc. (“Forever 21”) occupies 22,802 sq. ft. of space at the Kings Plaza Property (as defined below) and currently pays rent but was underwritten as vacant. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 and has a lease expiring on January 31, 2020. The retailer filed for Chapter 11 bankruptcy in September 2019. The Kings Plaza Whole Loan Borrowers are currently negotiating a three-year renewal with the tenant, which is pending court approval.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 10 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 54.1% 3.07x 10.7%

The Loan. The Kings Plaza mortgage loan (the “Kings Plaza Loan”) is part of a whole loan that has an aggregate outstanding principal balance as of the Cut-off Date of $487.0 million (the “Kings Plaza Whole Loan”), which is secured by the Kings Plaza Borrowers’ fee simple and leasehold interests in a 811,797 sq. ft. super regional mall located in Brooklyn, New York (the “Kings Plaza Property”). The Kings Plaza Whole Loan is comprised of 13 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $487.0 million. Note A-2-3, with an outstanding principal balance as of the Cut-off Date of $35.0 million, is being contributed to the CF 2020-C4 securitization trust and constitutes the Kings Plaza Loan. The remaining notes are expected to be contributed to one or more future securitization trusts. The relationship between the holders of the Kings Plaza Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-2-3	$35,000,000	$35,000,000	CF 2020-C4	No
Note A-2-1	60,000,000	60,000,000	BBCMS 2020-C6	No
Note A-1-2	50,000,000	50,000,000	Benchmark 2020-B16	No
Note A-2-2	50,000,000	50,000,000	SGFC(1)	No
Note A-3-1	50,000,000	50,000,000	BANK 2020-BNK25	No
Note A-3-2	50,000,000	50,000,000	WFCM 2020-C55	No
Note A-1-1-B	34,108,108	34,108,108	JPMCB(1)	No
Note A-3-3	32,945,946	32,945,946	WFCM 2020-C55	No
Note A-1-1-A	32,000,000	32,000,000	Benchmark 2020-B17(2)	Yes
Note A-1-3	30,000,000	30,000,000	Benchmark 2020-IG1	No
Note A-1-4	25,000,000	25,000,000	Benchmark 2020-IG1	No
Note A-3-4	25,000,000	25,000,000	BANK 2020-BNK25	No
Note A-2-4	12,945,946	12,945,946	SGFC(1)	No
Senior Notes Total	$487,000,000	$487,000,000
Mezzanine Note A-1	18,621,622	18,621,622	JPMCB
Mezzanine Note A-2	17,189,189	17,189,189	SGFC
Mezzanine Note A-3	17,189,189	17,189,189	WFB
Total	$540,000,000	$540,000,000
(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

(2)	The Benchmark 2020-B17 transaction is expected to close on or about March 24, 2020.

The Kings Plaza Whole Loan has a 10-year initial term and is interest-only throughout the term. The Kings Plaza Whole Loan accrues interest at a fixed annual rate equal to 3.35880%. The Kings Plaza Whole Loan proceeds were used to refinance existing debt, pay closing costs, and return equity to the Kings Plaza Borrowers. Based on the “As Is” appraised value of $900.0 million as of October 17, 2019, the Whole Loan Cut-off Date LTV Ratio is 54.1%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$487,000,000	90.2%	Loan Payoff	$428,649,060	79.4%
Mezzanine Loan	53,000,000	9.8	Closing Costs	6,113,399	1.1
			Return of Equity	105,237,541	19.5
Total Sources	$540,000,000	100.0%	Total Uses	$540,000,000	100.0%

The Borrowers / Borrower Sponsor. The borrowers are Brooklyn Kings Plaza LLC and Kings Plaza Ground Lease LLC, (collectively, the “Kings Plaza Borrowers”), each organized as a Delaware limited liability company and structured to be bankruptcy remote with two independent directors. Legal counsel to the Kings Plaza Borrowers delivered a non-consolidation opinion in connection with the origination of the Kings Plaza Whole Loan. The borrower sponsor is The Macerich Partnership, L.P. (the “Kings Plaza Guarantor”). The Kings Plaza Guarantor is part of the parent organization The Macerich Company (NYSE: MAC) (“Macerich”), an S&P 500 company that ranks among the largest owners, operators and developers of retail real estate. Founded in 1964, Macerich has 47 properties in 15 different states with a large concentration in California, Arizona and New York. Additionally, Macerich reported total revenues of $960 million and $9.03 billion in total assets under management as of December 31, 2018.

The Property and Tenants. The Kings Plaza Property is an 811,797 sq. ft. enclosed, four-story super regional shopping center located in Brooklyn, New York. Built in 1969 and renovated in 2018, the collateral consists of the retail center, a power plant and a 3,739 space parking garage (3.26 spaces per 1,000 sq. ft.). A portion of the collateral including the parking garage ingress/egress, the Marina Building (as defined below) and a portion of the ground under the parking garage that is subject to a ground lease as further described under “Ground Lease” below.

The Kings Plaza Property is situated on approximately 21.6 acres of land with frontage along Flatbush Avenue and is located at the intersection of Flatbush Avenue and Avenue U. The Kings Plaza Property is the only enclosed super-regional mall in Brooklyn. The property is anchored by Macy’s, Lowe’s Home Centers, Primark, JCPenney, Burlington and Best Buy. Additional anchors include Zara,

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 10 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 54.1% 3.07x 10.7%

H&M, Old Navy, Victoria’s Secret and ULTA Beauty. Although sales are not reported, per the appraisal, Primark has indicated that it expects its Kings Plaza Property location to generate the highest revenue in the United States, including in excess of its Boston flagship store within the next 12-24 months. The appraisal estimated Primark sales to be approximately $45-$50 million annually. Macy’s owns 339,000 sq. ft. at the Kings Plaza Property (the “Macy’s Parcel”) but the Macy’s Parcel is not collateral for the Kings Plaza Whole Loan. The Macy’s at the Kings Plaza Property was selected as one of the Macy’s “Growth 100” locations for 2020. As part of the “Growth 100” program, the Macy’s at the Kings Plaza Property will receive an estimated $4 to $5 million to remodel the store in the upcoming years, with anticipated renovations including technology upgrades, dressing room upgrades, new flooring, lighting, painting and even improvements to the exterior of the space leased at the Kings Plaza Property. Forever 21 currently occupies 22,802 sq. ft. at the Kings Plaza Property, has been in occupancy since 2010 and has a lease expiration of January 31, 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019 and is currently negotiating a three-year renewal at the Kings Plaza Property for $900,000 in annual base rent that is currently pending court approval. Forever 21 reported TTM September 2019 sales of approximately $237 PSF. Forever 21 currently pays rent but was underwritten as vacant.

The Kings Plaza Property was 96.7% leased as of October 31, 2019. For the tenants reporting sales, the Kings Plaza Property generated approximately $351.98 million in gross sales as of the TTM period ending September 2019. The Kings Plaza Property generates approximately 46.8% of its top line revenue from department stores and in-line tenants over 10,000 sq. ft. Total in-line sales excluding temporary tenants, account for approximately 85.7% of total revenue generated at the Kings Plaza Property. Since the borrower sponsor renovated the Kings Plaza Property, in-line sales have increased from $665 PSF in 2014 to $753 PSF as of September 2019. Additionally, in-line occupancy costs have decreased from year end 2014 to September 2019 from 20.6% to 19.0%.

Since acquiring the Kings Plaza Property in 2012, the borrower sponsor has invested approximately $290.3 million ($358 PSF) in capital improvements including renovations of the mall and parking garage, leasing capital and power plant upgrades. Most notable capital projects at the Kings Plaza Property include the $144.7 million redevelopment of the 290,000 square-foot, former four-level Sears box. The borrower sponsor negotiated an early termination with Sears to recapture the space in 2016. At the center of the $144.7 million redevelopment was a four-story glass atrium, a new façade, exterior improvements and a new entry with visual and vertical connections to all four levels. In 2018, the space re-opened with Brooklyn’s first Primark and Zara, JCPenney and Burlington Stores. Prior to the Sears re-development, the Kings Plaza Property underwent approximately $22.0 million in renovations throughout 2014 and 2015. These renovations included a refreshed interior, energy efficient LED lighting, new flooring (including both carpet and tile), a new ceiling, wall paint, new signage, the addition of six soft seating areas, free Wi-Fi for guests and security system upgrades.

The Kings Plaza Property operates a stand-alone power plant located on the roof, which provides electricity for the shopping center as well as the surrounding area. In 2019, the borrower sponsor completed a $17.5 million project allowing the power plant to interconnect with the local Consolidated Edison (“ConEd”) grid. This connection allows the Kings Plaza Property to export its surplus electric capacity during peak load demands, which is an additional profit center for the Kings Plaza Property. Tenants at the Kings Plaza Property purchase their utilities directly from the plant at ConEd rates but due to operating cost efficiencies, expenses are kept below the billed rates allowing the power plant to generate a profit. The power plant system went live in July 2019 and is expected to generate approximately $1.3 million in participation revenue and generated $1.3 million in operating cost savings through year end 2019. In 2020, expected revenue is approximately $1.8 million and the income stream is expected to reach stabilization in 2021 at approximately $2.1 million in participation revenue.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 10 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 54.1% 3.07x 10.7%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Sales PSF	Occupancy Cost	Lease Expiration
Lowe’s Home Center	NR/Baa1/BBB+	114,000	14.0%	$19.30	5.6%	$391	6.3%	5/31/2028
Primark(4)	NR/NR/NR	102,805	12.7	$35.17	9.2	NAV	NAV	7/31/2038
JCPenney(5)	CCC+/Caa3/CCC	94,895	11.7	$7.57	1.8	$159	9.8%	7/31/2038
Burlington	BB+/NR/BB+	55,078	6.8	$22.25	3.1	NAV	NAV	7/31/2028
Best Buy	NR/Baa1/BBB	53,371	6.6	$52.80	7.2	NAV	NAV	1/31/2032
Zara	NR/NR/NR	33,771	4.2	$34.22	2.9	$512	7.3%	7/31/2028
H&M	NR/NR/NR	25,151	3.1	$88.44	5.7	$441	19.2%	1/31/2024
Old Navy	NR/Baa2/BB	18,256	2.2	$68.94	3.2	$403	19.6%	1/31/2025
Victoria’s Secret	NR/NR/NR	12,034	1.5	$69.60	2.1	$705	20.5%	1/31/2023
ULTA Beauty	NR/NR/NR	10,924	1.3	$82.50	2.3	$637	19.3%	10/31/2027
Subtotal / Wtd. Avg.		520,285	64.1%	$32.59	43.3%
Remaining Tenants		255,766	31.5%	$86.95	56.7%
Occupied(6)		776,051	95.6%	$50.50	100.0%
Vacant Space(7)(8)		35,746	4.4
Total / Wtd. Avg.		811,797	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent PSF and % of Total U/W Base Rent reflect the following: (a) in-place leases based on the October 2019 rent roll; (b) contractual rent steps of $1,139,421 through February 1, 2021; and (c) straight-lined rental income of $735,253 for investment grade related tenants including (i) Best Buy, (ii) Old Navy, (iii) Michael Kors, (iv) Chase, (v) Vans, (vi) Verizon Wireless, (vii) Haagen-Dazs, (viii) Starbucks Coffee and (ix) Aeropostale.

(4)	Primark has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp. or a Primark successor and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; provided however, such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within an approximately 10 mile radius of the Kings Plaza Property or (b) the tenant or any of its affiliates owns, operates or otherwise becomes financially interested in any other Primark store or any other store branded under the Primark name within an approximately 10 mile radius of the Kings Plaza Property.

(5)	JCPenney is underwritten to percentage rent in lieu per the tenant’s lease. JCPenney percentage rent in lieu of 5.0% is based on T12 September 2019 sales.

(6)	Net Rentable Area (Sq. Ft.) includes All Seasons Marine Corp., the ground lease tenant at the Kings Plaza Property and has no underwritten rent.

(7)	Vacant Space includes Forever 21, which occupies space at the Kings Plaza Property but was underwritten as vacant which has no underwritten base rent. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 and has a lease expiring on January 31, 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. The Kings Plaza Borrowers are currently negotiating a three-year renewal with the tenant, which is pending court approval.

(8)	Vacant Space includes 9,065 Sq. Ft. of space associated with temporary or kiosk tenants with no underwritten base rent.

The following table presents certain information relating to the historical sales at the Kings Plaza Property.

Historical Sales(1)
Tenant	2015 PSF	2016 PSF	2017 PSF	2018 PSF	T-12 9/30/2019 Sales	T-12 9/30/2019 Sales PSF	T-12 9/30/2019 Occupancy Cost %
Lowe’s Home Center	$406	$398	$396	$390	$44,601,794	$391	6.3%
H&M	$587	$601	$544	$459	$11,101,789	$441	19.2%
Victoria’s Secret	$839	$771	$677	$704	$8,479,695	$705	20.5%
Old Navy	$454	$435	$445	$412	$7,352,403	$403	19.6%
JCPenney(2)	NAV	NAV	NAV	NAV	$14,361,075	$159	9.8%
ULTA Beauty(3)	NAV	NAV	NAV	$593	$6,960,000	$637	19.3%
Zara(4)	NAV	NAV	NAV	NAV	$17,275,825	$512	7.3%
Comparable In-Line Sales (<10,000 SF)	$695	$718	$685	$734	$137,113,597	$753	19.0%

(1)	Information is provided by the borrower sponsor and only includes tenants reporting sales.

(2)	JCPenney’s lease commenced in July 2018.

(3)	ULTA Beauty’s lease commenced in October 2017.

(4)	Zara’s lease commenced in August 2018.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 10 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 54.1% 3.07x 10.7%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring(3)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(4)	% U/W Base Rent Rolling(4)	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020(5)	12	42,601	5.2	42,601	5.2%	$71.63	7.8	7.8%
2021	8	21,346	2.6	63,947	7.9%	$70.81	3.9	11.6%
2022	15	26,624	3.3	90,571	11.2%	$93.37	6.3	18.0%
2023	9	24,161	3.0	114,732	14.1%	$95.16	5.9	23.9%
2024	10	43,309	5.3	158,041	19.5%	$89.33	9.9	33.7%
2025	9	40,150	4.9	198,191	24.4%	$78.54	8.0	41.8%
2026	13	41,603	5.1	239,794	29.5%	$93.61	9.9	51.7%
2027	8	29,981	3.7	269,775	33.2%	$85.63	6.5	58.3%
2028	10	219,491	27.0	489,266	60.3%	$27.92	15.6	73.9%
2029	13	35,714	4.4	524,980	64.7%	$86.29	7.9	81.8%
2030	0	0	0.0	524,980	64.7%	$0.00	0.0	81.8%
Thereafter	3	251,071	30.9	776,051	95.6%	$28.48	18.2	100.0%
Vacant(6)(7)	NAP	35,746	4.4	811,797	100.0%	NAP	NAP
Total / Wtd. Avg.	110	811,797	100.0%			$50.50	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

(2)	Based on underwritten rent roll dated October 31, 2019.

(3)	# of Leases Expiring excludes temporary kiosks and storage units located across the Kings Plaza Property.

(4)	Annual U/W Base Rent PSF and % of U/W Base Rent Rolling reflect the following: (a) in-place leases based on the October 2019 rent roll; (b) contractual rent steps of $1,139,421 through February 1, 2021 and (c) straight-lined rental income of $735,253 for investment grade related tenants including: (i) Best Buy, (ii) Old Navy, (iii) Michael Kors, (iv) Chase, (v) Vans, (vi) Verizon Wireless, (vii) Haagen-Dazs, (viii) Starbucks Coffee and (ix) Aeropostale.

(5)	Includes All Seasons Marine Corp, which is the ground lease tenant at the Kings Plaza Property and has no underwritten base rent.

(6)	Vacant space includes 9,065 sq. ft. associated with temporary tenants currently in occupancy across the Kings Plaza Property.

(7)	Vacant space includes Forever 21, which occupies 22,802 sq. ft. at the Kings Plaza Property but has no underwritten base rent. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 and has a lease expiring on January 31, 2020. The retailer filed for Chapter 11 bankruptcy in September 2019. The Kings Plaza Borrowers are currently negotiating a three-year renewal with the tenant, which is pending court approval.

Environmental Matters. According to a Phase I environmental assessment dated November 22, 2019, there was no evidence of any recognized environmental conditions at the Kings Plaza Property. Nova recommended providing secondary containment for drums containing petroleum products or hazardous substances at the Kings Plaza Property and continued compliance with an existing operations and maintenance plan for asbestos-containing materials. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus for additional information.

The Market. The Kings Plaza Property is located in Brooklyn, New York at the intersection of Flatbush Avenue and Avenue U. Primary access to the Kings Plaza Property is provided via the Belt Parkway, the region’s primary north-south route, situated approximately 3.9 miles northeast of the Kings Plaza Property. The Kings Plaza Property is located approximately 1.4 miles southeast of Kings Highway and is approximately 10.6 miles southwest of the John F. Kennedy International Airport. According to a third party report, over 69,000 vehicles pass through the area daily and more than 1,000 buses delivering up to 40,000 passengers to the Kings Plaza Property operate each week day. Per the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Kings Plaza Property was 51,596, 601,221 and 1,737,025, respectively, with an estimated 2019 average household income of $117,474, $89,529, and $78,194, respectively.

The Kings Plaza Property is located in the South Brooklyn submarket of the New York retail market. According to a third party report, as of the fourth quarter of 2019, the New York retail market had an inventory of approximately 593.4 million sq. ft., an overall vacancy rate of 4.0% and average asking rents of $42.34 PSF. As of August 2019, the South Brooklyn submarket had an inventory of approximately 42.9 million sq. ft., an overall vacancy rate of 3.1% and average asking rents of approximately $42.31 PSF. The concluded market rents for the South Brooklyn retail submarket and the New York retail market are $42.90 PSF and $42.33 PSF, respectively. As of October 2019, the Kings Plaza Property has a weighted average in-place asking rent of $50.50 PSF, which is slightly above the market rent for the South Brooklyn retail submarket and the New York retail market.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 10 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 54.1% 3.07x 10.7%

Competitive Set(1)
Property Name/Location	Property Type	Year Built/Renovated	Total GLA	Total Occupancy	Sales PSF	Anchors
Kings Plaza	Super Regional Mall	1969/2018	811,797	96.7%(2)	$736(3)	Macy’s (non-collateral), Lowe’s Home Centers, Primark, JCPenney, Burlington, Best Buy, Forever 21, H&M, Zara
Primary Competition
Gateway Center I & II	Power Center	2001/NAP	1,200,000	97.0%	$450	BJ’s Wholesale Club, Burlington, Home Depot, JCPenney, Shoprite, Target
Queens Center	Super Regional Mall	1973/2004	1,172,180	99.0%	$1,430	JCPenney, Macy’s
Green Acres Mall	Super Regional Mall	1956/2016	2,075,000	96.0%	$615	JCPenney, Macy’s, Sears, Kohl’s (Vacant)
Secondary Competition
Staten Island Mall	Super Regional Mall	1972/2018	1,700,000	92.0%	NAV	JCPenney, Macy’s, Primark, Sears (Vacant)
Roosevelt Field	Super Regional Mall	1956/2014	2,330,000	97.0%	$1,200	Bloomingdale’s, Dick’s Sporting Goods, JCPenney, Macy’s, Neiman Marcus, Nordstrom
(1)	Based on the appraisal, unless otherwise indicated.

(2)	Occupancy as of October 31, 2019.

(3)	Comparable in-line and food court sales shown as of September 2019.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 9/30/2019	U/W	U/W PSF
Rents In Place(1)	$32,606,560	$28,991,086	$33,095,904	$36,690,592	$38,005,038	$46.82
Straight-Line Rent(2)	0	0	0	0	735,253	0.91
Vacant Income	0	0	0	0	2,227,628	2.74
Gross Potential Income	$32,606,560	$28,991,086	$33,095,904	$36,690,592	$40,967,919	$50.47
Total Reimbursements(3)	29,793,723	28,145,401	28,424,111	30,047,457	30,961,099	38.14
% in Lieu/Percentage Rent(4)	293,672	201,320	735,279	1,476,667	2,195,355	2.70
Temporary Specialty Leasing	3,312,047	2,761,118	2,254,340	2,411,429	2,411,429	2.97
Power Plant Income	0	0	0	960,000	1,804,680	2.22
Net Rental Income	$66,006,002	$60,098,925	$64,509,633	$71,586,146	$78,340,482	$96.50
Bad Debt	(265,786)	(597,346)	(612,614)	(338,749)	0	0.00
Vacancy	0	0	0	0	(3,678,863)	(4.53)
Other Income(5)	6,019,024	5,421,663	5,787,129	5,068,245	6,383,568	7.86
Effective Gross Income	$71,759,240	$64,923,243	$69,684,148	$76,315,642	$81,045,187	$99.83
Total Operating Expenses	29,160,529	25,486,495	27,595,961	28,858,298	29,004,262	35.73
Net Operating Income(6)	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$52,040,925	$64.11
TI/LC	0	0	0	0	995,395	1.23
Capital Expenditures	0	0	0	0	139,559	0.17
Net Cash Flow	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$50,905,970	$62.71
(1)	U/W Rents in Place reflects the following: (a) in-place leases based on the October 2019 rent roll where Forever 21 is underwritten as vacant and (b) contractual rent steps of $1,139,421 through February 1, 2021.

(2)	U/W Straight-Line Rent income of $735,253 for investment grade rated tenants includes: (a) Best Buy, (b) Old Navy, (c) Michael Kors, (d) Chase, (e) Vans, (f) Verizon Wireless, (g) Haagen-Dazs, (h) Starbucks Coffee and (i) Aeropostale.

(3)	Total Reimbursements includes reimbursements from the Macy’s Parcel, which is not part of the collateral.

(4)	% in Lieu/Percentage Rent includes % in lieu for JCPenney, Charlotte Russe and Parfois.

(5)	Other Income includes storage income, business development, parking income and ground rent income associated with All Seasons Marine Corp.

(6)	The increase in U/W Net Operating Income and T-12 9/30/2019 Net Operating Income is primarily attributable to (i) increases in rent prior to February 1, 2021, (ii) straight-lined rents for investment grade-rated tenants and (iii) projected increases in power plant revenue as this component of the Kings Plaza Property stabilizes.

Property Management. The Kings Plaza Property is managed by Macerich Property Management Company, LLC, a Delaware limited liability company and an affiliate of the Kings Plaza Borrowers.

Lockbox / Cash Management. The Kings Plaza Whole Loan is structured with a hard lockbox and springing cash management. The Kings Plaza Borrowers were required at loan origination to deliver tenant direction letters to the tenants at the Kings Plaza Property instructing the tenants to deposit all rents and payments directly into a lender-controlled lockbox account at a deposit bank reasonably acceptable to the lender (the “Deposit Bank”). In addition, in accordance with the Power Plant Owner Agreement (the “KPE Agreement”)

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 10 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 54.1% 3.07x 10.7%

between Kings Plaza Energy LLC (“KPE”), a Delaware limited liability company and an affiliate of the Kings Plaza Borrowers, and the lender, KPE is required to deposit amounts received by KPE directly into a lockbox account established and maintained by KPE at the Deposit Bank. Each of the Kings Plaza Borrowers, the related managers and KPE is required to deposit any funds it receives into the applicable lockbox account within three business days of receipt. So long as no Trigger Period is continuing, all funds deposited into each lockbox account are required to be transferred to or at the direction of the Kings Plaza Borrowers. Upon the commencement of a Trigger Period, none of the Kings Plaza Borrowers or KPE will have access to the funds in its lockbox account, and such funds are required to be swept on a weekly basis and on the second business day preceding each payment date into a lender-controlled cash management account.

A “Trigger Period” commences upon (i) an event of default under the Kings Plaza Whole Loan; (ii) the commencement of a Low Debt Service Period (as defined below); and (iii) the occurrence of an event of default under the Kings Plaza Mezzanine Loan (as defined below); and ends if (a) with respect to clause (i), the event of default under the Kings Plaza Whole Loan has been cured, (b) with respect to clause (ii), the Low Debt Service Period has ended, or (c) with respect to clause (iii), the lender has received notice from the applicable mezzanine lenders that no event of default under the Kings Plaza Mezzanine Loan is continuing.

A “Low Debt Service Period” commences if either (i) the debt service coverage ratio under the Kings Plaza Whole Loan is less than 1.43x or (ii) the aggregate debt service coverage ratio under the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan is less than 1.25x, and ends (a) with respect to clause (i), if the Kings Plaza Property has achieved a debt service coverage ratio with respect to the Kings Plaza Whole Loan of at least 1.48x, or (b) with respect to clause (ii), if the Kings Plaza Property has achieved an aggregate debt service coverage ratio with respect to the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan of at least 1.30x, in each case, for two consecutive calendar quarters.

Initial Reserves and Ongoing Reserves. At origination, the Kings Plaza Borrowers were not required to fund any initial reserves.

Tax Escrows. On a monthly basis during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve 1/12th of the estimated annual property taxes. The monthly tax reserve requirement is waived if (i) no Trigger Period is continuing and (ii) the Kings Plaza Borrowers continue to deliver evidence reasonably satisfactory to the lender that all taxes have been timely paid.

Insurance Escrows. On a monthly basis during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve 1/12th of the estimated annual insurance premiums. The monthly insurance reserve requirement is waived if (i) no Trigger Period is continuing, (ii) the Kings Plaza Borrowers continue to deliver evidence reasonably satisfactory to the lender that all insurance premiums have been timely paid, and (iii) the Kings Plaza Borrowers provide the lender with evidence that the insurance policies required to be maintained by the Kings Plaza Borrowers are maintained pursuant to blanket policies that comply with the requirements of the Kings Plaza Whole Loan documents.

Replacement Reserves. On a monthly basis during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve a monthly amount equal to 1/12th of the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel and the portion that is occupied by Lowe’s Home Centers and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises) multiplied by $0.25. At such time when the balance of the replacement reserve account reaches an amount equal to 24 times the required monthly deposit, the Kings Plaza Borrowers’ obligation to make monthly deposits into the replacement reserve account will be waived.

TI/LC Reserves. On a monthly basis during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve an amount equal to 1/12th of the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel) multiplied by $1.50. However, the Kings Plaza Borrowers will not be required to make any portion of the monthly TI/LC reserve deposit if the amount then on deposit in the TI/LC reserve is equal to or exceeds 24 times the required monthly deposit.

Ground Rent Reserve. On a monthly basis during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve the monthly ground rent payable under the ground lease as described under “Ground Lease” below. However, as long as no Trigger Period has occurred or is continuing, the Kings Plaza Borrowers’ obligations with respect to monthly deposits into the ground rent reserve account will be waived.

Current Mezzanine or Subordinate Indebtedness. Concurrently with the funding of the Kings Plaza Whole Loan, JPMCB, SGFC and WFB funded a mezzanine loan in the amount of $53.0 million (the “Kings Plaza Mezzanine Loan”). The Kings Plaza Mezzanine Loan is secured by the pledge of the direct equity interest in the Kings Plaza Borrowers and is coterminous with the Kings Plaza Whole Loan. The Kings Plaza Mezzanine Loan accrues interest at a rate of 6.00000% per annum and following a five-year interest only period, is fully amortized by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule as set forth in the Kings Plaza Mezzanine Loan documents. Based on the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan, the cumulative Cut-off Date loan-to-value is 60.0%, the cumulative UW NCF debt service coverage ratio is 1.73x and the cumulative UW NOI debt yield is 9.6%. The rights of the related mezzanine lenders under the Kings Plaza Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5100 Kings Plaza Brooklyn, NY 11234	Collateral Asset Summary – Loan No. 10 Kings Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 54.1% 3.07x 10.7%

Future Mezzanine or Subordinate Indebtedness Permitted. None, other than a corporate financing arrangement with a pledge by the borrower sponsor or its affiliates of their indirect ownership of the Kings Plaza Borrowers, with respect to which, among other requirements, the value of the Kings Plaza Property constitutes no more than 15% of the value of all assets securing such credit facility.

Partial Release. The Kings Plaza Borrowers will have the right to transfer and obtain a release of all or a portion of the parking garage at the Kings Plaza Property for redevelopment, provided, that the redevelopment will not materially impair the use of the garage by customers of the mall at the Kings Plaza Property. The Kings Plaza Borrowers may eventually use some of the excess space in the parking garage to develop multifamily units. The Kings Plaza Borrowers will have the right to transfer and obtain the release of all or a portion of the parking garage (such portion of the parking garage, the “Release Parcel”) at the Kings Plaza Property provided that, among other things: (i) no event of default has occurred and is continuing under the Kings Plaza Whole Loan documents, (ii) the Kings Plaza Borrowers have delivered not less than 30 days’ prior written notice to the lender, (iii) the Kings Plaza Borrowers pay to the lender a processing fee in the amount of $15,000 and any additional reasonable costs and expenses incurred by the proposed transfer or release of the Release Parcel, (iv) the net revenue generated by parking operations at the Kings Plaza Property is not diminished by more than a de minimis amount as a result of the release of the Release Parcel, (v) the remaining Kings Plaza Property constitutes a separate tax lot, (vi) the number of parking spaces at the Kings Plaza Property is not reduced to a number below the number of parking spaces required to satisfy zoning requirements, (vii) following such release, the loan-to-value ratio (as determined by the lender in its sole discretion using only the portion of the remaining Kings Plaza Property which constitutes acceptable real estate collateral under the Code for a REMIC trust) is equal to or less than 125% or the lender receives a REMIC opinion and (viii) the development of the Release Parcel is restricted for a non-retail use; provided, however, that up to 10% of the gross leasable area may be used for retail purposes; provided, further, that none of the Kings Plaza Borrowers or the Kings Plaza Guarantor may cause or solicit any existing retail tenant at the Kings Plaza Property to lease space at the Release Parcel.

Ground Lease. A portion of the Kings Plaza Property, comprised of the parking garage ingress/egress, the marina building (the “Marina Building”) and a portion of the ground under the parking garage covering a total of 10,278 sq. ft. (1.3% of the net rentable area), is subject to a ground lease with the City of New York. The original lease term expired on May 28, 2018 and the Kings Plaza Borrowers exercised a 10-year extension option, which was their first of five extension options. Three 10-year extension options and one nine-year extension option remain for a fully extended expiration date of May 28, 2067. All Seasons Marine Corp. (the “Subtenant”) currently subleases from the Kings Plaza Borrowers the Marina Building, which is part of the ground leased land that is owned by the City of New York. The initial lease term expired in 2005, subsequent to which the Subtenant extended its sublease on a one- and two-year basis. A one-year extension through November 30, 2020 was recently executed by the Subtenant. Annual base rent equals $122,957 through the payment date occurring in May 2028. The annual ground lease payment will increase by 20% effective each time an extension term is exercised.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.